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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 8-K

                               ----------------

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: DECEMBER 22, 1998

                        GROUP MAINTENANCE AMERICA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             TEXAS                      1-13565                      76-0535259
 (STATE OR OTHER JURISDICTION         (COMMISSION                 (I.R.S. EMPLOYER
       OF INCORPORATION)              FILE NUMBER)               IDENTIFICATION NO.)



     8 GREENWAY PLAZA, SUITE 1500
           HOUSTON, TEXAS                                             77046
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100

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

ITEM 5. OTHER EVENTS

                                 RISK FACTORS

  You should carefully consider the following factors and other information here before deciding to invest in our Company


RESTRICTIONS IN CREDIT AGREEMENT ON OUR OPERATIONS--WE MAY NOT BE ABLE TO FINANCE FUTURE NEEDS OR ADAPT OUR BUSINESS PLANS TO CHANGES BECAUSE OF RESTRICTIONS PLACED ON US BY OUR LENDERS.

  The operating and financial restrictions and covenants in our Credit Agreement adversely affect, and any future financing agreements may also adversely affect, and in fact limit or prohibit, our ability to finance future operations or capital needs, to respond to changes in our business or competitive activities, or to engage in other business activities. See "Description of Credit Agreement." A breach of any of these restrictions or covenants could cause a default under the Credit Agreement and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments.

INTEGRATION OF ACQUIRED COMPANIES--ANY DELAY OR INABILITY TO INTEGRATE BUSINESSES WE ACQUIRE COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH.

  We have grown, and plan to continue to grow, by acquiring other companies in our industry. Our future success is dependent on our ability to integrate our past and future acquisitions into one enterprise with a common operating plan. We must also monitor the performance of our acquired companies. Many of these acquired companies must change their past operating systems such as accounting, employment, purchasing and marketing. We may not be successful in our efforts to integrate acquired companies or monitor their performance. If we are unable to do so, or if we experience delays or unusual expenses in doing so, it could have a material adverse effect on our business, financial condition and results of operations.

DEPENDENCE ON ACQUISITIONS FOR GROWTH--IF OUR ACQUISITION PROGRAM STRATEGY IS NOT ACHIEVED, OUR GROWTH WILL BE DIMINISHED.

  We plan to grow primarily by acquisitions. This strategy requires that we identify acquisition targets and negotiate and close acquisitions without disrupting our existing operations. The strategy may result in the diversion of our time from operating matters, which may cause the loss of business and personnel. There are also possible adverse effects on earnings resulting from the possible loss of acquired customer bases, amortization of goodwill created in purchase transactions and the contingent and latent risks associated with the past operations and other unanticipated problems arising in the acquired business. Our success is dependent upon our ability to identify, acquire, integrate and manage profitably acquired businesses. If we cannot do this, our business and growth may be harmed.

CYCLICAL NATURE OF NEW INSTALLATION MARKET--DOWNTURNS IN THE CONSTRUCTION INDUSTRY COULD CAUSE OUR REVENUES FROM INSTALLING EQUIPMENT TO DECREASE.

  A substantial portion of our business involves installation of mechanical and electrical systems in newly constructed residences and commercial/industrial facilities. Our revenues from new installations services in the residential market is dependent upon the level of housing starts in the areas in which we operate. The housing industry is cyclical, and our revenues from new residential installation will be affected by the factors that affect the housing industry. These factors include changes in employment and income levels, the availability and cost of financing for new home buyers and general economic conditions. The level of new commercial/industrial installation services is also affected by changes in economic conditions and interest rates. General downturns in housing starts or new commercial/industrial construction in the areas in which we operate could have a material adverse effect on our business, including its financial condition and results of operations. See "Management's Discussions and Analysis of Financial Condition and Results of Operations--Seasonality and Cyclicality."

AVAILABILITY OF TECHNICIANS--A SKILLED LABOR FORCE IS IMPORTANT TO OUR PLANNED INTERNAL GROWTH.

  Our ability to provide high-quality mechanical and electrical services on a timely basis requires an adequate supply of skilled technicians. Shortages of qualified technicians sometimes occur. We cannot assure you that we will be able to maintain an adequate skilled labor force or that our labor expenses will not increase. A shortage of skilled labor would require us to curtail our planned internal growth.

WEATHER--OUR PROFITABILITY WILL BE AFFECTED BY PROLONGED BAD WEATHER OR SEASONAL VARIATIONS.

  Our business tends to be affected adversely by moderate weather patterns. Comparatively warm winters and cool summers reduce the demand for our maintenance, repair and replacement services. Additionally, our new installation business is affected adversely by extremely cold weather and large amounts of rain. As a result, we expect our revenues and operating results to be lower in our first and fourth calendar quarters. Prolonged weather conditions or seasonal variations may cause unpredictable fluctuations in operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality and Cyclicality."

COMPETITION--WE FACE COMPETITION FROM OWNER-OPERATED COMPANIES AND LARGE PUBLIC COMPANIES AND UTILITIES FOR THE SERVICES WE PROVIDE AND FOR COMPANIES WE MAY WANT TO ACQUIRE.

  The mechanical and electrical and plumbing service industries are very competitive. These industries are served by small, owner-operated private companies and by larger companies operating nationwide, including unregulated affiliates of electric and gas public utilities and HVAC equipment manufacturers, and there are few barriers to entry. Certain of the smaller competitors have lower overhead cost structures and may be able to provide their services at lower rates than us. Some of the larger competitors have greater financial resources, name recognition or other competitive advantages and may be willing to pay higher prices than we are willing to pay for the same opportunities. Consequently, we may encounter significant competition in our efforts to achieve our growth objectives.

DEPENDENCE ON KEY PERSONNEL--OUR BUSINESS MAY SUFFER IF WE DO NOT RETAIN OUR MANAGEMENT AND THE MANAGEMENT OF ANY COMPANY WE ACQUIRE.

  We depend on our executive officers and senior management personnel and on the senior management of significant businesses we acquire. Our business could be affected adversely if these persons do not continue in their roles and we are unable to attract and retain qualified replacements.

DEPENDENCE ON ADDITIONAL CAPITAL FOR FUTURE GROWTH--IF WE CANNOT USE OUR COMMON STOCK OR RAISE CAPITAL FOR CONSIDERATION IN ACQUISITIONS, WE MAY NOT BE ABLE TO GROW OUR BUSINESS BY ACQUISITIONS.

  We have financed capital expenditures and acquisitions primarily through the issuance of equity securities, secured bank borrowings and internally generated cash flow. We currently intend to finance future acquisitions by using shares of our common stock for a significant portion of the consideration to be paid. If our common stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept our common stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources, if available, in order to initiate and maintain our acquisition program. We cannot assure you that we will be able to raise the additional capital required. If we cannot do so, our growth through acquisitions may be limited. See "Management's Decision and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DEPENDENCE ON SUBSIDIARIES FOR CASH FLOW--WE RELY ON OUR SUBSIDIARIES FOR OUR OPERATING FUNDS AND OUR SUBSIDIARIES HAVE NO OBLIGATION TO SUPPLY US WITH ANY FUNDS.

  We conduct our operations through subsidiaries and are dependent upon our subsidiaries to transfer to us the funds we need to operate. Each of our subsidiaries is a distinct legal entity and has no obligation, contingent or otherwise, to transfer funds to us. Our ability to pay obligations, and the ability of our subsidiaries to transfer funds to us, could be restricted by the terms of subsequent financings.

OTHER FACTORS

  In addition to the factors described above, we may be impacted by a number of other matters and uncertainties, including:

    .  potential legislation or regulatory changes,

    .  resolution of the Year 2000 issue,

    . increases in the cost of complying with regulations, including environmental regulations, and

    . the incurrences of losses for which we are not insured, or for which our insurance is not adequate.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

GENERAL

  The Company derives revenues from providing maintenance, repair and replacement and new installation services for mechanical, electrical and other systems to residential and commercial customers. The Company's combined 1997 revenues consisted of the following (dollars in millions):

                                                             REVENUES PERCENTAGE
                                                             -------- ----------
Maintenance, repair and replacement.........................  $587.5      60%
New installation............................................   391.0      40%
                                                              ------     ---
    Total...................................................  $978.5     100%
                                                              ======     ===

  The Company recognizes maintenance, repair and replacement revenues as the services are performed, except for service contract revenue, which we recognize ratably over the life of the contract. We generally account for revenues from fixed price installation and retrofit contracts on a percentage-of-completion basis, using the cost-to-cost method.

  The Company intends to make additional acquisitions across the three main technical disciplines (HVAC, electrical and plumbing) within the residential and commercial markets. The Company's long-term objective is to develop maintenance, repair and replacement capabilities (both residential and commercial) in the top 100 markets within the United States, while offering new installation services across a more limited range of markets where new construction in the residential and/or commercial sectors is expected to out-pace the national average over the long term. Over time, this objective is expected to shift revenues of the Company to an increased percentage of service revenue.

  Cost of services consists primarily of components, parts and supplies related to the Company's new installation and maintenance, repair and replacement services, salaries and benefits of service and installation technicians, subcontracted services, depreciation, fuel and other vehicle expenses and equipment rentals. Selling, general and administrative expenses consist primarily of compensation and related benefits for prior owners, administrative salaries and benefits, advertising, office rent and utilities, communications and professional fees.

  The Company's diversified business mix is reflected to varying degrees in its gross margins. The Company's businesses performing primarily maintenance, repair and replacement services in the residential markets tend to have higher gross margins, averaging 32.4% for the combined twelve months ended
December 31, 1997. The combined gross margin for the GroupMAC Companies providing primarily maintenance, repair and replacement services in the commercial markets was 21.6% for the combined twelve months ended December 31, 1997. On average, the Company's residential new installation businesses have lower gross margins. Such companies' combined gross margin was 21.0% for the combined twelve months ended December 31, 1997. The companies primarily providing HVAC services in the residential new installation market had an average gross margin of 27.6%, which was somewhat offset by the companies providing primarily plumbing service to this market at an average gross margin of 12.9%. Future consolidated gross margins may vary depending on, among other things, shifts in the business mix as well as the impact of future acquisitions on the business mix.

  The Company has begun to realize savings from (i) greater volume discounts from suppliers of components, parts and supplies; (ii) consolidation of insurance and bonding programs; (iii) other general and administrative expenses such as training and advertising; and (iv) the Company's ability to borrow at lower interest rates than most, if not all, of its subsidiaries. These savings are [partially] offset by costs related to the Company's new corporate management, costs associated with being a public company and integration costs.

  Please read the following discussion in conjunction with the historical financial statements and related notes and "Selected Historical and Pro Forma Financial Data" included or incorporated by reference herein.

RESULTS OF OPERATIONS--GROUPMAC AND SUBSIDIARIES

  Effective April 30, 1997, GroupMAC entered into an Agreement and Plan of Exchange (the "Agreement") with Airtron, in which $20.8 million in cash, 14.9 million shares of GroupMAC preferred stock and 4.7 million shares of GroupMAC Common Stock were issued to shareholders of Airtron in exchange for all of the then outstanding shares of Airtron. Although for legal purposes Airtron was acquired by GroupMAC, for accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC, due to the fact that the former shareholders of Airtron then owned a majority of the outstanding GroupMAC Common Stock. In connection with the purchase of GroupMAC, the Company recorded the consideration paid to the shareholders of GroupMAC as non-recurring compensation expense of $7.0 million in the accompanying statements of operations for the ten months ended December 31, 1997. The consolidated financial statements included elsewhere herein for the periods prior to the effective date of the acquisition only include the accounts of Airtron. The consolidated statements of shareholders' equity have been converted from Airtron's capital structure to GroupMAC's capital structure to reflect the exchange of shares pursuant to the Agreement. During 1997, the Company changed its fiscal year end from February 28 to December 31.

  During June and July 1997, the Company acquired in separate transactions 10 additional businesses through a combination of cash, preferred stock, common stock and warrants to purchase shares of common stock of GroupMAC. During the fourth quarter of 1997, the Company acquired, concurrently with the IPO, 13 additional businesses through a combination of cash and common stock of the Company. During the first, second and third quarters of 1998 the Company acquired 35 additional businesses through a combination of common stock, options to purchase common stock and cash.

  The following table sets forth certain financial data for the periods indicated (dollars in thousands):

                              FISCAL YEAR ENDED          TEN MONTHS      NINE MONTHS ENDED SEPTEMBER
                             FEBRUARY 28 OR 29,            ENDED                     30,
                         ----------------------------   DECEMBER 31,     --------------------------------
                             1996           1997            1997             1997              1998
                         -------------  -------------  ---------------   --------------   ---------------
Revenues................ $73,765 100.0% $81,880 100.0% $138,479  100.0%  $82,226  100.0%  $477,944  100.0%
Cost of Services........  52,674  71.4   58,506  71.5   101,762   73.5    59,211   72.0    364,225   76.2
                         ------- -----  ------- -----  --------  -----   -------  -----   --------  -----
Gross Profit............  21,091  28.6   23,374  28.5    36,717   26.5    23,015   28.0    113,719   23.8
Selling, General and
 Administrative
 Expenses...............  17,615  23.9   19,811  24.1    36,495   26.3    26,692   32.4     81,400   17.0
                         ------- -----  ------- -----  --------  -----   -------  -----   --------  -----
Income (Loss) from
 Operations.............   3,476   4.7    3,563   4.4       222    0.2    (3,677)  (4.4)    32,319    6.8
Interest, Net...........      68   0.1       89   0.1    (1,144)  (0.8)     (890)  (1.1)    (2,685)  (0.6)
Other...................     246   0.3      256   0.3       112     --       266    0.3        346    0.1
                         ------- -----  ------- -----  --------  -----   -------  -----   --------  -----
Income (Loss) Before
 Income Tax Provision...   3,790   5.1    3,908   4.8      (810)  (0.6)   (4,301)  (5.2)    29,980    6.3
Income Tax Provision
 (Benefit)..............   1,651   2.2    1,572   1.9     2,832    2.0     1,156    1.4     13,243    2.8
                         ------- -----  ------- -----  --------  -----   -------  -----   --------  -----
Net Income (Loss)....... $ 2,139   2.9% $ 2,336   2.9% $ (3,642)  (2.6)% $(5,457)  (6.6)% $ 16,737    3.5%
                         ======= =====  ======= =====  ========  =====   =======  =====   ========  =====

 Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

  Revenues. Revenues increased $395.7 million to $477.9 million for the nine months ended September 30, 1998 from $82.2 million for the nine months ended September 30, 1997. Such increase in revenues included $357.6 million attributable to the acquisition of the IPO Companies during November 1997 and the acquisitions of the Post-IPO Companies during the nine months ended September 30, 1998. Also contributing to the increase was a $10.0 million increase in revenues at Airtron, which related to strong housing starts throughout the country, particularly in the Midwestern and South Central United States. The remaining $28.1 million increase relates to the Pre-IPO Companies that have nine months of activity in the current year versus two to four months of activity in the prior year.

  Gross Profit. Gross profit increased $90.7 million to $113.7 million for the nine months ended September 30, 1998 from $23.0 million for the nine months ended September 30, 1997. Such increase in gross profit included approximately $1.5 million in materials purchases savings and $76.6 million attributable to the acquisitions of the IPO Companies during November 1997 and the acquisitions of the Post-IPO Companies during the nine months ended September 30, 1998. Gross profit at Airtron increased by $3.5 million between periods. This increase correlated favorably with the $10.0 million revenue increase as Airtron is operating near full capacity to accommodate housing start demand in its geographic markets and has deployed resources to further broaden its service base. The remaining $9.1 million increase related to the Pre-IPO Companies that have nine months of activity in the current year versus two to four months of activity in the prior year. Gross profit margin decreased 4.2% to 23.8% for the nine months ended September 30, 1998 compared to 28.0% for the nine months ended September 30, 1997. The overall decrease in gross margin was attributable to the acquisition of primarily commercial/industrial companies in 1998 which has shifted the Company's business mix toward the lower gross margin commercial/industrial business.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $54.7 million to $81.4 million for the nine months ended September 30, 1998 from $26.7 million for the nine months ended September 30, 1997. Such increase included $47.6 million attributable to the acquisitions of the IPO Companies during November 1997 and the acquisitions of the Post-IPO Companies during the nine months ended September 30, 1998 and $6.7 million related to the Pre-IPO Companies that have nine months of activity in the current year versus two to four months of activity in the prior year. Also contributing to the increase was a $5.3 million increase in corporate expenses representing the formation of the corporate management team and infrastructure necessary to execute the Company's operating and acquisition strategies and $3.4 million of goodwill amortization. Offsetting the increases was a $7.0 million reduction in compensation expense recognized in the prior year from the reverse acquisition of Airtron and a $1.3 million reduction due primarily to the prospective reductions in compensation to the former owners of Airtron. As a percentage of revenues, selling, general and administrative expenses, excluding corporate expenses, goodwill amortization and the 1997 non-recurring compensation expense, decreased to 14.8% for the nine months ended September 30, 1998 from 21.4% for the nine months ended September 30, 1997, respectively, due primarily to achieving lower selling and administrative expense margins within the Founding Companies and acquiring a higher mix of commercial companies which tend to have lower selling and administrative expense structures. When including corporate expenses and goodwill amortization, but excluding the non-recurring compensation expense of $7.0 million related to the reverse acquisition, selling, general and administrative expenses as a percentage of revenue decreased to 17.0% for the nine months ended September 30, 1998 from 24.0% for the nine months ended September 30, 1997.

  Net Interest. Net interest increased $1.8 million during the nine months ended September 30, 1998 compared to the same period of the prior year. Such increase was attributable to a higher level of borrowings under the Company's credit facility to finance the Company's aggressive acquisition program during 1998. See "Liquidity and Capital Resources."

  Income Tax Provision. The income tax provision increased $12.0 million to $13.2 million for the nine months ended September 30, 1998 from $1.2 million for the nine months ended September 30, 1997. This increase corresponds with the pretax income increase of $27.3 million between periods after adding back the $7.0 million of compensation expense related to the reverse acquisition of Airtron. The effective tax rate for the nine months ended September 30, 1998 was 44.2% compared to 43.2% for the nine months ended September 30, 1997 after adding back the $7.0 million of compensation expense related to the reverse acquisition of Airtron. This increase results primarily from the increase in non-deductible goodwill amortization of $3.4 million in the nine months ended September 30, 1998.

 Ten Months Ended December 31, 1997 Compared to Twelve Months Ended February 28, 1997

  Revenues. Revenues increased $56.6 million, or 69.1%, to $138.5 million for the ten months ended December 31, 1997 from $81.9 million for the twelve months ended February 28, 1997. The increase in revenues was attributable to the acquisitions of the Pre-IPO Companies in June and July of 1997 and the acquisitions of the IPO Companies during November 1997. The increase in revenues was partially offset as the period ended December 31, 1997 included ten months while the period ended February 28, 1997 included twelve months.

  Gross Profit. Gross profit increased $13.3 million, or 56.8%, to $36.7 million for the ten months ended December 31, 1997 from $23.4 million for the twelve months ended February 28, 1997. The increase in gross profit was primarily attributable to the acquisitions of the Pre-IPO Companies in June and July of 1997, the acquisitions of the IPO Companies during November 1997 and lower material costs at Airtron. The increase in gross profit was partially offset as the period ended December 31, 1997 included ten months while the period ended February 28, 1997 included twelve months. Gross profit margin decreased 2.0% for the ten months ended December 31, 1997 compared to the twelve months ended February 28, 1997 because certain of the Founding Companies' gross profit margins were considerably lower than those achieved at Airtron.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $16.7 million, or 84.3%, to $36.5 million for the ten months ended December 31, 1997 from $19.8 million for the twelve months ended February 28, 1997. Such increase was primarily attributable to
(i) a $7.0 million non-recurring non-cash compensation charge related to the reverse acquisition of GroupMAC in May 1997, (ii) a $0.2 million non-recurring, non-cash compensation charge related to the issuance of management shares and options, (iii) the aforementioned acquisitions and (iv) a $4.1 million increase in corporate expenses representing the formation of the corporate management team and infrastructure necessary to execute the Company's operating and acquisition strategies. As a percentage of revenues, selling, general and administrative expenses, excluding the aforementioned items, decreased to 17.5% for the ten months ended December 31, 1997 from 24.1% for the twelve months ended February 28, 1997, respectively, due primarily to prospective reductions in compensation to former owners, to which they agreed. These reductions in salaries are in accordance with the terms of their employment agreements.

  Net Interest. Net interest was an expense of $1.1 million for the ten months ended December 31, 1997. For the twelve months ended February 28, 1997, net interest income was $0.1 million. Interest charges increased during the ten months ended December 31, 1997 due to borrowings under the Company's credit facilities to fund the cash portion of the acquisition of Airtron and the Pre-IPO Companies. See "Liquidity and Capital Resources."

  Income Tax Provision. The income tax provision increased $1.2 million, or 75.0%, to $2.8 million for the ten months ended December 31, 1997 from $1.6 million for the twelve months ended February 28, 1997 while pre-tax income decreased $4.7 million. Excluding the effect of the $7.0 million non-deductible compensation charge discussed above, the effective tax rate for the ten months ended December 31, 1997 was 44.2% compared to 40.2% for the twelve months ended February 28, 1997, resulting primarily from the non-deductible goodwill amortization of $0.6 million in the ten months ended December 31, 1997.

 Twelve Months Ended February 28, 1997 Compared to Twelve Months Ended February 29, 1996

  Revenues. Revenues increased $8.1 million, or 11.0%, to $81.9 million for the twelve months ended February 28, 1997 from $73.8 million for the twelve months ended February 29, 1996. The increase in revenues was attributable to increased market penetration in new residential construction in the Indianapolis, Indiana and Dallas, Texas markets, resulting in a larger volume of new home starts.

  Gross Profit. Gross profit increased $2.3 million, or 10.9%, to $23.4 million for the twelve months ended February 28, 1997 from $21.1 million for the twelve months ended February 29, 1996. Gross profit margin remained relatively constant at 28.5% and 28.6% for the twelve months ended February 28, 1997 and February 29, 1996, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $2.2 million, or 12.5%, to $19.8 million for the twelve months ended February 28, 1997 from $17.6 million for the same period ended February 29, 1996. Such increase was primarily attributable to an increase in compensation, vehicle leases and professional fees of the Company. As a percentage of revenues, selling, general and administrative expenses remained relatively constant at 24.1% and 23.9% for the twelve months ended February 28, 1997 and February 29, 1996, respectively.

  Income Tax Provision. The income tax provision decreased $0.1 million, or 5.9%, to $1.6 million for the twelve months ended February 28, 1997 from $1.7 million for the same period ended February 29, 1996. The effective tax rate for the twelve months ended February 28, 1997 was 40.2% compared to 43.6% for the same period ended February 29, 1996. The decrease in the effective tax rate was due to a higher state income tax provision for the twelve months ended February 29, 1996.

  Additional required discussion of the results of operations of certain individual and combined GroupMAC Companies accompanies the required financial statements thereof which are incorporated by reference. See "Where You Can Find More Information."

MACDONALD-MILLER

  MacDonald-Miller was founded in 1965 and provides a full range of HVAC services to commercial and industrial customers in the Northwestern United States including design and engineering; fabrication and installation of sheet metal, piping, plumbing and controls; and HVAC service and maintenance. MacDonald-Miller's revenues for fiscal 1996 were $66.1 million and income from operations was $2.1 million. MacDonald-Miller derived 59% of its 1996 revenues from maintenance, repair and replacement services and 41% from new installation services. MacDonald-Miller is headquartered in Seattle, Washington and has facilities in Seattle and Portland, Oregon.

RESULTS OF OPERATIONS--MACDONALD-MILLER

  The following table sets forth certain financial data for the periods indicated (dollars in thousands).

                         FISCAL YEAR ENDED DECEMBER         NINE MONTHS ENDED
                                     31,                      SEPTEMBER 30,
                         ----------------------------  ----------------------------
                             1995           1996           1996           1997
                         -------------  -------------  -------------  -------------
Revenues................ $45,508 100.0% $66,059 100.0% $52,184 100.0% $54,560 100.0%
Cost of Services........  36,927  81.1   56,373  85.3   45,192  86.6   46,400  85.0
                         ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............   8,581  18.9    9,686  14.7    6,992  13.4    8,160  15.0
Selling, General and
 Administrative
 Expenses...............   7,338  16.2    7,632  11.6    5,567  10.7    6,239  11.5
                         ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..   1,243   2.7    2,054   3.1    1,425   2.7    1,921   3.5

  For a discussion of periods subsequent to September 30, 1997, see "--Results of Operations--GroupMAC and Subsidiaries."

 Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Revenues. Revenues increased $2.4 million, or 4.6%, from $52.2 million for the nine months ended September 30, 1996 to $54.6 million for the nine months ended September 30, 1997. The increase in revenues was attributable to continuing strength in the company's Northwest commercial markets, principally Seattle, Washington and Portland, Oregon, including a $20 million contract with a large software company to be completed in 1997, an increase in revenues from the company's Special Projects and Tenant Improvement operations, and an increase in revenues from the company's Commercial Service operations.

  Gross Profit. Gross Profit increased $1.2 million, or 17.1%, from $7.0 million for the nine months ended September 30, 1996 to $8.2 million for the nine months ended September 30, 1997. Gross margin increased from 13.4% for the first nine months of 1996 to 15.0% for the same period of 1997. The gross profit increase was attributable principally to higher volume and realized gross margins in the MacDonald-Miller's Special Projects and Tenant Improvement operations.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.6 million, or 10.7%, from $5.6 million for the nine months ended September 30, 1996 to $6.2 million for the nine months ended September 30, 1997. Both the dollar and percentage of revenue changes were attributable to the higher revenue levels in 1997 compared to 1996. As a percentage of revenues, selling, general and administrative expenses increased slightly from 10.7% for the nine months of 1996 to 11.5% for the same period of 1997.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Revenues. Revenues increased $20.6 million, or 45.3%, from $45.5 million for the year ended December 31, 1995 to $66.1 million for the year ended December 31, 1996. The increase in revenues was attributable to a 15%, or $1.6 million, increase in revenues from Service and Maintenance operations, and a 23%, or $2.0 million, increase in revenues from the company's Special Projects and Tenant Improvement operations. The $17 million balance of the increase was attributable to contracted design and build projects, HVAC system retrofits and remodels, lighting energy retrofits and technical services, together representing a revenue increase of 65.4% over 1995. This increase was primarily volume driven and directly related to the company's effort to increase its market presence in the Seattle, Washington and Portland, Oregon metropolitan areas, fueled by continued strength of commercial activity in the Northwest.

  Gross Profit. Gross profit increased $1.1 million, or 12.8%, from $8.6 million for the year ended December 31, 1995 to $9.7 million for the year ended December 31, 1996. Gross margin decreased from 18.9% to 14.7% due to the acceptance of certain lower margin projects and increased direct costs related to the rapid revenue growth experienced in 1996.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.3 million, or 4.1%, from $7.3 million for the year ended December 31, 1995 to $7.6 million for the year ended December 31, 1996. The increase in these expenses was directly attributable to incremental costs incurred to implement a job cost and accounting software conversion and other management information systems processes and infrastructure. As a percentage of revenues, selling, general and administrative expenses decreased from 16.2% to 11.6% due to the increased revenue levels.

MASTERS

  Masters, Inc. ("Masters") was founded in 1986 and provides HVAC and plumbing services in the Washington, D.C. area. Masters' revenues for fiscal 1996 were $39.8 million and income from operations for fiscal 1996 was $1.5 million. Masters derived 100% of its 1996 revenues from new installation services. Masters is headquartered in Gaithersburg, Maryland and has its facilities in Gaithersburg and Chantilly, Virginia.

RESULTS OF OPERATIONS--MASTERS

  The following table sets forth certain financial data for the periods indicated (dollars in thousands).

                         FISCAL YEAR ENDED DECEMBER         NINE MONTHS ENDED
                                     31,                      SEPTEMBER 30,
                         ----------------------------  ----------------------------
                             1995           1996           1996           1997
                         -------------  -------------  -------------  -------------
Revenues................ $35,160 100.0% $39,826 100.0% $29,088 100.0% $31,166 100.0%
Cost of Services........  31,746  90.3   35,854  90.0   26,308  90.4   27,956  89.7
                         ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............   3,414   9.7    3,972  10.0    2,780   9.6    3,210  10.3
Selling, General and
 Administrative
 Expenses...............   2,373   6.7    2,484   6.3    1,739   6.0    2,015   6.5
                         ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..   1,041   3.0    1,488   3.7    1,041   3.6    1,195   3.8

  For a discussion of periods subsequent to September 30, 1997, see "--Results of Operations--GroupMAC and Subsidiaries."

 Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Revenues. Revenues increased $2.1 million, or 7.2%, from $29.1 million for the nine months ended September 30, 1996 to $31.2 million for the nine months ended September 30, 1997. The increase in revenues was primarily attributable to an additional volume of housing starts generated from existing customers.

  Gross Profit. Gross profit increased $0.4 million, or 14.3%, from $2.8 million for the nine months ended September 30, 1996 to $3.2 million for the nine months ended September 30, 1997. Gross margin increased from 9.6% for the nine months ended September 30, 1996 to 10.3% for the nine months ended September 30, 1997. The increase was primarily attributable to a higher mix of fire sprinkler installations that typically produce higher margins.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.3 million, or 17.6%, from $1.7 million for the nine months ended September 30, 1996 to $2.0 million for the nine months ended September 30, 1997. The increase in selling, general and administrative expenses was primarily due to staff additions to keep pace with the growth of the company, increased bad debts and an increase in professional fees. As a percentage of revenues, selling, general and administrative expenses increased from 6.0% to 6.5% over the respective periods.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Revenues. Revenues increased $4.6 million, or 13.1%, from $35.2 million for the year ended December 31, 1995 to $39.8 million for the year ended December 31, 1996. The increase was attributable to an additional volume of housing starts generated from existing customers and increased market penetration.

  Gross Profit. Gross profit increased $558,000, or 16.4%, from $3.4 million for the year ended December 31, 1995 to $4.0 million for the year ended December 31, 1996. Gross margins increased slightly from 9.7% to 10.0% for the years ending 1995 and 1996, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $111,000, or 4.6%, from $2.4 million for the year ended December 31, 1995 to $2.5 million for the year ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 6.7% to 6.3% over the same period. This decrease was primarily attributable to the net increase in revenue and the relatively fixed nature of these expenses.

K&N

  K&N Plumbing, Heating and Air Conditioning, Inc. ("K&N") was founded in 1978 and provides plumbing services to the residential new construction market in the Dallas, Fort Worth and Austin, Texas and Las Vegas, Nevada markets. K&N also designs, sells, installs and services HVAC systems in Dallas and Fort Worth. K&N's revenues for fiscal 1996 were $24.3 million and income from operations was $936,000. K&N derived 89% of its 1996 revenues from new installation services and 11% from maintenance, repair and replacement services. K&N is headquartered in Arlington, Texas and has facilities in Arlington and Austin, Texas and Las Vegas, Nevada.

RESULTS OF OPERATIONS--K&N

  The following table sets forth certain unaudited financial data for the periods indicated (dollars in thousands).

                                FISCAL YEAR ENDED MARCH 31,             SIX MONTHS ENDED JUNE 30,
                         --------------------------------------------  ----------------------------
                             1995           1996            1997           1996          1997(1)
                         -------------  --------------  -------------  -------------  -------------
Revenues................ $21,458 100.0% $22,709  100.0% $24,279 100.0% $11,893 100.0% $12,355 100.0%
Cost of Services........  18,843  87.8   20,350   89.6   20,705  85.3   10,433  87.7   10,662  86.3
                         ------- -----  -------  -----  ------- -----  ------- -----  ------- -----
Gross Profit............   2,615  12.2    2,359   10.4    3,574  14.7    1,460  12.3    1,693  13.7
Selling, General and
 Administrative
 Expenses...............   2,275  10.6    2,478   10.9    2,638  10.8    1,349  11.4    1,605  13.0
                         ------- -----  -------  -----  ------- -----  ------- -----  ------- -----
Income from Operations..     340   1.6     (119)  (0.5)     936   3.9      111   0.9       88   0.7

--------
(1) The operating results of K&N represent six months of activity, even though K&N was acquired, for accounting purposes, by Airtron on June 1, 1997.

  For a discussion of periods subsequent to June 30, 1997, see "--Results of Operations--GroupMAC and Subsidiaries."

 Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

  Revenues. Revenues increased $462,000, or 3.9%, from $11.9 million for the six months ended June 30, 1996 to $12.4 million for the six months ended June 30, 1997. The increase in revenues was attributable to a higher volume of new home construction in the Austin and Las Vegas markets.

  Gross Profit. Gross profit increased $233,000, or 15.5%, from $1.5 million for the six months ended June 30, 1996 to $1.7 million for the six months ended June 30, 1997. Gross margin increased from 12.3% to 13.7% due to increases in operational efficiency.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $256,000, or 19.7%, from $1.3 million for the six months ended June 30, 1996 to $1.6 million for the six months ended June 30, 1997. The increase in selling, general and administrative expenses was primarily attributable to additional owners' compensation expense. As a percentage of revenues, selling, general and administrative expenses increased from 11.4% to 13.0% for 1996 and 1997, respectively.

 Year Ended March 31, 1997 Compared to Year Ended March 31, 1996

  Revenues. Revenues increased $1.6 million, or 7.0%, from $22.7 million for the year ended March 31, 1996 to $24.3 million for the year ended March 31, 1997. The increase in revenues was primarily volume driven and attributable to the expansion of the Company's customer base to include several new home builders in the Austin and Las Vegas markets.

  Gross Profit. Gross profit increased $1.2 million, or 50.0%, from $2.4 million for the year ended March 31, 1996 to $3.6 million for the year ended March 31, 1997. The increase was due to a decline in production labor and material costs for start ups in Austin, Texas and Las Vegas, Nevada, and the savings from the closing during fiscal 1996 of an unsuccessful operation in Palmdale, California. Gross margin increased from 10.4% to 14.7% for the years ending March 31, 1996 and 1997, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $160,000, or 6.4%, from $2.5 million for the year ended March 31, 1996 to $2.6 million for the year ended March 31, 1997. As a percentage or revenues, selling, general and administrative expenses remained relatively constant at 10.9% and 10.8% for the years ending March 31, 1996 and 1997, respectively.

 Year Ended March 31, 1996 Compared to Year Ended March 31, 1995

  Revenues. Revenues increased $1.2 million, or 5.6%, from $21.5 million for the year ended March 31, 1995 to $22.7 million for the year ended March 31, 1996. The increase in revenues was primarily volume driven and attributable to the new operating facilities in Austin, Texas and Las Vegas, Nevada and a higher level of new home construction in the Dallas and Fort Worth metropolitan area.

  Gross Profit. Gross Profit decreased $256,000, or 9.8%, from $2.6 million for the year ended March 31, 1995 to $2.4 million for the year ended March 31, 1996. Gross margin decreased from 12.2% to 10.4% for the years ended March 31, 1995 and 1996, respectively. The gross margin decline was primarily attributable to aggressive pricing and start-up labor costs for the two new divisions in Austin, Texas and Las Vegas, Nevada.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $203,000, or 8.8% from $2.3 million for the year ended March 31, 1995 to $2.5 million for the year ended March 31, 1996. The increase in selling, general and administrative expenses was primarily attributable to incremental costs relating to the closing of the Palmdale, California operation and the implementation of a new management information system. As a percentage of revenues, selling, general and administrative expenses increased slightly from 10.6% to 10.9%.

OTHER RESIDENTIAL SERVICE COMPANIES

 Pre-IPO Companies

  A-ABC Appliance, Inc. and A-1 Appliance and Air Conditioning, Inc. (collectively, "A-ABC"), founded in 1976 and 1994, respectively, provide maintenance, repair and replacement services for HVAC equipment, as well as home appliances, to residential customers in the Dallas and Garland, Texas areas. A-ABC also offers plumbing repair and replacement services. Combined revenues for fiscal 1996 totaled $8.5 million and combined income from operations totaled $333,000. A-ABC is headquartered in Dallas, Texas.

  Callahan/Roach Products and Publications, Callahan/Roach and Associates and their affiliates (collectively, "Callahan Roach") and its affiliates provide marketing products and pricing programs nationally to over 1,300 independent service companies, manufacturers and associations. Callahan Roach's revenues for fiscal 1996 were $1.9 million and income from operations for fiscal 1996 was $8,257. Callahan Roach, founded in 1989, is headquartered in Englewood, Colorado and has facilities in Dublin, Ohio and Englewood, Colorado.

  Costner Brothers, Inc. ("Costner") was founded in 1985 and provides HVAC maintenance, repair and replacement services to residential customers in the Rock Hill, South Carolina and Charlotte, North Carolina areas. Costner's revenues for fiscal 1996 were $3.0 million, and income from operations was $7,487. Costner is headquartered in Rock Hill, South Carolina.

  Hallmark Air Conditioning, Inc. ("Hallmark") was founded in 1951 and provides HVAC maintenance, repair and replacement services to residential customers in the Houston, Texas area. Hallmark's revenues for fiscal 1996 were $6.5 million, and income from operations was $8,749. Hallmark is headquartered in Houston, Texas and has facilities in Houston and San Antonio, Texas.

  AA JARL, Inc. (d/b/a Jarrell Plumbing) ("Jarrell") was founded in 1959 and provides plumbing repair services to residential customers in the Houston, Texas area. Jarrell's revenues for the fiscal year ended February 28, 1997 were $1.2 million and it had income from operations of $34,547 during that year. Jarrell is headquartered in Houston, Texas.

  Way Residential (the residential service business formerly owned by Way Service, Inc.) was founded in 1977 and provides HVAC services to residential customers in Houston, Texas. Way Residential's revenues for fiscal 1996 were $659,000 and income from operations was $123,000. Way Residential's operations have been combined with Hallmark's operations.

 IPO Companies

  Central Carolina Air Conditioning Company ("Central Carolina") was founded in 1967 and provides HVAC maintenance, repair and replacement services to residential and commercial customers in the Greensboro and Winston Salem, North Carolina areas. Central Carolina's revenues for fiscal 1996 were $8.2 million and income from operations was $381,000. In addition, Central Carolina has deferred $967,000 of service contract revenues due to five-year extended service contracts. Other GroupMAC Companies typically do not have extended service contracts in excess of one year. Central Carolina is headquartered in Greensboro, North Carolina.

  Evans Services, Inc. ("Evans") was founded in 1901 and provides plumbing and HVAC services to residential customers in the Birmingham, Alabama area. Evans' revenues for fiscal 1996 were $2.3 million and income from operations was $86,000. Evans is headquartered in Birmingham, Alabama.

  Paul E. Smith Co., Inc. ("Paul E. Smith") was founded in 1967 and installs and maintains, repairs and replaces plumbing systems in new and existing residences in the Indianapolis, Indiana area. Paul E. Smith's revenues for fiscal 1996 were $5.6 million and income from operations was $297,000. Paul E. Smith is headquartered in Indianapolis, Indiana.

  Van's Comfortemp Air Conditioning, Inc. ("Van's") was founded in 1965 and provides HVAC services to residential and light commercial customers in the Palm Beach-Ft. Lauderdale, Florida area. Van's revenues for fiscal 1996 were $4.3 million and income from operations was $7,000. Van's is headquartered in Delray Beach, Florida.

  Willis Refrigeration, Air Conditioning & Heating, Inc. ("Willis") was founded in 1954 and installs, maintains and repairs HVAC systems in new and existing residences in the greater Cincinnati and northern Kentucky areas. Willis' revenues for fiscal 1996 were $6.8 million and income from operations was $542,000. Willis is headquartered in Cincinnati, Ohio.

RESULTS OF OPERATIONS--OTHER RESIDENTIAL SERVICE COMPANIES

  The GroupMAC Companies included in the Other Residential Services Companies derive a majority of their revenues from residential new installation and maintenance, repair and replacement services. In the aggregate, these 11 companies derived 84% of their revenue in fiscal 1996 from residential service and 16% from light commercial service. The following table sets forth certain unaudited financial data for periods indicated (dollars in thousands).

                                FISCAL YEAR(1)           SIX MONTHS ENDED JUNE 30,
                          ----------------------------  ----------------------------
                              1995           1996           1996          1997(2)
                          -------------  -------------  -------------  -------------
Revenues................  $43,216 100.0% $48,964 100.0% $23,255 100.0% $24,886 100.0%
Cost of Services .......   27,537  63.7   30,628  62.6   14,762  63.5   14,799  59.5
                          ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............   15,679  36.3   18,336  37.4    8,493  36.5   10,087  40.5
Selling, General and Ad-
 ministrative
Expenses................   14,210  32.9   16,506  33.7    8,082  34.7    8,277  33.2
                          ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..    1,469   3.4    1,830   3.7      411   1.8    1,810   7.3

--------
(1) Several of the individual GroupMAC Companies had fiscal year ends that differ from December 31, which is the year end all of the GroupMAC Companies use subsequent to the IPO.
(2) The operating results of the Other Residential Service Companies, including Hallmark and A-ABC, represent six months of activity, even though Hallmark and A-ABC were acquired, for accounting purposes, by Airtron on June 1, 1997.

  For a discussion of periods subsequent to June 30, 1997, see "--Results of Operations--GroupMAC and Subsidiaries."

 Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

  Revenues. Revenues increased $1.6 million, or 6.9%, from $23.3 million for the six months ended June 30, 1996 to $24.9 million for the six months ended June 30, 1997. The increase in revenues was primarily volume driven and attributable to expansion of Central Carolina's commercial service and replacement business, an increase in replacement sales at Willis and the occurrence of a significant light commercial job at Jarrell.

  Gross Profit. Gross profit increased $1.6 million, or 18.8%, from $8.5 million for the six months ended June 30, 1996 to $10.1 million for the six months ended June 30, 1997. Gross margin increased from 36.5% to 40.5% from the six month period ended June 30, 1996 to the corresponding period in 1997. The increase in gross margin was attributable to higher margins at Central Carolina from operational efficiencies and from increased higher margin replacement sales at Willis.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $195,000, or 2.4%, from $8.1 million for the six months ended June 30, 1996 to $8.3 million for the six months ended June 30, 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 34.7% to 33.2% for the six month period ended June 30, 1996 compared to the corresponding period in 1997.

 Fiscal 1996 Compared to Fiscal 1995

  Revenues. Revenues increased $5.8 million, or 13.4%, from $43.2 million in fiscal 1995 to $49.0 million in fiscal 1996. The increase in revenues was primarily volume driven and attributable to the continued internal expansion of HVAC services to an appliance company acquired by A-ABC in late 1994, an acquisition made during early 1996 by Hallmark of an operation in San Antonio and an aggressive advertising campaign at Costner. Also, revenues increased significantly at Van's and Willis due to a higher level of replacement sales.

  Gross Profit. Gross profit increased $2.6 million, or 16.6%, from $15.7 million in fiscal 1995 to $18.3 million in fiscal 1996. The increase in gross profit was attributable to the continued internal expansion of HVAC services at A-ABC, an acquisition by Hallmark of a high margin operation in San Antonio and revenue increases at Costner and other higher margin companies. Gross margin increased from 36.3% to 37.4% for fiscal 1995 and 1996, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $2.3 million, or 16.2%, from $14.2 million in fiscal 1995 to $16.5 million in fiscal 1996. The increase in selling, general and administrative expenses was mainly due to the acquisition of an operation in San Antonio by Hallmark during the period, a higher level of spending on advertising at Costner and an increase in owner compensation among all of the residential service companies of $116,000. As a percentage of revenues, selling, general and administrative expenses increased from 32.9% to 33.7% for fiscal 1995 and 1996, respectively.

OTHER COMMERCIAL SERVICE COMPANIES

 Pre-IPO Companies

  Charlie Crawford, Inc. (d/b/a Charlie's Plumbing) ("Charlie's") was founded in 1979 and provides plumbing maintenance, repair and replacement services to commercial and residential customers in the Houston, Texas area and specializes in the high-rise condominium market in Houston. Charlie's revenues for fiscal 1996 were $3.1 million, and income from operations was $65,000. Charlie's is headquartered in South Houston, Texas.

  Sibley Services, Incorporated ("Sibley") was founded in 1974 and provides HVAC and refrigeration maintenance, repair and replacement services to commercial and industrial customers in the greater Memphis, Tennessee area which includes northern Mississippi and northeast Arkansas. Sibley also offers design and build services, including facility automation. Sibley's revenues for fiscal 1996 were $7.0 million and income from operations was $130,018. Sibley is headquartered in Memphis, Tennessee.

  United Service Alliance, L.C. ("USA") was founded in 1988 and provides marketing products and training materials to over 100 member companies across the country. USA's revenues for fiscal 1996 were $763,000 and income from operations was $33,000. USA is headquartered in Englewood, Colorado.

 IPO Companies

  All Service Electric, Inc. ("All Service") was founded in 1990 and provides electrical contracting services (including new installation and repair services) primarily to commercial customers in the Jacksonville, Florida area. All Service's revenues for fiscal 1996 were $2.8 million and income from operations was $687,000. All Service is headquartered in Jacksonville, Florida.

  Arkansas Mechanical Services, Inc. ("Arkansas Mechanical") was founded in 1988 and provides HVAC maintenance, repair and replacement services to commercial and industrial customers in the greater Little Rock and Fayetteville, Arkansas areas. Arkansas Mechanical also provides engineering services for retrofit upgrades and replacements. Arkansas Mechanical's revenues were $3.3 million and income from operations was $325,000. Arkansas Mechanical is headquartered in North Little Rock, Arkansas and has facilities in the North Little Rock and Fayetteville, Arkansas areas.

  Linford Service Company ("Linford") was founded in 1960 and provides HVAC maintenance, repair and replacement services to commercial customers throughout California. Linford's revenues for fiscal 1996 were $11.3 million and the loss from operations was $267. Linford is headquartered in Oakland, California and has facilities in Oakland, Ontario, Sacramento, San Diego and San Jose, California.

  Mechanical Services, Inc. ("Mechanical") was founded in 1993 and provides design and build, engineering and installation services in the mechanical trades industry in the Little Rock and Fayetteville, Arkansas areas. Mechanical Services' revenues for fiscal 1996 were $2.9 million and income from operations was $56,000. Mechanical Services is headquartered in North Little Rock, Arkansas and has facilities in North Little Rock and Fayetteville, Arkansas.

  Southeast Mechanical Service, Inc. ("Southeast Mechanical") was founded in 1979 and provides HVAC maintenance, repair and replacement services in the Miami and Fort Lauderdale, Florida areas. Southeast Mechanical's revenues for fiscal 1996 were $5.3 million and income from operations was $585,000. Southeast Mechanical is headquartered in Hollywood, Florida.

  Yale Incorporated ("Yale") was founded in 1939 and provides HVAC services to commercial customers throughout Minnesota. Yale's revenues for fiscal 1996 were $10.1 million and income from operations was $405,000. Yale is headquartered in Minneapolis, Minnesota.

RESULTS OF OPERATIONS--OTHER COMMERCIAL SERVICE COMPANIES

  The GroupMAC Companies included in the Other Commercial Services Companies derive a majority of their revenues from commercial new installation and maintenance, repair and replacement services. In the aggregate, these nine companies derive 96% of their revenue from commercial services and 4% of their revenues from residential services. The following table sets forth certain unaudited financial data for the periods indicated (dollars in thousands).

                               FISCAL YEAR(1)           SIX MONTHS ENDED JUNE 30,
                         ----------------------------  ----------------------------
                             1995           1996           1996           1997
                         -------------  -------------  -------------  -------------
Revenues................ $38,476 100.0% $46,499 100.0% $24,460 100.0% $23,870 100.0%
Cost of Services........  27,613  71.8   33,845  72.8   17,575  71.9   17,177  72.0
                         ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............  10,863  28.2   12,654  27.2    6,885  28.1    6,693  28.0
Selling, General and
 Administrative
 Expenses...............   9,129  23.7   10,367  22.3    4,703  19.2    5,198  21.7
                         ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..   1,734   4.5    2,287   4.9    2,182   8.9    1,495   6.3

--------
(1) Several of the individual GroupMAC Companies had fiscal year ends that differ from December 31, which is the year end all of the GroupMAC Companies use subsequent to the IPO.

  For a discussion of periods subsequent to June 30, 1997, see "--Results of Operations--GroupMAC and Subsidiaries."

 Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

  Revenues. Revenues declined $590,000, or 2.4%, from $24.5 million for the six months ended June 30, 1996 to $23.9 million for the six months ended June 30, 1997. The decrease in revenues was primarily volume driven and attributable to a $2.0 million decline in revenues at Sibley which resulted from an internal decision to discontinue a large, low margin customer relationship. Such decline was offset by growth at Linford from incremental service agreements and at Mechanical Services from incremental "design and build" project work.

  Gross Profit. Gross profit declined $192,000, or 2.9%, from $6.9 million for the six months ended June 30, 1996 to $6.7 million for the six months ended June 30, 1997. The decline in gross profit primarily resulted from the discontinuance of the customer relationship discussed above. Gross margin remained consistent at 28.1% and 28.0% for the six month periods ended June 30, 1996 and 1997, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $494,000, or 10.6%, from $4.7 million for the six months ended June 30, 1996 to $5.2 million for the six months ended June 30, 1997. The increase in selling, general and administrative expenses was primarily attributable to incremental owners' compensation and additional personnel to support the growth in sales at Linford and an intentional shift in business mix at Yale toward higher margin service contract work. As a percentage of revenues, selling, general and administrative expenses increased from 19.2% to 21.7% over the six month periods ended June 30, 1996 and 1997, respectively.

 Fiscal 1996 Compared to Fiscal 1995

  Revenues. Revenues increased $8.0 million, or 20.8%, from $38.5 million in fiscal 1995 to $46.5 million in fiscal 1996. The increase in revenues was primarily volume driven and attributable to incremental service agreements at Linford, incremental design and build projects at Mechanical Services and an increase in maintenance, repair and replacement sales at Southeast Mechanical and Sibley Services.

  Gross Profit. Gross profit increased $1.8 million, or 16.5%, from $10.9 million in fiscal 1995 to $12.7 million in fiscal 1996. The largest factor impacting the increase in gross profit was volume growth in revenues at Linford, although the growth was at slightly lower margins. Additionally, significant increases in gross profit were due to rapid service revenue growth combined with margin expansion at All Service and Yale. Gross margin decreased slightly from 28.2% to 27.2% between fiscal 1995 and fiscal 1996.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.3 million, or 14.3%, from $9.1 million in fiscal 1995 to $10.4 million in fiscal 1996. The overall increase in selling, general and administrative expenses was due to the expansion and relocation of facilities as well as an increase in administrative and sales personnel at Linford. As a percentage of revenues, selling, general and administrative expenses decreased slightly from 23.7% to 22.3% in fiscal 1996.

RESULTS OF OPERATIONS--PRO FORMA COMBINED

  The following table sets forth certain combined financial data of the GroupMAC Companies for the twelve month period ended December 31, 1997 and for the nine month periods ended September 30, 1997 and 1998:

                                                  NINE MONTHS ENDED SEPTEMBER
                                TWELVE MONTHS                 30,
                                   ENDED         ------------------------------
                             DECEMBER 31, 1997        1997            1998
                             ------------------- --------------  --------------
Revenues.................... $  978,480   100.0% $723,605 100.0% $783,814 100.0%
Cost of Services............    756,770    77.3   560,149  77.4   605,059  77.2
                             ---------- -------  -------- -----  -------- -----
Gross Profit................ $  221,710    22.7% $163,456  22.6% $178,755  22.8%
                             ========== =======  ======== =====  ======== =====

DECEMBER 31, 1997:

  The acquisition of the Post-IPO Companies added $649.5 million of revenues for the twelve months ended December 31, 1997, bringing the total combined revenues for the GroupMAC Companies to $978.5 million. This resulted in the Company decreasing its dependence on new installation business from 55% of total revenues with respect to the Founding Companies to 40%. The Post-IPO Companies' revenue mix changed the revenue mix of the GroupMAC Companies as follows:

                                                                       GROUPMAC
                                                                       COMPANIES
                                                                       ---------
Residential Services:
  New Installation....................................................    16%
  Maintenance, Repair and Replacement.................................    10%
                                                                         ----
    Total Residential.................................................    26%
                                                                         ----
Commercial Services:
  New Installation....................................................    24%
  Maintenance, Repair and Replacement.................................    50%
                                                                         ----
    Total Commercial..................................................    74%
                                                                         ----
      Total...........................................................   100%
                                                                         ====

SEPTEMBER 30, 1997 AND 1998:

 Combined Nine Months Ended September 30, 1998 Compared to Combined Nine Months Ended September 30, 1997

  Revenues. Combined revenues increased $60.2 million, or 8.3%, to $783.8 million for the nine months ended September 30, 1998 from $723.6 million for the nine months ended September 30, 1997. The increase in combined revenues was attributable to (i) the companies that primarily provide residential new installation services which experienced a $19.3 million increase, or 16.0%, due to an increase in new home starts in the markets they serve, (ii) companies that primarily provide residential maintenance, repair and replacement services which experienced a $10.0 million increase, or 14.6%, due to favorable weather patterns in the markets they serve and (iii) an increase of $31.4 million, or $5.9%, from the companies that provide commercial/industrial services primarily in the Seattle, Salt Lake City, Baltimore, Philadelphia and Dallas markets partially offset by economic softening in the Company's Richmond, Virginia market.

  Gross Profit. Combined gross profit increased $15.3 million, or 9.4%, to $178.8 million for the nine months ended September 30, 1998 from $163.5 million for the nine months ended September 30, 1997. The increase in gross profit was primarily attributable to the increase in combined revenues described above. Gross profit margin increased to 22.8% for the nine months ended September 30, 1998 compared to 22.6% for the nine months ended September 30, 1997. The increase in gross profit margin was a result of (i) overall margin improvement at the companies that primarily provide residential new installation services as these companies have operated near full capacity to accommodate housing start demand in the geographic markets they serve, (ii) a slightly higher mix of higher margin maintenance, repair and replacement business in the residential sector from the favorable weather patterns discussed above, and (iii) purchasing materials savings experienced in the current year.

YEAR 2000

  Background. The Year 2000 issue refers to the inability of certain date-sensitive computer chips, software and systems to recognize a two-digit date field as belonging to the 21st century. Many computer software programs, as well as certain hardware and equipment containing date sensitive data, were structured to utilize a two-digit date field. Accordingly, these programs may not be able to properly recognize dates in the year 2000 and later, which could result in significant system and equipment failures. This is a significant issue for most if not all companies, with far reaching implications, some of which cannot be anticipated or predicted with any degree of certainty. The Company recognizes that it must take action to ensure that its operations will not be adversely impacted by Year 2000 software failures.

  The Company's State of Readiness. An initial systems survey of the GroupMAC Companies was completed in March 1998 and revealed that several of the Company's core business applications possess Year 2000 problems. The Company retained an outside consulting firm to evaluate more thoroughly the extent of the problem and to assist the Company in preparing an action plan to address the issues in a timely manner. The evaluation project began in early July 1998.

  With the exception of eight recent acquisitions, the evaluation project is substantially complete. The Company estimates that the cost of bringing the evaluated systems into compliance is between $130,000 and $175,000, including all software upgrade fees and implementation and expects to expense substantially all of these costs. These costs are independent of any costs associated with the common information system discussed below. The projected effort for the majority of the systems includes an upgrade to recent vendor software releases that are fully Year 2000 compliant. Management is working with the consultant to finalize implementation planning and to develop tracking mechanisms to ensure upgrades are completed in a timely manner. Additionally, the Company has engaged an outside consulting firm to evaluate and estimate the impact of Year 2000 problems on potential future acquisitions as part of the due diligence process. As of September 30, 1998, the Company has incurred expenses of approximately $75,000 related to the evaluation phase of this project.

  Independent of its Year 2000 activities discussed in the previous paragraph, the Company continues to develop a common information system throughout the organization for its overall information needs that will be free of any Year 2000 limitations. While the Company is not dependent on the implementation of the common information system to remedy its Year 2000 problem, it will give priority for implementation of the common information systems to those GroupMAC Companies where correction of the Year 2000 problem is an issue. The Company expects to commence user-acceptance testing of the new information system during the second quarter of 1999 with implementation to follow immediately thereafter.

  The Company is completing a plan to evaluate the effect of the Year 2000 problem on the Company's most significant customers and suppliers, and thus indirectly on the Company. This evaluation is expected to be complete by December 31, 1998. At this time, the Company has not assessed the potential adverse effect on the Company of the failure by any of its customers and suppliers to be Year 2000 compliant.

  Embedded Technology. The Company has focused its assessments to date on the information technology systems. These assessments indicate that, due to the nature of the Company's operations, the non-information technology systems (i.e. embedded technology such as microcontrollers) do not represent a significant area of risk relative to Year 2000 readiness. The Company's operations do not include capital intensive equipment with embedded microcontrollers.

  Contingency Plan. The Company has not implemented a Year 2000 contingency plan. As explained above, the Company has initiated action to identify and resolve Year 2000 problems. The Company intends to develop and implement a contingency plan in the event the Company's present course of action to solve the Year 2000 problem should fall behind schedule.

SEASONALITY AND CYCLICALITY

  The HVAC industry is subject to seasonal variations. Specifically, the demand for new installations is generally lower during the winter months due to reduced construction activities during inclement weather and less use of air conditioning during the colder months. Demand for HVAC services is generally higher in the second and third quarters. Accordingly, the Company expects its revenues and operating results generally will be lower in the first and fourth quarters. Historically, the construction industry has been highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new installation projects in various geographic regions of the United States.

INFLATION

  Inflation did not have a significant effect on the results of operations of the GroupMAC Companies for the years ended February 29, 1996 or February 28, 1997, the ten months ended December 31, 1997 or the nine months ended September 30, 1998.

LIQUIDITY AND CAPITAL RESOURCES

  During November and December 1997, the Company completed the IPO involving the sale of 8.3 million shares of Common Stock at a price to the public of $14.00 per share. The net proceeds from the IPO (after deducting underwriting discounts and commissions and offering expenses) were approximately $103.6 million. Of this amount, $29.8 million was used to pay the cash portion of the closing consideration relating to the acquisitions of 14 businesses, $42.6 million to repay corporate indebtedness and debt assumed in connection with the acquisition of 24 businesses, $19.3 million to retire all of the then outstanding preferred stock and $11.9 million for general corporate purposes including working capital and final consideration settlements related to previous acquisitions.

  Historically, the Company has financed its operations and growth with internally generated working capital and borrowings from commercial banks or other lenders. These borrowings were generally secured by the accounts receivable and inventory of the Company.

  On June 12, 1998, the Company amended and restated its revolving credit facility (the "Credit Agreement") to increase its borrowing capacity from $75.0 million to $125.0 million. On October 15, 1998, the Company amended and restated the Credit Agreement to increase its borrowing capacity from $125.0 million to $230.0 million. Under this Credit Agreement, the Company is required to maintain (i) a minimum fixed charge coverage ratio; (ii) a maximum ratio of total indebtedness for borrowed money to capitalization (as defined in the Credit Agreement); (iii) a maximum ratio of debt to pro forma earnings before interest, taxes, depreciation and amortization; (iv) a maximum amount of other indebtedness in relation to consolidated shareholders' equity and (v) a minimum amount of consolidated net worth. The Company is presently in compliance with those covenants. The Credit Agreement matures on October 13, 2001.

  The Company entered into agreements to lock in the ten year U.S. Treasury rates to be used to price an anticipated debt offering ("the Offering") of at least $100 million. The Company has locked in $100 million at 5.5212%, which the Company believes is an attractive long-term base rate. This agreement expires on January 31, 1999.

  As of December 21, 1998, the ten year Treasury yield was 4.626%, representing a potential additional pre-tax financing cost of approximately $6.9 million if the agreements were settled as of this date. In accordance with Statement of Financial Accounting Standards No. 80, Accounting for Futures Contracts, this agreement is considered a hedge against rising interest rates for an anticipated transaction considered probable that should be recorded as deferred costs associated with the offering and amortized into interest expense over the term of the related debt. However, if the Offering at some point does not meet the probable of occurrence standard, a gain or loss would be reorganized in earnings for the fair value of the instrument at that date. It should be noted that a decline in interest rates will generally have a positive impact on the Company's operations.

  The Company intends to aggressively pursue acquisition opportunities. Management believes that the Company has viable financing alternatives to meet the Company's anticipated requirements for acquisitions. Estimates as to capital needs and other expenditures may be materially affected if the foregoing sources are not available or do not otherwise provide sufficient funds to meet the Company's obligations.

  The Company's primary requirements for capital (other than those related to acquisitions) consist of purchasing vehicles, inventory and supplies used in the operation of the business. During the ten months ended December 31, 1997 and the nine months ended September 30, 1998, capital expenditures aggregated $2.0 million and $6.6 million, respectively. The Company anticipates that its cash flow from operations will provide cash in excess of the Company's normal working capital needs, debt service requirements and planned capital expenditures for property and equipment.

  For the years ended February 29, 1996 and February 28, 1997, the ten months ended December 31, 1997 and the nine months ended September 30, 1998, the Company generated $4.0 million, $3.7 million, $4.4 million and $8.4 million in cash from operating activities, respectively. For the year ended February 29, 1996, net income, depreciation, amortization and deferred taxes generated $1.0 million, and changes in asset and liability accounts generated a net $3.0 million. For the year ended February 28, 1997, net income, depreciation, amortization and deferred taxes generated $4.9 million, and changes in asset and liability accounts utilized a net $1.2 million. For the ten months ended December 31, 1997, net income, depreciation, amortization, deferred taxes and non-cash compensation generated $7.5 million and changes in asset and liability accounts utilized a net $3.1 million. For the nine months ended September 30, 1998, net income, depreciation, amortization gain from sale of property and equipment and deferred taxes generated $24.7 million, and changes in asset and liability accounts utilized a net of $16.3 million.

  The cash impact of investing activities for the years ended February 29, 1996 and February 28, 1997 was not significant. For the ten months ended December 31, 1997, the Company used $37.9 million in investing activities. The cash expended during the ten months ended December 31, 1997 consisted of $35.8 million for acquisitions and $2.0 million for capital expenditures. For the nine months ended September 30, 1998, the Company used $118.7 million in investing activities. The cash expended during the nine months ended September 30, 1998 consisted of $111.1 million for acquisitions and $6.4 million for net capital expenditures and $1.2 million for deferred acquisition costs.

  The cash impact of financing activities for the years ended February 29, 1996 and February 28, 1997 was not significant. For the ten months ended December 31, 1997, the Company generated $54.9 million in cash from its financing activities. These activities principally consisted of issuance of common stock for $109.7 million and proceeds from long-term debt of $32.5 million less distributions to shareholders of $20.4 million, payments of long-term debt of $47.7 million and retirement of preferred stock of $19.3 million. For the nine months ended September 30, 1998, the Company generated $86.8 million in cash from its financing activities. These activities principally consisted of proceeds from the Credit Agreement of $142.1 million, less payments of long-term debt of $55.3 million.

  During the first nine months of 1998, the Company completed the acquisition of 35 companies, which were accounted for as purchases, for approximately $237.8 million, which includes cash payments of $126.8 million, $0.8 million of subordinated convertible debt, $4.0 million of notes payable, 7.8 million shares of common stock and options to purchase 0.3 million shares of common stock. Of the total consideration, approximately $9.3 million of cash and 0.1 million shares of common stock is due to former shareholders at September 30, 1998. The Company financed the cash portion of the purchase price using (i) remaining funds from the IPO, (ii) cash borrowed under the Credit Agreement and (iii) internally generated funds. The combined 1997 annual revenues of these companies were $453.2 million.

  From October 1, 1998 through December 31, 1998, the Company acquired four additional platform companies with combined annual revenues of $196.3 million. Total consideration paid or to be paid was approximately $136.8 million consisting of cash payments of $77.6 million, $16.0 million of subordinated debt, 4.2 million shares of common stock, options to purchase 0.1 million shares of common stock and warrants to purchase 0.8 million shares of common stock. These acquisitions will be accounted for as purchases. The Company financed the cash portion of the purchase price with borrowings under the Credit Agreement. As of December 4, 1998, the funds available under the Credit Agreement totaled $45.1 million, subject to the maintenance of financial ratios and covenants.

  The Company has registered under the Securities Act of 1933, as amended, and has available for issuance in connection with future acquisitions approximately 3.3 million shares of common stock.

  In connection with the acquisition of Trinity Contractors, Inc. ("Trinity"), the Company paid cash and issued common stock, warrants to purchase common stock and subordinated notes (the "Trinity Notes"). The Trinity Notes are the direct, unsecured subordinated obligations of GroupMAC and are junior to all other indebtedness of GroupMAC or any of its subsidiaries. The Trinity Notes do not contain financial covenants binding on the Company or its subsidiaries, nor will they limit the amount of indebtedness, whether senior or subordinated, that the Company or its subsidiaries can incur. Unless prepaid in whole or part at any time by the Company, the balance of the Trinity Notes is due five years from the date of issuance. The Trinity Notes bear interest at 6% per annum with an interest penalty of 3% per annum after December 31, 1999 if the Company fails to register under the Securities Act certain shares of common stock issued in connection with the acquisition. Holders of the Trinity Notes have a one-time option to require the Company to repurchase the Trinity Notes (the "Put Option") in the event the Company issues $50,000,000 or more in principal amount of debt that is either (1) registered under the Securities Act and sold to the public or (2) sold to qualified institutional buyers. An event of default under the Trinity Notes will occur if (1) the Company fails to pay principal or interest on the Trinity Notes when due, (2) the Company fails to comply with the Put Option or (3) certain events occur relating to the bankruptcy, insolvency or reorganization of the Company. A default under other indebtedness of the Company is not an event of default under the Trinity Notes. If an event of default occurs under the Trinity Notes, the holders of Trinity Notes may only accelerate payment after receiving the consent of holders of the Company's debt that is senior to the Trinity Notes. The Company has the right to set-off any amounts owed to it by the former owners of the acquired business against any amount the Company owes under the Trinity Notes. The Company expects to issue subordinated notes similar to the Trinity Notes, along with other forms of consideration, in connection with future acquisitions.

NEW ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information," which the Company is required to adopt for annual periods beginning after December 15, 1997 and interim periods beginning in fiscal year 1999. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires that those companies report information about segments in interim financial reports issued to shareholders. The Company will begin publishing the required segment information in its 1998 annual report on Form 10-K.

  In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which establishes new accounting and reporting standards for the costs of computer software developed or obtained for internal use. This statement will be applied prospectively and is effective for fiscal years beginning after December 15, 1998. The Company believes that implementation of this new standard will not have a significant effect on the Company's financial position or results of operations.

  In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities to be expensed as incurred. This statement is effective for fiscal years beginning after December 15, 1998. The statement requires capitalized costs related to start-up activities to be expensed as a cumulative effect of a change in accounting principle when the statement is adopted. The Company believes that the adoption of this new standard will not have a significant effect on the Company's financial position or results of operations.

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes new accounting and reporting standards requiring that all derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. This statement is effective for all fiscal years beginning after June 15, 1999. The Company has not yet determined the impact this standard will have on its financial position or results of operations.

                        DESCRIPTION OF CREDIT AGREEMENT

GENERAL

  The lenders under the Company's Credit Agreement are committed to provide the Company, subject to certain terms and conditions, the entire $230 million principal amount of the revolving credit facility described below. The following description summarizes the material provisions of the Credit Agreement. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Credit Agreement a copy of which is available from the Company.

AMORTIZATION; PREPAYMENTS

  Loans under the Credit Agreement may be prepaid at any time without premium or penalty in reasonable minimum amounts. Prepayments of Eurodollar borrowings on any day other than the last day of an interest period must be accompanied by a payment to the Lenders of various costs, expenses or losses, if any, incurred as a result of such prepayment. Any loans under the Credit Agreement are payable in full on October 13, 2001.

SECURITY; GUARANTEES

  Borrowings under the Credit Agreement are guaranteed by the Company's domestic Subsidiaries (as defined in the Credit Agreement), including future domestic Subsidiaries. The obligations of the Company under the Credit Agreement and the obligations under the guarantees are secured by a first priority lien on the accounts receivable and inventory of the domestic Subsidiaries, and by a pledge of stock of its domestic Subsidiaries.

INTEREST RATES

  Loans under the Credit Agreement bear interest at a rate per annum, at the Company's option, of either (i) the Alternate Base Rate which is equal to the greater of the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.5% or the Prime Rate (as defined in the Credit Agreement) plus a margin depending on the ratio of indebtedness for borrowed money to Adjusted EBITDA (as defined in the Credit Agreement), or (ii) the Eurodollar Rate (as defined in the Credit Agreement) plus a margin depending on the ratio of indebtedness for borrowed money to Adjusted EBITDA.

FEES, EXPENSES AND COSTS; CREDIT FACILITIES

  The terms of the Credit Agreement require the Company to pay the following fees in connection with the maintenance of loans under the Credit Agreement:
(i) commitment fees to be paid to the Lenders in amounts between 0.25% and 0.375% per annum with respect to the unused commitments under the Credit Agreement depending on the ratio of indebtedness for borrowed money to Adjusted EBITDA, payable quarterly in arrears until such time as such facility is terminated; and (ii) administration fees payable annually to the Agent. In addition, the Company paid various underwriting and arrangement fees and closing costs in connection with the origination and syndication of the Credit Agreement.

  The Company is required to reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred in the preparation, documentation and administration of the Credit Agreement and to reimburse the Lenders for all reasonable costs and expenses incurred in connection with the enforcement of their rights in connection with a default or the enforcement of the Credit Agreement. The Company must indemnify the Agent and the Lenders and their respective officers, directors, shareholders, employees, agents and attorneys against certain costs, expenses (including fees and reimbursements of counsel) and liabilities arising out of or relating to the Credit Agreement and the transactions contemplated thereby. The Lenders also are entitled to be reimbursed for certain reserve requirements and increases therein, changes in law and circumstances, taxes (other than on overall net income), capital adequacy, and consequential costs. Further, the inability to determine Eurodollar Rates or the possible future illegality of the Eurodollar Rate option will result in such rate option being unavailable.

COVENANTS

  The Credit Agreement contains substantial restrictive covenants limiting the ability of the Company and its subsidiaries to: (i) incur Indebtedness (as defined in the Credit Agreement), including contractual contingent obligations; (ii) pay certain debt after default; (iii) create or allow to exist liens or other encumbrances; (iv) transfer assets except for sales and other transfers of inventory or surplus, immaterial or obsolete assets in the ordinary course of business; (v) enter into mergers, consolidations and asset dispositions of all or substantially all of its properties; (vi) make investments; (vii) extend credit to any entity; (viii) sell, transfer or otherwise dispose of any class of stock or the voting rights of any subsidiary of the Company; (ix) enter into transactions with related parties other than on an arm's-length basis on terms no less favorable to the Company than those available from third parties; (x) amend certain agreements; (xi) make any material change in the nature of the business conducted by the Company; (xii) pay dividends or redeem shares of capital stock; and (xiii) make capital expenditures.

  In addition, the Credit Agreement contains covenants that, among other things and with certain exceptions, require the Company and its subsidiaries to: (i) maintain the existence, qualification and good standing of the Company and its subsidiaries; (ii) comply in all material respects with all material applicable laws; (iii) maintain material properties, rights and franchises;
(iv) deliver certain financial and other information; (v) maintain specified insurance; (vi) pay taxes; and (vii) notify the Lenders of any default under the Loan Documents (as defined in the Credit Agreement) and of certain other material events.

  Under the Credit Agreement, the Company is required to satisfy certain financial covenants and tests, including (i) a minimum fixed charge coverage ratio; (ii) a maximum ratio of total indebtedness for borrowed money to Capitalization (as defined in the Credit Agreement); and (iii) a minimum Consolidated Net Worth (as defined in the Credit Agreement).

EVENTS OF DEFAULT

  Events of Default under the Credit Agreement include, subject to certain applicable notice and grace periods, the following: (i) a default in the payment when due of any principal, interest, fees or other amount under the Credit Agreement; (ii) a default by the Company under any debt instrument in excess of $5,000,000, or the occurrence of any event or condition that enables the holder of such debt to accelerate the maturity thereof; (iii) any material breach of any representation, warranty or statement in, or failure to perform any duty or covenant under the Credit Agreement or any of the Loan Documents;
(iv) commencement of voluntary or involuntary bankruptcy, insolvency or similar proceedings by or against the Company or any Material Subsidiary; (v) any judgment or order in excess of $5,000,000 net of confirmed insurance remaining undischarged or unstayed for longer than certain periods; and (vi) a Change of Control (as defined in the Credit Agreement).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements of businesses acquired.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES
  Report of Independent Public Accountants.................................  28
  Consolidated Balance Sheets..............................................  29
  Consolidated Statements of Income........................................  30
  Consolidated Statements of Shareholders' Equity..........................  31
  Consolidated Statements of Cash Flows....................................  32
  Notes to Consolidated Financial Statements...............................  33
MASTERS, INC.
  Report of Independent Public Accountants.................................  43
  Balance Sheets...........................................................  44
  Statements of Operations.................................................  45
  Statements of Shareholder's Equity.......................................  46
  Statements of Cash Flows.................................................  47
  Notes to Financial Statements............................................  48
K&N PLUMBING, HEATING AND AIR CONDITIONING, INC.
  Report of Independent Public Accountants.................................  55
  Balance Sheet............................................................  56
  Statement of Operations..................................................  57
  Statement of Shareholders' Equity........................................  58
  Statement of Cash Flows..................................................  59
  Notes to Financial Statements............................................  60
A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR
 CONDITIONING, INC.
  Report of Independent Public Accountants.................................  65
  Combined Balance Sheets..................................................  66
  Combined Statements of Operations........................................  67
  Combined Statements of Shareholders' Equity..............................  68
  Combined Statements of Cash Flows........................................  69
  Notes to Combined Financial Statements...................................  70
ARKANSAS MECHANICAL SERVICES, INC. AND MECHANICAL
 SERVICES, INC.
  Report of Independent Public Accountants.................................  75
  Combined Balance Sheets..................................................  76
  Combined Statements of Operations........................................  77
  Combined Statements of Shareholders' Equity..............................  78
  Combined Statements of Cash Flows........................................  79
  Notes to Combined Financial Statements...................................  80
CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.
  Report of Independent Public Accountants.................................  86
  Balance Sheets...........................................................  87
  Statements of Operations.................................................  88

                                                                            PAGE
                                                                            ----
  Statements of Shareholders' Equity.......................................  89
  Statements of Cash Flows.................................................  90
  Notes to Financial Statements............................................  91
CENTRAL CAROLINA AIR CONDITIONING COMPANY
  Report of Independent Public Accountants.................................  94
  Balance Sheets...........................................................  95
  Statements of Operations.................................................  96
  Statements of Shareholders' Equity.......................................  97
  Statements of Cash Flows.................................................  98
  Notes to Financial Statements............................................  99
HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY
  Report of Independent Public Accountants................................. 104
  Consolidated Balance Sheets.............................................. 105
  Consolidated Statements of Operations.................................... 106
  Consolidated Statements of Shareholders' Equity.......................... 107
  Consolidated Statements of Cash Flows.................................... 108
  Notes to Consolidated Financial Statements............................... 109
SIBLEY SERVICES, INCORPORATED
  Report of Independent Public Accountants................................. 115
  Balance Sheets........................................................... 116
  Statements of Operations................................................. 117
  Statements of Shareholders' Equity....................................... 118
  Statements of Cash Flows................................................. 119
  Notes to Financial Statements............................................ 120
SOUTHEAST MECHANICAL SERVICE, INC.
  Report of Independent Public Accountants................................. 126
  Balance Sheets........................................................... 127
  Statements of Operations................................................. 128
  Statements of Shareholders' Equity....................................... 129
  Statements of Cash Flows................................................. 130
  Notes to Financial Statements............................................ 131
WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.
  Report of Independent Public Accountants................................. 135
  Balance Sheets........................................................... 136
  Statements of Operations................................................. 137
  Statements of Shareholders' Equity....................................... 138
  Statements of Cash Flows................................................. 139
  Notes to Financial Statements............................................ 140
YALE, INCORPORATED
  Report of Independent Public Accountants................................. 145
  Balance Sheets........................................................... 146
  Statements of Operations................................................. 147
  Statements of Shareholders' Equity....................................... 148
  Statements of Cash Flows................................................. 149
  Notes to Financial Statements............................................ 150
HUNGERFORD MECHANICAL CORPORATION
  Report of Independent Public Accountants................................. 155
  Balance Sheet............................................................ 156

                                                                            PAGE
                                                                            ----
  Statement of Operations.................................................. 157
  Statement of Shareholder's Equity........................................ 158
  Statement of Cash Flows.................................................. 159
  Notes to Financial Statements............................................ 160
MECHANICAL INTERIORS, INC.
  Report of Independent Public Accountants................................. 164
  Balance Sheet............................................................ 165
  Statement of Operations.................................................. 166
  Statement of Shareholders' Equity........................................ 167
  Statement of Cash Flows.................................................. 168
  Notes to Financial Statements............................................ 169
CLARK CONVERSE ELECTRIC SERVICE, INC.
  Report of Independent Public Accountants................................. 173
  Balance Sheets........................................................... 174
  Statements of Operations................................................. 175
  Statements of Shareholder's Equity....................................... 176
  Statements of Cash Flows................................................. 177
  Notes to Financial Statements............................................ 178
HPS PLUMBING SERVICES, INC.
  Report of Independent Public Accountants................................. 182
  Balance Sheets........................................................... 183
  Statement of Operations.................................................. 184
  Statement of Shareholders' Equity........................................ 185
  Statement of Cash Flows.................................................. 186
  Notes to Financial Statements............................................ 187
RAY & CLAUDE GOODWIN, INC.
  Report of Independent Public Accountants................................. 193
  Balance Sheets........................................................... 194
  Statement of Operations.................................................. 195
  Statement of Shareholders' Equity........................................ 196
  Statement of Cash Flows.................................................. 197
  Notes to Financial Statements............................................ 198
RELIABLE MECHANICAL, INC.
  Report of Independent Accountants........................................ 203
  Balance Sheet............................................................ 204
  Statements of Operations................................................. 205
  Statements of Shareholders' Equity....................................... 206
  Statements of Cash Flows................................................. 207
  Notes to Financial Statements............................................ 208

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
MacDonald-Miller Industries, Inc.

  We have audited the accompanying consolidated balance sheets of MacDonald-Miller Industries, Inc. and subsidiaries as of December 31, 1995, 1996 and June 30, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years ended December 31, 1996, and the six-month period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MacDonald-Miller Industries, Inc. and subsidiaries as of December 31, 1995 and 1996, and June 30, 1997, and the results of their operations and cash flows for each of the three years ended December 31, 1996 and the six-month period ended June 30, 1997 in conformity with generally accepted accounting principles.

Moss Adams LLP

Seattle, Washington
August 7, 1997, except for Notes 2 and 11, as to which the date is August 18, 1997

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                        DECEMBER 31,        JUNE 30,   SEPTEMBER 30,
                                   ----------------------- ----------- -------------
                                      1995        1996        1997         1997
                                   ----------- ----------- ----------- -------------
              ASSETS                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents....... $        -- $        -- $        --  $        --
  Receivables, less allowance for
   doubtful accounts of $145,000,
   $137,378 and $149,653,
   respectively:
    Trade.........................   9,771,993  13,287,714  14,728,290   10,691,894
    Related parties and employees.     108,840     341,186     672,407       85,169
    Unconsolidated affiliate......     279,000     321,000     388,000      388,000
  Inventories.....................     651,442     713,726     814,093      986,467
  Costs and estimated earnings in
   excess of billings on
   uncompleted contracts..........   1,356,980   1,342,213   1,015,468      926,113
  Prepaid expenses................      45,835     117,368      63,403      144,991
  Income taxes refundable.........          --     114,396          --           --
                                   ----------- ----------- -----------  -----------
      Total current assets........  12,214,090  16,237,603  17,681,661   13,222,634
PROPERTY AND EQUIPMENT, net.......   1,159,820   1,436,293   1,555,323    1,496,919
OTHER NONCURRENT ASSETS
  Real estate held for investment.     510,000     508,066     411,066           --
  Other assets....................     106,610     145,861     107,523       66,668
  Deferred income taxes...........     148,000     105,000     196,000      196,000
                                   ----------- ----------- -----------  -----------
                                       764,610     758,927     714,589      262,668
                                   ----------- ----------- -----------  -----------
      Total assets................ $14,138,520 $18,432,823 $19,951,573  $14,982,221
                                   =========== =========== ===========  ===========
  LIABILITIES AND SHAREHOLDERS'
              EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
   debt........................... $   100,136 $    96,000 $    96,000  $    96,000
  Accounts payable................   4,525,382   5,148,905   5,241,881    3,139,915
  Notes payable:
    Bank..........................   2,199,134   5,395,816   4,790,113    2,476,008
    Shareholders and related
     parties......................     673,523      30,000      35,340           --
  Accrued expenses................   1,915,968   1,840,699   2,416,748    2,182,373
  Income taxes payable............      28,764          --     396,001      278,880
  Billings in excess of costs and
   estimated earnings on
   uncompleted contracts..........   1,076,700   1,660,159   1,715,783    1,828,520
                                   ----------- ----------- -----------  -----------
      Total current liabilities...  10,519,607  14,171,579  14,691,866   10,001,696
LONG-TERM DEBT, net of current
 maturities.......................     699,098     758,149     708,285      288,000
DEFERRED COMPENSATION.............     355,085     189,848     189,848      189,848
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value;
   150,000 shares authorized......     198,473     291,539     355,133      355,971
  Retained earnings...............   2,366,257   3,021,708   4,006,441    4,146,706
                                   ----------- ----------- -----------  -----------
      Total shareholders' equity..   2,564,730   3,313,247   4,361,574    4,502,677
                                   ----------- ----------- -----------  -----------
      Total liabilities and
       shareholders' equity....... $14,138,520 $18,432,823 $19,951,573  $14,982,221
                                   =========== =========== ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                   SIX MONTHS ENDED          NINE MONTHS ENDED
                              YEARS ENDED DECEMBER 31,                 JUNE 30,                SEPTEMBER 30,
                         -------------------------------------  ------------------------  ------------------------
                            1994         1995         1996         1996         1997         1996         1997
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                (UNAUDITED)                     (UNAUDITED)
REVENUES................ $39,534,230  $45,508,339  $66,058,958  $36,382,305  $38,835,662  $52,184,305  $54,560,008
COST OF SERVICES........  32,256,651   36,927,012   56,372,933   31,590,195   33,451,024   45,192,195   46,400,433
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------
   Gross profit.........   7,277,579    8,581,327    9,686,025    4,792,110    5,384,638    6,992,110    8,159,575
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............   6,088,076    7,338,381    7,631,851    3,705,694    3,787,822    5,566,694    6,239,243
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------
   Income from
    operations..........   1,189,503    1,242,946    2,054,174    1,086,416    1,596,816    1,425,416    1,920,332
OTHER INCOME (EXPENSE):
 Interest expense.......    (275,490)    (370,603)    (519,842)    (244,135)    (214,381)    (386,135)    (333,334)
 Other..................     (25,865)     (42,527)       7,926       66,751      167,209       23,751      183,510
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------
                            (301,355)    (413,130)    (511,916)    (177,384)     (47,172)    (362,384)    (149,824)
   Income before income
    tax provision.......     888,148      829,816    1,542,258      909,032    1,549,644    1,063,032    1,770,508
INCOME TAX PROVISION....     325,730      344,238      574,000      347,059      569,001      402,059      649,600
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------
NET INCOME.............. $   562,418  $   485,578  $   968,258  $   561,973  $   980,643  $   660,973  $ 1,120,908
                         ===========  ===========  ===========  ===========  ===========  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                     NUMBER
                                       OF      COMMON    RETAINED
                                     SHARES    STOCK     EARNINGS     TOTAL
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1993.......... 102,603  $117,535  $2,527,242  $2,644,777
  Issuance of common stock..........   2,777    55,540          --      55,540
  Purchase and retirement of common
   stock............................  (2,834)  (79,919)         --     (79,919)
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --    (738,816)   (738,816)
  Net income........................      --        --     562,418     562,418
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1994.......... 102,546    93,156   2,350,844   2,444,000
  Issuance of common stock..........   4,802   108,514          --     108,514
  Purchase and retirement of common
   stock............................    (100)   (3,197)         --      (3,197)
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --    (470,165)   (470,165)
  Net income........................      --        --     485,578     485,578
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1995.......... 107,248   198,473   2,366,257   2,564,730
  Issuance of common stock..........   3,977    93,066          --      93,066
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --    (312,807)   (312,807)
  Net income........................      --        --     968,258     968,258
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1996.......... 111,225   291,539   3,021,708   3,313,247
  Issuance of common stock..........   1,800    63,594          --      63,594
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --       4,090       4,090
  Net income........................      --        --     980,643     980,643
                                     -------  --------  ----------  ----------
BALANCE, June 30, 1997.............. 113,025  $355,133  $4,006,441  $4,361,574
                                     =======  ========  ==========  ==========



  The accompanying notes are an integral part of these consolidated financial statements.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 SIX MONTHS ENDED          NINE MONTHS ENDED
                             YEARS ENDED DECEMBER 31,                JUNE 30,                SEPTEMBER 30,
                         -----------------------------------  ------------------------  ------------------------
                           1994        1995         1996         1996         1997         1996         1997
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
                                                              (UNAUDITED)                     (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
 Net income............. $ 562,418  $   485,578  $   968,258  $   561,973  $   980,643  $   660,973  $ 1,120,908
 Adjustments to
  reconcile net income
  to cash flows provided
  by (used in) operating
  activities:
 Depreciation and
  amortization..........   250,162      266,763      376,391      167,654      210,208      277,842      319,756
 (Gain) loss on
  disposal of property
  and equipment.........    (7,897)       8,623       18,857           --       24,294           --           --
 Allowance for loss on
  real estate held for
  investment............        --           --       25,000       25,000       97,000       25,000           --
 Deferred income taxes..    (9,000)     (67,000)      43,000      (81,000)     (91,000)          --      (91,000)
 Changes in operating
  assets and
  liabilities:
  (Increase) decrease
   in:
   Trade receivables....   (46,296)  (2,700,456)  (3,515,721)  (1,181,851)  (1,440,576)  (2,395,546)   2,599,910
   Receivables from
    related parties and
    employees...........  (141,194)      32,354     (232,346)       7,226     (331,221)      21,187      256,016
   Receivable from
    unconsolidated
    affiliate...........  (176,000)    (103,000)     (42,000)     (21,000)     (67,000)     (21,000)     (67,000)
   Inventories..........   (76,019)      66,366      (62,284)    (310,598)    (100,367)    (370,944)    (272,741)
   Costs and estimated
    earnings in excess
    of billings on
    uncompleted
    contracts...........    41,276     (325,574)      14,767   (1,038,698)     326,745      203,850      416,100
   Prepaid expenses.....    51,746        1,525      (71,533)    (106,776)      53,965      112,072      (27,621)
   Income taxes
    refundable..........        --           --     (114,396)    (154,537)     114,396           --      114,396
   Other assets.........    57,860      (43,860)     (39,251)    (145,625)      38,338       (6,750)      79,193
  Increase (decrease)
   in:
   Accounts payable.....  (105,101)     906,917       83,013     (652,636)     691,425      885,865   (1,249,558)
   Accrued expenses.....   446,596      353,195      (75,269)     551,774      576,049      285,685      321,341
   Income taxes payable.  (216,105)      25,894      (28,764)     (28,764)     396,001      (21,960)     278,880
   Billings in excess of
    costs and estimated
    earnings on
    uncompleted
    contracts...........  (159,552)     649,570      583,459      643,626       55,624   (1,076,700)     168,361
   Deferred
    compensation........        --      355,085     (165,237)          --           --           --           --
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) operating
 activities.............   472,894      (88,020)  (2,234,056)  (1,764,232)   1,534,524   (1,420,426)   3,966,941
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment.........  (452,306)    (654,940)    (686,586)    (534,042)    (365,461)    (607,845)    (380,382)
 Proceeds from sale of
  property and
  equipment.............     9,975       73,841       14,865           --       11,929           --      508,066
 Additions to real
  estate held for
  investment............        --     (510,000)     (23,066)     (21,289)          --           --           --
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
Net cash used in
 investing activities...  (442,331)  (1,091,099)    (694,787)    (555,331)    (353,532)    (607,845)     127,684
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Disbursements in
  transit...............        --      198,590      540,510    1,338,474     (598,449)      13,835     (739,100)
 Increase (decrease) of
  notes payable to bank,
  net...................   895,548      394,297    3,196,682    1,331,530     (605,703)   2,904,742   (2,919,808)
 Effect of adjustment
  related to
  unconsolidated
  affiliate.............  (738,816)    (470,165)    (312,807)    (345,641)       4,090     (345,641)          --
 Proceeds from notes
  payable to related
  parties...............   239,613      673,523       55,000       69,452       30,340           --           --
 Payments of notes
  payable to related
  parties...............  (288,454)    (231,268)    (698,523)     (20,000)     (25,000)    (643,523)          --
 Proceeds (payments) of
  long-term borrowings..        --      816,932      312,021           --           --       61,332     (500,149)
 Payments of long-term
  debt..................   (99,457)    (331,050)    (257,106)     (91,778)     (49,864)
 Proceeds from issuance
  of common stock.......    55,540      108,514       93,066       37,526       63,594       37,526       64,432
 Purchase and retirement
  of common stock.......   (79,919)      (3,197)          --           --           --           --           --
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) financing
 activities.............   (15,945)   1,156,176    2,928,843    2,319,563   (1,180,992)   2,028,271   (4,094,625)
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............    14,618      (22,943)          --           --           --           --           --
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............     8,325       22,943           --           --           --           --           --
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
CASH AND CASH
 EQUIVALENTS, end of
 period................. $  22,943  $        --  $        --  $        --  $        --  $        --  $        --
                         =========  ===========  ===========  ===========  ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  MacDonald-Miller Industries, Inc. (the Company) (MMI), a Washington corporation, is a mechanical contractor and service company engaged in the design, installation and maintenance of heating, ventilating, air conditioning, plumbing, refrigeration, and automated control systems for commercial and industrial properties. The main areas of operation are in the states of Washington and Oregon.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation and Principles of Consolidation

  On August 18, 1997, the Company signed an agreement and plan of merger with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC will acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. The merger will close concurrent with the closing of the initial public offering of the common stock of GroupMAC (the "GroupMAC IPO"). Prior to the closing of the acquisition, the Company will distribute the net assets of MacDonald-Miller Residential (MMR) (a division of MMI), to its shareholders, in a tax-free distribution. See Note 17.

  The accompanying financial statements exclude MMR, include only the operations of MMI to be acquired in the merger and have been prepared on the basis that the distribution of the net assets of MMR had been completed as of December 31, 1993. Therefore, these financial statements do not include any of the net assets or operations of MMR for the periods presented which were included in previously issued financial statements of MMI. Effects of adjustments related to the unconsolidated affiliate have been shown as a reduction in shareholders' equity for each of the years presented.

  The following provides summary financial information of MMI, including MMR, as presented in previously issued financial statements:

                                    DECEMBER 31,                    JUNE 30,
                         ----------------------------------- -----------------------
                            1994        1995        1996        1996        1997
                         ----------- ----------- ----------- ----------- -----------
                                                             (UNAUDITED) (UNAUDITED)
Revenues................ $42,806,970 $50,371,690 $71,597,840 $38,979,761 $41,972,630
Income from operations..     816,888   1,007,683   1,238,957     395,035   1,605,945
Net income..............     322,226     388,738     384,718     113,768     963,965
Total assets............              15,213,014  19,318,982              20,828,390
Net assets..............               3,317,211   3,794,995               4,822,554

  MMR is a separate operating entity with separate facilities and management. Following is a summary of the net assets of MMR as of June 30, 1997 which will be distributed to shareholders (unaudited):

   Receivables......................................................  $ 726,675
   Inventories......................................................    230,574
   Costs and estimated earnings in excess of billings on uncompleted
    contracts.......................................................    102,038
   Property and equipment...........................................    189,649
   Other assets.....................................................     15,881
   Accounts payable.................................................   (230,250)
   Accrued expenses.................................................   (185,587)
   Due to MMI.......................................................   (388,000)
                                                                      ---------
     Net assets.....................................................  $ 460,980
                                                                      =========

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

  Amounts reported as due from affiliate in the accompanying balance sheets represent the allocation of bank borrowings attributed to MMR and are expected to be remitted to the Company at the completion of the planned acquisition as separate financing of the division is established.

  The consolidated financial statements include the accounts of MacDonald-Miller Industries, Inc. and its wholly-owned subsidiaries MacDonald-Miller Co., Inc. and MacDonald-Miller Service, Inc. (collectively "the Company"). Intercompany balances and transactions are eliminated in consolidation.

 Interim Financial Information

  The interim financial statements as of June 30, 1996 and September 30, 1997 and for the six and nine months then ended, respectively, are unaudited, and certain information and footnote disclosures have been omitted. In the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include estimated costs to complete contracts in progress which have a direct effect on gross profit.

 Revenue Recognition

  Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion basis using the cost-to-cost method. This method is used because the Company considers contract costs to be the best available measure of progress on these contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the same method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Inventories

  Inventories consist of parts and supplies used in the Company's operations. The inventories are valued at the lower of cost (determined using the first-in, first-out method) or market.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using straight-line and accelerated methods over the useful life of the assets. Leasehold improvements are amortized over the life of the related lease.

 Disbursements in Transit

  Under the Company's cash management system, checks issued, but not presented to the bank frequently result in overdraft balances for financial accounting purposes. These balances are classified as accounts payable in the balance sheets and as a financing activity in the statements of cash flows.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

 Warranty Costs

  The Company warrants labor for one year on new construction and 90 days after servicing of air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or services.

 Stock-Based Compensation

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). The new standard measures compensation cost using a fair value method, which computes compensation cost as the difference between the options' fair value and the option price on the grant date. However, SFAS No. 123 allows companies to continue to measure compensation cost using the intrinsic value method, which computes compensation cost as the difference between a company's stock price and the option price at the grant date. The Company has elected to continue to use the intrinsic value method.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Income taxes are explained further in Note 9.

 Fair Value of Financial Instruments

  The Company's financial instruments include cash and cash equivalents, billed receivables, loans, short-term debt (a revolving line of credit with a variable interest rate) and long-term debt. The carrying value of these instruments approximate fair value.

 Asset Impairment

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

 Reclassifications

  Certain amounts in the financial statements for 1994 and 1995 have been reclassified to conform with the 1996 presentation. These changes had no effect on operating results.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

3. CONTRACTS RECEIVABLE

  Accounts receivable consists of the following:

                                                   DECEMBER 31,
                                              ----------------------  JUNE 30,
                                                 1995       1996        1997
                                              ---------- ----------- -----------
   Contracts receivable
     Completed contracts..................... $    3,257 $   511,903 $   767,621
     Contracts in progress...................  7,065,294   9,843,152  11,231,253
     Retentions..............................  1,413,742   1,549,731   1,631,527
                                              ---------- ----------- -----------
                                               8,482,293  11,904,786  13,630,401
   Service and maintenance...................  1,110,384   1,219,618   1,195,211
   Other.....................................    324,316     300,688      52,331
                                              ---------- ----------- -----------
                                               9,916,993  13,425,092  14,877,943
   Less allowance for doubtful accounts......    145,000     137,378     149,653
                                              ---------- ----------- -----------
                                              $9,771,993 $13,287,714 $14,728,290
                                              ========== =========== ===========

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of status of uncompleted contracts is as follows:

                                              DECEMBER 31,
                                         -----------------------   JUNE 30,
                                            1995        1996         1997
                                         ----------- -----------  -----------
   Costs incurred on uncompleted
    contracts........................... $29,427,252 $36,199,700  $32,045,499
   Estimated earnings...................   5,377,340   5,029,941    4,227,719
                                         ----------- -----------  -----------
                                          34,804,592  41,229,641   36,273,218
   Less billings to date................  34,524,312  41,547,587   36,973,533
                                         ----------- -----------  -----------
                                         $   280,280 $  (317,946) $  (700,315)
                                         =========== ===========  ===========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                            DECEMBER 31,
                                       ------------------------   JUNE 30,
                                          1995         1996         1997
                                       -----------  -----------  -----------
   Costs and estimated earnings in
    excess of billings on uncompleted
    contracts......................... $ 1,356,980  $ 1,342,213  $ 1,015,468
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts.........................  (1,076,700)  (1,660,159)  (1,715,783)
                                       -----------  -----------  -----------
                                       $   280,280  $  (317,946) $  (700,315)
                                       ===========  ===========  ===========

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                      ESTIMATED     DECEMBER 31,
                                       USEFUL   ---------------------  JUNE 30,
                                        LIVES      1995       1996       1997
                                      --------- ---------- ---------- ----------
   Machinery and equipment...........  5 years  $  709,983 $  763,572 $  887,108
   Vehicles..........................  5 years     188,267    167,810    139,232
   Office furniture and equipment....  7 years     553,565    600,376    608,090
   Data processing equipment.........  5 years     736,129    955,399  1,039,165
   Communication equipment...........  5 years      90,759    112,419    108,145
   Leasehold improvements............  9 years     179,322    220,432    312,194
                                                ---------- ---------- ----------
                                                 2,458,025  2,820,008  3,093,934
   Less accumulated depreciation.....            1,298,205  1,383,715  1,538,611
                                                ---------- ---------- ----------
                                                $1,159,820 $1,436,293 $1,555,323
                                                ========== ========== ==========

6. REAL ESTATE HELD FOR INVESTMENT

  During 1995, the Company purchased certain real property which was not intended to be used in business operations. The property is encumbered with debt. The debt service payments are calculated using an amortization period of 30 years with interest at 7.88%. Monthly payments, including interest, are $3,000 with the remaining balance due in full in October 2000. The balances of the net book value and long-term debt of the real estate held for investment are as follows:

                                                    DECEMBER 31,
                                                  ------------------  JUNE 30,
                                                    1995      1996      1997
                                                  --------  --------  ---------
   Cost basis.................................... $560,000  $583,066  $ 583,066
   Loss reserve..................................  (50,000)  (75,000)  (172,000)
                                                  --------  --------  ---------
     Net book value.............................. $510,000  $508,066  $ 411,066
                                                  ========  ========  =========
   Long-term debt................................ $401,664  $398,149  $ 396,285
                                                  ========  ========  =========

7. NOTE PAYABLE TO BANK

  The note payable to bank represents the outstanding balance on a $6,000,000 revolving line of credit with interest at the bank's prime rate plus .75%. The weighted average interest rate for December 31, 1995, 1996 and June 30, 1997 was 9.83%, 9.15% and 9.27%, respectively. The line of credit is subject to annual renewal. The note is collateralized by receivables and inventory, and is guaranteed by the executive officers. The Company is required under the agreement to maintain certain financial covenants. These financial covenants include current ratio and tangible net worth requirements, fixed asset addition restrictions, dividend payment restrictions, and certain restrictions regarding changes in ownership.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

8. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                        DECEMBER 31,
                                                      ----------------- JUNE 30,
                                                        1995     1996     1997
                                                      -------- -------- --------
   Note payable to bank, due in monthly installments
    of $8,000 plus interest at prime plus 1%,
    collateralized by equipment.....................  $352,000 $456,000 $408,000
   Note payable, paid in full during 1996...........    45,570       --       --
   Note payable related to real estate (see Note 6).   401,664  398,149  396,285
                                                      -------- -------- --------
                                                       799,234  854,149  804,285
   Less current portion.............................   100,136   96,000   96,000
                                                      -------- -------- --------
                                                      $699,098 $758,149 $708,285
                                                      ======== ======== ========

  The aggregate maturities of the long-term debt for future years ending June 30 are as follows:

      1998............................................................. $ 96,000
      1999.............................................................   96,000
      2000.............................................................  492,285
      2001.............................................................   96,000
      2002.............................................................   24,000
                                                                        --------
                                                                        $804,285
                                                                        ========

9. INCOME TAXES

  The income tax provision consists of:

                                       DECEMBER 31,              JUNE 30,
                                ---------------------------- ------------------
                                  1994      1995      1996     1996      1997
                                --------  --------  -------- --------  --------
   Current..................... $334,730  $411,238  $531,000 $428,059  $660,001
   Deferred....................   (9,000)  (67,000)   43,000  (81,000)  (91,000)
                                --------  --------  -------- --------  --------
                                $325,730  $344,238  $574,000 $347,059  $569,001
                                ========  ========  ======== ========  ========

  Total income tax expense differs from the amounts computed by applying the United States statutory income tax rate to income before income tax provision as a result of the following:

                                       DECEMBER 31,                         JUNE 30,
                         ----------------------------------------- ---------------------------
                           1994    %     1995    %     1996    %     1996    %     1997    %
                         -------- ---- -------- ---- -------- ---- -------- ---- -------- ----
Income tax provision at
 statutory rate......... $301,970 34.0 $282,138 34.0 $524,368 34.0 $309,071 34.0 $526,879 34.0
Increase (reduction) in
 income taxes resulting
 from:
 State income taxes.....    3,200  0.4    2,600  0.3    6,600  0.4    3,300  0.4   10,800  0.7
 Meals and
  entertainment.........   18,100  2.0   22,800  2.7   23,800  1.5   11,900  1.3   13,600  0.9
 Other non-deductible
  expenses..............    2,210  0.2   19,700  2.4    5,600  0.4    5,800  0.6    2,800  0.2
 Other..................      250   --   17,000  2.0   13,632  0.9   16,988  1.9   14,922  0.9
                         -------- ---- -------- ---- -------- ---- -------- ---- -------- ----
                         $325,730 36.6 $344,238 41.4 $574,000 37.2 $347,059 38.2 $569,001 36.7
                         ======== ==== ======== ==== ======== ==== ======== ==== ======== ====

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

  The components of the deferred income tax assets and liabilities are as follows:

                                                     DECEMBER 31,
                                                   ------------------  JUNE 30,
                                                     1995      1996      1997
                                                   --------  --------  --------
   Deferred tax assets:
     Warranty reserve............................. $ 44,000  $ 45,000  $ 41,000
     Allowance for doubtful accounts..............   56,000    48,000    51,000
     Loss on sale reserve.........................   17,000    26,000    58,000
     Deferred Compensation........................  121,000    65,000    65,000
     Other........................................       --    18,000    60,000
                                                   --------  --------  --------
       Total deferred income tax assets...........  238,000   202,000   275,000
                                                   --------  --------  --------
   Deferred tax liabilities:
     Contracts in progress........................  (17,000)  (36,000)   (8,000)
     Depreciation.................................  (73,000)  (61,000)  (71,000)
                                                   --------  --------  --------
       Total deferred income tax liabilities......  (90,000)  (97,000)  (79,000)
                                                   --------  --------  --------
       Net deferred income taxes.................. $148,000  $105,000  $196,000
                                                   ========  ========  ========

10. ACCRUED LIABILITIES

  Accrued liabilities consists of:

                                                   DECEMBER 31,
                                               ---------------------  JUNE 30,
                                                  1995       1996       1997
                                               ---------- ---------- ----------
      Payroll................................. $1,176,450 $1,269,823 $1,718,077
      Payroll and business taxes..............    495,867    309,251    488,115
      Other...................................    243,651    261,625    210,556
                                               ---------- ---------- ----------
                                               $1,915,968 $1,840,699 $2,416,748
                                               ========== ========== ==========

11. COMMITMENTS

  The Company conducts its operation from facilities which are leased from an affiliated entity. The lease was amended on August 18, 1997 resulting in increased rental payments which now expire July 2007. The lease modifications are reflected in the schedule below. The Company also leases vehicles and facilities from unrelated companies under agreements expiring at various times through 2001. The Company accounts for these leases as operating leases. Aggregate minimum annual lease payments are as follows:

                   YEARS ENDING                  RELATED
                     JUNE 30,                     PARTY      OTHER      TOTAL
                   ------------                 ---------- ---------- ----------
     1998...................................... $  418,000 $  511,000 $  929,000
     1999......................................    475,000    467,000    942,000
     2000......................................    475,000    350,000    825,000
     2001......................................    475,000    211,000    686,000
     2002......................................    475,000     59,000    534,000
    Thereafter.................................  2,177,000         --  2,177,000
                                                ---------- ---------- ----------
                                                $4,495,000 $1,598,000 $6,093,000
                                                ========== ========== ==========

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

  Rental expense under operating leases:

                      YEARS ENDING                    RELATED
                      DECEMBER 31,                     PARTY    OTHER    TOTAL
                      ------------                    -------- -------- --------
     1994............................................ $380,000 $368,000 $748,000
     1995............................................  380,000  521,000  901,000
     1996............................................  380,000  582,000  962,000
                     PERIOD ENDING
                        JUNE 30,
                     -------------
     1996............................................ $190,000 $300,000 $490,000
     1997............................................  190,000  320,000  510,000

12. RELATED PARTY BALANCES AND TRANSACTIONS

 Notes Payable

  During 1996, the note payable to shareholder was paid in full, which included interest payments of $57,000.

 Receivables

  These balances represent short-term loans granted by the company to shareholders and employees not incurred in the ordinary course of business. The receivables are unsecured.

 Leases

  As further described in Note 11, the Company leases its main plant and office facilities from the Company's president and principal shareholder.

13. EMPLOYEE BENEFIT PLANS

 Pension Plan

  The Company contributes monthly to several union-sponsored pension plans for the benefit of most hourly employees. Such contributions aggregated approximately $2,162,000, $958,000 and $480,000 in 1996, 1995 and 1994,
respectively, and $1,214,000 and $1,140,520 for the period ending June 30, 1997 and 1996, respectively.

 ESOP

  The Company has established an employee stock ownership plan (ESOP) which permits participation by eligible nonunion employees. Contributions are determined at the discretion of the Board of Directors. ESOP expense amounted to $87,000, $360,000 and $354,000 in 1996, 1995 and 1994, respectively. There were no contributions for the periods ending June 30, 1997 and 1996. Subsequent to the sale of the Company to GroupMAC (see Note 2), the ESOP plan will be terminated.

 401(k)

  The Company sponsors a 401(k) salary savings plan for the benefit of all eligible union and nonunion employees. All contributions to the plan are elective by the participants. Matching contributions amounted to $27,371, $29,000 and $26,400 in 1996, 1995 and 1994, respectively, and $88,262 and
$14,430 for the period ending June 30, 1997 and 1996, respectively.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

 Stock Options

  In 1989, several key employees were granted options to purchase 25,000 shares of common stock at fair market value at the date of grant of $20 per share. The options vest and become exercisable in substantially equal annual amounts through December 1998. Unexercised options expire one year after becoming vested or 90 days following termination of employment for reasons other than death or disability, if earlier. Unexercised options may be extended to a maximum of two years after becoming vested with the approval of the Board of Directors.

  During 1995, the Company granted options to six employees to purchase 2,000 shares each of common stock at $31.97 per share, the fair market value at the date of grant. These options are exercisable at the rate of 200 shares annually through June 2004. During 1997, the Company amended the plan and granted options to three additional employees to purchase shares of common stock at $42.05 per share, the fair market value at date of grant.

  The following table shows changes in stock options outstanding:

                                       INCENTIVE STOCK OPTIONS
                                     -----------------------------
                                     AUTHORIZED GRANTED  AVAILABLE     PRICE
                                     ---------- -------  --------- -------------
Balance, December 31, 1994..........   80,000   19,469*    52,100     $20.00
  Creation of new plan..............   20,000       --     20,000
  Granted...........................       --   12,000    (12,000)    $31.97
  Exercised.........................       --   (4,702)        --  $20 to $26.16
  Canceled..........................       --     (975)        --       --
                                      -------   ------    -------
Balance, December 31, 1995..........  100,000   25,792*    60,100  $20 to $31.97
  Exercised.........................       --   (3,977)        --  $20 to $31.97
                                      -------   ------    -------
Balance, December 31, 1996..........  100,000   21,815*    60,100  $20 to $31.97
  Granted...........................       --    5,000     (5,000)    $42.05
  Exercised.........................       --   (1,800)        --  $20 to $42.05
                                      -------   ------    -------
Balance, June 30, 1997..............  100,000   25,015*    55,100  $20 to $42.05
                                      =======   ======    =======

--------
* At the periods ended, the cumulative number of options vested were as follows:

      December 31, 1994................................................... 5,444
      December 31, 1995................................................... 5,444
      December 31, 1996................................................... 5,444
      June 30, 1997....................................................... 2,777

  Upon successful completion of the sale of MMI, all options in the key employees plan will be vested and exercised. The employee plan will be eliminated.

 Incentive Compensation Plan

  During 1995, the Board of Directors established an Incentive Compensation Plan (ICP) on behalf of executive management. The ICP provides that a portion of net income, in excess of an established rate of return on equity, be expensed as incentive compensation. The 1996 and 1995 incentive compensation expense is $10,000 and $710,000, respectively. There was no expense for the period ending June 30, 1997 and 1996. The deferred portion at December 31, 1996 and 1995 of $190,000 and $355,000 is payable in future years depending on operating results of the Company. In the event of operating losses, the deferred pool will be reduced by the lesser of the operating loss, or the deferred pool. Participation in the ICP is subject to certain employment and vesting provisions. The deferred amounts are subordinated to bank and surety credits.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

14. CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially subject the Company to concentrations of credit risk consist of receivables and costs and earnings in excess of billings on uncompleted contracts. Concentrations of credit risk with respect to billed and unbilled receivables are limited due to the large number of customers comprising the Company's customer base. The Company generally does not require collateral, but in most cases can place liens against the property constructed if a default takes place.

15. SIGNIFICANT CUSTOMERS

  During the period ending June 30, 1997, the Company had $17,706,000 or 45% of the periods revenues, and $6,840,000 or 45% of the ending accounts receivable from two customers. The accounts receivable and revenue represent four jobs.

16. SUPPLEMENTAL CASH FLOW INFORMATION

                                     DECEMBER 31,            JUNE 30,
                              -------------------------- -----------------
                                1994     1995     1996     1996     1997
                              -------- -------- -------- -------- --------
   Cash paid during the year
    for:
     Income taxes............ $427,105 $370,000 $405,300 $200,000 $150,000
                              ======== ======== ======== ======== ========
     Interest................ $275,490 $370,604 $519,842 $244,135 $214,381
                              ======== ======== ======== ======== ========

17. EVENTS SUBSEQUENT TO INDEPENDENT AUDITORS REPORT (UNAUDITED)

  GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the GroupMAC IPO (acquisition to be effective October 31, 1997).

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Masters, Inc.
Gaithersburg, Maryland

  We have audited the accompanying balance sheets of Masters, Inc. as of December 31, 1995, December 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and for the six month period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of Masters, Inc., as of December 31, 1995, December 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the six month period ended June 30, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Washington, D.C.
July 24, 1997

                                 MASTERS, INC.

                                 BALANCE SHEETS

                               DECEMBER 31, DECEMBER 31,  JUNE 30,    SEPTEMBER
                                   1995         1996        1997      30, 1997
           ASSETS              ------------ ------------ ----------- -----------
                                                                     (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents..  $   535,255  $   670,776  $   637,330 $   635,196
  Accounts receivable, less
   allowance for doubtful
   accounts of $50,000,
   $99,290 and $257,839,
   respectively..............    6,257,622    6,859,307    6,859,621   7,465,103
  Costs and estimated
   earnings in excess of
   billings on uncompleted
   contracts.................    1,506,793    1,866,172    1,419,830   1,603,699
  Inventories................      489,063      588,715      621,912     417,064
  Prepaid expenses and other
   assets....................       50,166       48,829       70,818      90,803
                               -----------  -----------  ----------- -----------
    Total current assets.....    8,838,899   10,033,799    9,609,511  10,211,865
PROPERTY AND EQUIPMENT, net..      590,229      625,125      609,719     596,024
OTHER NONCURRENT ASSETS......      673,570      673,570      673,570     673,570
                               -----------  -----------  ----------- -----------
    Total assets.............  $10,102,698  $11,332,494  $10,892,800 $11,481,459
                               ===========  ===========  =========== ===========
LIABILITIES AND SHAREHOLDER'S
           EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and
   current maturities of
   long-term debt............  $ 1,406,634  $ 1,979,616  $ 1,069,777 $ 1,221,742
  Accounts payable...........    1,781,218    1,761,200    2,152,392   2,164,751
  Accrued expenses...........    1,042,627    1,241,727    1,160,127   1,250,206
  Billings in excess of costs
   and estimated earnings on
   uncompleted contracts.....      721,159      627,052      850,687     792,035
  Other current liabilities..      406,163      319,904      395,275     318,130
                               -----------  -----------  ----------- -----------
    Total current
     liabilities.............    5,357,801    5,929,499    5,628,258   5,746,864
LONG-TERM DEBT, net of
 current maturities..........      827,492      800,238      764,932     747,397
COMMITMENTS AND CONTINGENCIES
 (Note 11)
SHAREHOLDER'S EQUITY:
  Common stock, par value $1
   per share; 50,000 shares
   authorized; 5,100 shares
   issued and outstanding....        5,100        5,100        5,100       5,100
  Retained earnings..........    3,912,305    4,597,657    4,494,510   4,982,098
                               -----------  -----------  ----------- -----------
    Total shareholder's
     equity..................    3,917,405    4,602,757    4,499,610   4,987,198
                               -----------  -----------  ----------- -----------
    Total liabilities and
     shareholder's equity....  $10,102,698  $11,332,494  $10,892,800 $11,481,459
                               ===========  ===========  =========== ===========

   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                            STATEMENTS OF OPERATIONS

                                                                 SIX MONTHS ENDED        NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,              JUNE 30,              SEPTEMBER 30,
                          ----------------------------------- ----------------------- -----------------------
                             1994        1995        1996        1996        1997        1996        1997
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                                              (UNAUDITED)                   (UNAUDITED)
REVENUES................  $30,327,333 $35,160,419 $39,825,843 $18,278,841 $19,318,196 $29,088,014 $31,166,233
COST OF SERVICES........   28,018,280  31,746,287  35,854,155  16,639,076  17,457,471  26,308,282  27,955,896
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
 Gross profit...........    2,309,053   3,414,132   3,971,688   1,639,765   1,860,725   2,779,732   3,210,337
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............    1,664,069   2,373,300   2,483,875   1,008,650   1,196,777   1,738,751   2,014,689
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
 Income from operations.      644,984   1,040,832   1,487,813     631,115     663,948   1,040,981   1,195,648
INTEREST EXPENSE........       86,940     102,428     134,718      58,888      64,672     100,546      90,934
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
NET INCOME..............  $   558,044 $   938,404 $ 1,353,095 $   572,227 $   599,276 $   940,435 $ 1,104,714
                          =========== =========== =========== =========== =========== =========== ===========




   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                       TOTAL
                                                COMMON  RETAINED   SHAREHOLDER'S
                                                STOCK   EARNINGS      EQUITY
                                                ------ ----------  -------------
BALANCE, January 1, 1994....................... $5,100 $3,125,114   $3,130,214
  Net income...................................           558,044      558,044
  Dividends paid...............................          (219,912)    (219,912)
                                                ------ ----------   ----------
BALANCE, December 31, 1994.....................  5,100  3,463,246    3,468,346
  Net income...................................           938,404      938,404
  Dividends paid...............................          (489,345)    (489,345)
                                                ------ ----------   ----------
BALANCE, December 31, 1995.....................  5,100  3,912,305    3,917,405
  Net income...................................         1,353,095    1,353,095
  Dividends paid...............................          (667,743)    (667,743)
                                                ------ ----------   ----------
BALANCE, December 31, 1996.....................  5,100  4,597,657    4,602,757
  Net income...................................           599,276      599,276
  Dividends paid...............................          (702,423)    (702,423)
                                                ------ ----------   ----------
BALANCE, June 30, 1997......................... $5,100 $4,494,510   $4,499,610
                                                ====== ==========   ==========




   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   SIX MONTHS ENDED        NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,                 JUNE 30,              SEPTEMBER 30,
                         -------------------------------------  -----------------------  ----------------------
                            1994         1995         1996         1996        1997        1996        1997
                         -----------  -----------  -----------  ----------- -----------  ---------  -----------
                                                                (UNAUDITED)                   (UNAUDITED)
CASH FLOWS FROM
 OPERATING
 ACTIVITIES:
 Net income............. $   558,044  $   938,404  $ 1,353,095   $572,227   $   599,276  $ 940,435  $ 1,104,714
 Adjustments to
  reconcile net income
  to net cash provided
  by (used in) operating
  activities:
 Depreciation...........     227,572      236,131      258,079    144,065       139,740    189,589      210,017
 Loss(Gain) on disposal
  of assets.............      20,576        8,480        2,223         --          (305)     2,223        1,601
 Bad debt expense.......     425,602      626,625      434,250    100,000       169,741    223,250      279,241
 Changes in operating
  assets and
  liabilities:
  (Increase) decrease
   in--
   Notes and accounts
    receivable..........    (517,095)  (1,881,816)  (1,035,935)  (701,119)     (170,055)  (910,274)    (885,037)
   Costs and estimated
    earnings in excess
    of billings on
    uncompleted
    contracts...........    (104,401)    (278,186)    (359,379)  (667,721)      446,342   (825,871)     262,473
   Inventories..........     116,978        9,039      (99,652)    31,423       (33,197)    86,925      171,651
   Prepaid expenses and
    other assets........     (16,255)     (17,607)       1,337      9,945       (21,989)    16,862      (41,974)
  Increase (decrease)
   in--
   Accounts payable.....     380,925      120,221      (20,018)   326,793       391,192    435,238      403,551
   Billings in excess of
    costs and estimated
    earnings on
    uncompleted
    contracts...........      43,624      209,499      (94,107)    26,087       223,635     (6,538)     164,983
   Accrued salaries and
    wages...............       2,662       16,042       17,360     58,963        40,363     93,177       70,593
   Accrued profit
    sharing and bonus...     143,148      256,752      189,431    (43,433)     (162,176)    86,425     (150,903)
   Accrued vacation
    benefits............      53,589       40,105       61,561     29,600        35,858     68,284       66,769
   Payroll taxes and
    withholding.........      22,291       (5,665)     (69,252)    57,517         4,356     61,390       22,021
   Other current
    liabilities.........     238,406       80,814      (86,259)   (52,484)       75,371    (29,779)      (1,774)
                         -----------  -----------  -----------   --------   -----------  ---------  -----------
Net cash provided by
 (used in) operating
 activities.............   1,595,666      358,838      552,734   (108,137)    1,738,152    431,336    1,677,926
                         -----------  -----------  -----------   --------   -----------  ---------  -----------
CASH FLOWS FROM
 INVESTING
 ACTIVITIES:
 Purchases of property
  and equipment.........    (284,326)  (1,045,919)    (295,198)  (169,080)     (130,357)  (226,027)    (188,846)
 Proceeds from sale of
  equipment.............      18,208          566           --         --         6,327         --        6,327
                         -----------  -----------  -----------   --------   -----------  ---------  -----------
 Net cash used in
  investing activities..    (266,118)  (1,045,353)    (295,198)  (169,080)     (124,030)  (226,027)    (182,519)
                         -----------  -----------  -----------   --------   -----------  ---------  -----------
CASH FLOWS FROM
 FINANCING
 ACTIVITIES:
 Proceeds from long-term
  debt..................     160,000    1,604,746      659,234    944,234            --    659,234           --
 Payments of long-term
  debt..................  (1,237,110)    (345,617)    (113,506)   (51,018)     (945,145)   (83,925)    (810,714)
 Dividends paid.........    (219,912)    (489,345)    (667,743)  (567,324)     (702,423)  (609,348)    (720,273)
                         -----------  -----------  -----------   --------   -----------  ---------  -----------
 Net cash provided by
  (used in) financing
  activities............  (1,297,022)     769,784     (122,015)   325,892    (1,647,568)   (34,039)  (1,530,987)
                         -----------  -----------  -----------   --------   -----------  ---------  -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............      32,526       83,269      135,521     48,675       (33,446)   171,270      (35,580)
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............     419,460      451,986      535,255    535,255       670,776    535,255      670,776
                         -----------  -----------  -----------   --------   -----------  ---------  -----------
CASH AND CASH
 EQUIVALENTS, end of
 period................. $   451,986  $   535,255  $   670,776   $583,930   $   637,330  $ 706,525  $   635,196
                         ===========  ===========  ===========   ========   ===========  =========  ===========

   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Masters, Inc. (the Company) is a Mechanical Contractor primarily engaged in the installation of residential and commercial plumbing, heating, air conditioning and sprinkler systems within a 100-mile radius of the Washington, D.C. area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the six months ended June 30, 1996 and as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

 Revenue Recognition

  The Company reports revenues from long-term construction contracts in progress based on the percentage-of-completion method of accounting and, therefore, takes into account the costs, estimated earnings and revenues to date on contracts not yet completed.

  The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final total cost, based on current estimates of the cost to complete. Revenue recognized is not necessarily related to the progress billings to customers.

  As contracts extend over one or more years, revisions in estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts which require the revision become known.

  At the time a loss on a contract becomes known, the entire amount of the estimated loss is recognized in the financial statements.

 Cash and Cash Equivalents

  The Company has a cash management system with its bank that provides for the investment of excess cash balances. The bank transfers the Company's excess cash balances daily to investments that are under the bank's control. At December 31, 1995, December 31, 1996 and June 30, 1997, the balances invested under the cash management system were $1,294,005, $1,198,620 and $1,106,523, respectively. The Company considers its investments with initial maturities of less than 90 days to be cash equivalents.

                                 MASTERS, INC.

 Inventories

  Inventories consist primarily of purchased materials and supplies. Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed by the straight-line method based on the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of the remaining lease term or the estimated useful life of the asset. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Warranty Costs

  The Company provides one to two year warranties on their contracts. At December 31, 1995, December 31, 1996 and June 30, 1997, the Company's warranty reserve was $80,000, $159,000 and $192,388, respectively.

 Income Taxes

  The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, the current taxable income of the Company is taxable to the shareholder who is responsible for the payment of taxes thereon.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

 Reclassification

  Certain amounts reported in the 1995 and 1996 financial statements have been reclassified to conform with the June 30, 1997 presentation.

                                 MASTERS, INC.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accounts receivable consists of the following:

                                           DECEMBER 31, DECEMBER 31,  JUNE 30,
                                               1995         1996        1997
                                           ------------ ------------ ----------
      Trade accounts receivable..........   $5,337,781   $6,064,444  $5,919,387
      Retentions.........................      288,552      226,646     521,686
      Shareholder........................      224,658      238,579     245,539
      Service............................       63,332       50,487      62,057
      Trade notes receivable.............       57,672       36,557      25,366
      Other..............................      335,627      341,884     343,425
                                            ----------   ----------  ----------
                                             6,307,622    6,958,597   7,117,460
      Allowance for sales adjustments and
       doubtful accounts.................      (50,000)     (99,290)   (257,839)
                                            ----------   ----------  ----------
                                            $6,257,622   $6,859,307  $6,859,621
                                            ==========   ==========  ==========

  Accrued expenses consists of the following:

      Accrued salaries and wages.............. $  195,815 $  213,175 $  253,538
      Accrued profit sharing and bonus........    415,837    605,268    443,092
      Accrued vacation benefits...............    307,523    369,084    404,941
      Payroll taxes and withholding...........    123,452     54,200     58,556
                                               ---------- ---------- ----------
                                               $1,042,627 $1,241,727 $1,160,127
                                               ========== ========== ==========

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                       DECEMBER 31,  DECEMBER 31,    JUNE 30,
                                           1995          1996          1997
                                       ------------  ------------  ------------
      Costs incurred.................  $ 37,064,954  $ 62,376,659  $ 58,243,065
      Estimated earnings recognized..    15,929,952    26,073,509    24,889,245
                                       ------------  ------------  ------------
                                         52,994,906    88,450,168    83,132,310
      Less billings on contracts.....   (52,209,272)  (87,211,048)  (82,563,167)
                                       ------------  ------------  ------------
                                       $    785,634  $  1,239,120  $    569,143
                                       ============  ============  ============

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

      Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........  $  1,506,793  $  1,866,172  $  1,419,830
      Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........      (721,159)     (627,052)     (850,687)
                                       ------------  ------------  ------------
                                       $    785,634  $  1,239,120  $    569,143
                                       ============  ============  ============

                                 MASTERS, INC.

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                              ESTIMATED
                                USEFUL   DECEMBER 31,  DECEMBER 31,   JUNE 30,
                                LIVES        1995          1996         1997
                              ---------- ------------  ------------  -----------
Leasehold improvements.......  2-7 years $   215,396   $   221,265   $   223,012
Office furniture and
 equipment................... 5-10 years     784,498       838,904       858,900
Automotive equipment.........  3-5 years     399,942       435,623       470,864
Construction machinery and
 equipment................... 8-10 years   1,003,995     1,132,070     1,174,761
                                         -----------   -----------   -----------
                                           2,403,831     2,627,862     2,727,537
Less accumulated
 depreciation................             (1,813,602)   (2,002,737)   (2,117,818)
                                         ===========   ===========   ===========
                                         $   590,229   $   625,125   $   609,719
                                         ===========   ===========   ===========

6. OTHER NONCURRENT ASSETS

  During the fourth quarter of 1995, the Company purchased three model homes from a customer for $673,570 in order to settle certain accounts receivable balances. The Company is not in the real estate business, and intends to sell this real estate. Management believes that the carrying value of these homes approximates their net realizable value based on recent sales in this development.

  The related mortgage note totaling $630,462, $619,627 and $612,915 as of December 31, 1995, December 31, 1996 and June 30, 1997, respectively, matures October 5, 2000, and is payable in monthly installments of $5,843 including principal and interest at 9.25%. The operating results of the investment are not significant.

  Maturities of the mortgage note are as follows:

      YEAR ENDING JUNE 30,
      --------------------
        1998........................................................... $ 14,159
        1999...........................................................   15,525
        2000...........................................................   17,024
        2001...........................................................  566,207
                                                                        --------
                                                                        $612,915
                                                                        ========

7. SHORT AND LONG-TERM DEBT

  The Company has a revolving loan agreement with a bank, which as of December 31, 1995, December 31, 1996 and June 30, 1997, provided for maximum borrowings of $3,000,000, $3,500,000 and $3,500,000, respectively. The agreement has a maturity date of September 1, 1997. Borrowings under this agreement at December 31, 1995, December 31, 1996 and June 30, 1997, amounted to $1,300,000, $1,890,000 and $1,000,000, respectively, with interest at 8.5 percent at December 31, 1995, 8.25 percent at December 31, 1996 and 8.5 percent at June 30, 1997. All advances under the revolving note are cross-collateralized with the notes and mortgage payable discussed below. The debt agreements require among other provisions, the maintenance of certain levels of net worth and working capital, and place restrictions on cash dividends.

  The Company's long term debt for December 31, 1995, December 31, 1996 and June 30, 1997, was $303,664, $270,227 and $221,794, respectively.

                                 MASTERS, INC.

  Long-term debt consists of the following:

                                            DECEMBER 31, DECEMBER 31, JUNE 30,
                                                1995         1996       1997
                                            ------------ ------------ --------
7.75%, due 2/28/97, secured by equipment...   $ 44,484     $  9,198   $     --
8.0%, due 6/25/97, secured by equipment....     33,582       12,999         --
8.25%, due 11/22/00, secured by equipment..    200,002      166,431    148,539
                                              --------     --------   --------
  Total Notes Payable......................    278,068      188,628    148,539
                                              --------     --------   --------
Capitalized lease, payable in monthly
 installments, interest at 15.35%, due
 6/30/00, secured by equipment.............     25,596       21,321     18,928
Capitalized lease, payable in monthly
 installments, interest at 9.07%, due
 4/30/01, secured by equipment.............   $     --     $ 60,278   $ 54,327
                                              --------     --------   --------
  Total Capitalized Leases.................     25,596       81,599     73,255
                                              --------     --------   --------
    Total long-term debt...................    303,664      270,227    221,794
                                              --------     --------   --------
    Less current maturities................    (94,303)     (76,095)   (55,618)
                                              --------     --------   --------
                                              $209,361     $194,132   $166,176
                                              ========     ========   ========

  The aggregate maturities of the long-term debt as of June 30, 1997 are as follows:

      1998............................................................. $ 37,507
      1999.............................................................   40,721
      2000.............................................................   44,211
      2001.............................................................   26,100
                                                                        --------
                                                                        $148,539
                                                                        ========

  Total borrowings under the notes payable with the bank are collateralized by accounts receivable, inventory, and property and equipment of the Company, the personal guarantee of the shareholder, and an assignment of the proceeds of a $2,000,000 life insurance policy on the life of the shareholder.

  Future minimum lease payments under capital leases together with the present value of the net minimum lease payments are as follows:

      YEAR ENDING JUNE 30,
      --------------------
        1998........................................................... $25,183
        1999...........................................................  25,183
        2000...........................................................  25,183
        2001...........................................................  12,954
                                                                        -------
      Total minimum lease payments.....................................  88,503
      Less: Amount representing interest............................... (15,248)
                                                                        -------
      Present value of net minimum lease payments......................  73,255
      Less: Current Portion............................................ (18,111)
                                                                        -------
      Long-term Portion................................................ $55,144
                                                                        =======

  Interest paid by Company on short and long-term debt was as follows:

      Year ending December 31, 1994................................... $106,083
      Year ending December 31, 1995...................................  115,031
      Year ending December 31, 1996...................................  157,435
      Six months ending June 30, 1997.................................   77,445

                                 MASTERS, INC.

8. LEASES

  The Company occupies warehouse and office space which is subject to operating leases. These leases provide for the following annual rental payments:

      YEAR ENDING JUNE 30,
      --------------------
        1998......................................................... $  283,558
        1999.........................................................    280,881
        2000.........................................................    278,094
        2001.........................................................    289,008
        2002.........................................................    296,522
        Thereafter...................................................    165,858
                                                                      ----------
                                                                      $1,593,921
                                                                      ==========

  Total rent expense was $285,353, $268,419 and $293,074 for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively. Rent expense was $140,766 for the six months ended June 30, 1997.

  Office furniture and equipment at December 31, 1995, December 31, 1996 and June 30, 1997, includes $27,500, $96,734 and $96,734, respectively, of equipment under leases that have been capitalized. Accumulated depreciation for such equipment was $2,750 at December 31, 1995, $17,940 at December 31, 1996 and $27,613 at June 30, 1997.

9. RELATED PARTY TRANSACTIONS

  On January 22, 1997, the Company entered into a partnership with the shareholder of the Company for the lease of warehouse and office space. The lease requires an annual base rental of $233,700. The lease extends through February 1, 2003. Rent increases on each anniversary at the rate of 4%. All expenses except base period real estate taxes are paid by the Company. Total rental expense under this lease for the six months ended June 30, 1997, was $97,375.

  The Company leases equipment from a company owned by the shareholder and an officer of the Company. Expense for this equipment was $210,000, $199,925, and $207,972, for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively. Expense for this equipment was $100,803 for the six months ended June 30, 1997.

  The Company makes a monthly payment for advertising to a company owned by the shareholder of the Company. Payments to this company were $0 for the year ended December 31, 1994, and approximately $48,000 for each year ending December 31, 1995 and December 31, 1996. Payments were $24,000 for the six months ended June 30, 1997.

  The Company has an outstanding receivable of $131,633 as of December 31, 1995, December 31, 1996 and June 30, 1997 from a company owned by the shareholder of the Company.

  The shareholder of the Company owes the Company $224,658, $238,579 and $245,539 in notes receivable as of December 31, 1995, December 31, 1996 and June 30, 1997, respectively. The balance includes accrued interest at rates ranging from 7.0% to 8.5% and the notes are payable on demand.

                                 MASTERS, INC.

10. EMPLOYEE BENEFIT PLANS

  The Company adopted a qualified Profit-Sharing and 401(k) Retirement Plan in December 1994. The Plan covers substantially all full time employees. The 401(k) portion of the Plan was effective in January 1995. Contributions are determined based upon the discretion of the Company's Board of Directors. The Company contributed $120,500 and $181,915 to the plan for the years ended December 31, 1995 and December 31, 1996, respectively. A contribution of $70,292 was made for the six months ended June 30, 1997. A favorable determination letter dated January 29, 1996, has been obtained from the Internal Revenue Service.

11. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

12. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximate their fair value.

13. SUBSEQUENT EVENT

  In April 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC will acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC concurrent with the consummation of the initial public offering of the common stock of GroupMAC (the "GroupMAC IPO").

14. EVENTS SUBSEQUENT TO INDEPENDENT AUDITORS REPORT (UNAUDITED)

  GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the GroupMAC IPO (acquisition to be effective October 31, 1997).

  The Company made distributions in respect to the Company's estimated S Corporation accumulated adjustment account of approximately $1.7 million at the time of closing.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
K & N Plumbing, Heating and Air Conditioning, Inc.

  We have audited the accompanying balance sheet of K & N Plumbing, Heating and Air Conditioning, Inc. as of March 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K & N Plumbing, Heating and Air Conditioning, Inc. as of March 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
May 20, 1997, except for note 12, for which the date is June 1, 1997

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                                 BALANCE SHEET

                                                                          MARCH 31,
                                                                             1997
                                                                          ----------
                                 ASSETS
CURRENT ASSETS:
  Accounts receivable, net of allowance of $98,098....................... $3,410,659
  Inventories............................................................    254,135
  Other receivables......................................................    191,056
  Prepaid expenses and other current assets..............................    155,270
  Deferred income taxes..................................................    109,892
                                                                          ----------
    Total current assets.................................................  4,121,012
PROPERTY AND EQUIPMENT, net..............................................  1,483,869
OTHER NONCURRENT ASSETS..................................................     20,895
                                                                          ----------
    Total assets......................................................... $5,625,776
                                                                          ==========
                  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of long-term debt......... $1,285,189
  Accounts payable.......................................................  1,399,235
  Accrued expenses.......................................................    627,263
  Deferred service contract revenue......................................     27,970
  Income taxes payable...................................................    120,187
                                                                          ----------
    Total current liabilities............................................  3,459,844
LONG-TERM DEBT, net of current maturities................................    305,685
DEFERRED INCOME TAXES....................................................    252,091
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 100,000 shares authorized;
   5,000 shares issued and outstanding...................................      5,000
  Retained earnings......................................................  1,603,156
                                                                          ----------
    Total shareholders' equity...........................................  1,608,156
                                                                          ----------
    Total liabilities and shareholders' equity........................... $5,625,776
                                                                          ==========


   The accompanying notes are an integral part of these financial statements.

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                            STATEMENT OF OPERATIONS

                                                                    YEAR ENDED
                                                                     MARCH 31,
                                                                       1997
                                                                    -----------
REVENUES........................................................... $24,279,160
COST OF SERVICES...................................................  20,704,965
                                                                    -----------
  Gross profit.....................................................   3,574,195
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................   2,638,037
                                                                    -----------
  Income from operations...........................................     936,158
OTHER INCOME (EXPENSE):
  Interest expense.................................................     (97,390)
  Other............................................................      (3,222)
                                                                    -----------
    Income before income tax provision.............................     835,546
INCOME TAX PROVISION...............................................     314,764
                                                                    -----------
NET INCOME......................................................... $   520,782
                                                                    ===========




   The accompanying notes are an integral part of these financial statements.

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                                                       TOTAL
                                                 COMMON  RETAINED  SHAREHOLDERS'
                                                 STOCK   EARNINGS     EQUITY
                                                 ------ ---------- -------------
BALANCE, March 31, 1996......................... $5,000 $1,082,374  $1,087,374
  Net income....................................    --     520,782     520,782
                                                 ------ ----------  ----------
BALANCE, March 31, 1997......................... $5,000 $1,603,156  $1,608,156
                                                 ====== ==========  ==========






    The accompanying notes are an integral part of the financial statements.

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                            STATEMENT OF CASH FLOWS

                                                                       YEAR
                                                                       ENDED
                                                                     MARCH 31,
                                                                       1997
                                                                     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income......................................................... $ 520,782
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation......................................................   500,679
  Loss on sales of property and equipment...........................    10,982
  Deferred income taxes.............................................    79,621
  Changes in operating assets and liabilities:
   (Increase) decrease in--
    Accounts receivable.............................................  (566,374)
    Inventories.....................................................  (100,496)
    Other receivables...............................................   141,343
    Prepaid expenses and other current assets.......................    45,096
    Other noncurrent assets.........................................    (4,972)
   Increase (decrease) in--
    Accounts payable................................................    71,813
    Accrued expenses................................................    11,445
    Deferred service contract revenue...............................    27,970
    Income taxes payable............................................   112,851
                                                                     ---------
      Net cash provided by operating activities.....................   850,740
                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment................................  (661,326)
 Proceeds from sales of property and equipment......................    14,442
                                                                     ---------
      Net cash used in investing activities.........................  (646,884)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Checks outstanding in excess of bank balance.......................  (425,718)
 Net borrowings on line of credit...................................    66,382
 Principal payments on shareholder debt.............................   (12,658)
 Proceeds from issuance of installment debt.........................   479,093
 Principal payments on installment debt.............................  (310,955)
                                                                     ---------
      Net cash used in financing activities.........................  (203,856)
                                                                     ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS................       --
CASH AND CASH EQUIVALENTS, beginning of year........................       --
                                                                     ---------
CASH AND CASH EQUIVALENTS, end of year.............................. $     --
                                                                     =========

   The accompanying notes are an integral part of these financial statements.

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1997

1. BUSINESS AND ORGANIZATION

  K & N Plumbing, Heating and Air Conditioning, Inc., (the Company) is primarily engaged in the business of installing plumbing, heating and air conditioning systems for new single-family detached homes in the areas in and around Dallas and Austin, Texas and Las Vegas, Nevada. In addition, the Company is involved in the replacement and repair market.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $99,838 and $114,955, respectively, for the year ended March 31, 1997.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis, using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease-term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

 Warranty Costs

  The Company warrants labor for one to two years after installation of new air conditioning and heating units. The Company generally warrants labor for one year after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective April 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consist of the following at March 31, 1997:

    Prepaid expenses.................................................. $ 94,808
    Due from employees................................................   60,462
                                                                       --------
                                                                       $155,270
                                                                       ========
  Accrued expenses consist of the following at March 31, 1997:
    Accrued payroll and related expense............................... $242,845
    Other accrued expenses............................................  384,418
                                                                       --------
                                                                       $627,263
                                                                       ========

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment at March 31, 1997 are as follows:

                                                        ESTIMATED
                                                       USEFUL LIVES
                                                       ------------
  Machinery and equipment.............................  5--7 years  $   554,461
  Service and other vehicles..........................     5 years    2,239,457
  Office equipment, furniture and fixtures............  5--7 years      290,702
  Leasehold improvements..............................         --       290,875
                                                                    -----------
                                                                      3,375,495
  Less accumulated depreciation.......................               (1,891,626)
                                                                    -----------
                                                                    $ 1,483,869
                                                                    ===========

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

5. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

  Credit facility in the amount of $1,000,000 with a bank, bearing interest at prime plus 1.5%, secured by trade receivables and inventory....................................................... $  970,321
  Equipment installation loans payable to banks and other financial institutions, interest varying from 7.5% to 10.24%,
   collateralized by certain equipment, payable in monthly
   installments including interest, final installment due January
   1998............................................................    620,553
                                                                    ----------
      Total short- and long-term debt..............................  1,590,874
   Less short-term borrowings and current maturities............... (1,285,189)
                                                                    ----------
                                                                    $  305,685
                                                                    ==========

  The Company had a revolving credit agreement with a bank to provide borrowings up to $1,000,000. The agreement expires on August 30, 1997. The revolving credit agreement was collateralized by accounts receivable, inventories and the personal guarantee of the shareholder. The agreement contained certain covenants with regard to minimum net worth and lending limits of up to 80% of accounts receivable less than 60 days old. Borrowings under the agreement in effect on March 31, 1997, bear interest at 10.0%, which represents prime plus 1.5%. Borrowings outstanding at March 31, 1997 were $970,321. The agreement was repaid in connection with the Company's acquisition, see note 12.

  The aggregate maturities of the short- and long-term debt as of March 31, 1997 are as follows:

  1998............................................................... $1,285,189
  1999...............................................................    246,605
  2000...............................................................     59,080
                                                                      ----------
                                                                      $1,590,874
                                                                      ==========

6. INCOME TAXES

  Income tax expense for the year ended March 31, 1997 consists of:

                                                      CURRENT  DEFERRED  TOTAL
                                                      -------- -------- --------
  Federal............................................ $216,077 $73,166  $289,243
  State..............................................   19,066   6,455    25,521
                                                      -------- -------  --------
                                                      $235,143 $79,621  $314,764
                                                      ======== =======  ========

  Total income tax expense differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision as a result of the following:

  Tax provision at statutory rate...................................... $284,086
  Increase resulting from:
    State income taxes, net of federal benefit.........................   16,844
    Other..............................................................   13,834
                                                                        --------
                                                                        $314,764
                                                                        ========

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

  The components of the deferred income tax assets and liabilities are as follows:

  Deferred income tax assets:
    Warranty reserves.................................................. $ 41,440
    Deferred service contract revenues.................................   10,349
    Allowance for doubtful accounts....................................   36,296
    Vacation accrual...................................................   21,807
                                                                        --------
      Total deferred income tax asset..................................  109,892
                                                                        --------
  Deferred income tax liabilities:
    Depreciation....................................................... $112,936
    Other..............................................................  139,155
                                                                        --------
      Total deferred income tax liability..............................  252,091
                                                                        --------
      Net deferred income tax liability................................ $142,199
                                                                        ========

7. LEASES

  The Company incurred rent expenses under operating leases of $137,351 for the year ended March 31, 1997. Of such amount, $107,760 related to a facility that is leased by the Company from its shareholder. Under the lease agreement, the Company is to pay for all maintenance, certain taxes and insurance for the facility.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of March 31, 1997 are as follows:

  1998................................................................. $137,760
  1999.................................................................  107,760
  2000.................................................................  107,760
  2001.................................................................  107,760
  2002 and thereafter..................................................   53,880
                                                                        --------
                                                                        $514,920
                                                                        ========

8. EMPLOYEE BENEFIT PLAN

  The Company maintains a voluntary 401(k) profit-sharing plan covering all employees. Employees may choose to defer up to 15% of their compensation during the Plan year, not to exceed Internal Revenue Service limitations, by contributing to the Plan. The Company matches 50% of each employee's contributions up to a maximum of 5% of the employee's gross earnings. Contributions made by the Company of $57,400 were charged to operations in the year ended March 31, 1997.

9. SALES TO SIGNIFICANT CUSTOMERS

  During the year ended March 31, 1997, two customers accounted for approximately 30% of the Company's revenues.

10. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12. SUBSEQUENT EVENT

  Effective June 1, 1997, Group Maintenance America Corp. (GroupMAC) acquired all the outstanding shares of the Company for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the business were redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
A-ABC Appliance, Inc. and
 A-1 Appliance & Air Conditioning, Inc.:

  We have audited the accompanying combined balance sheets of A-ABC Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc. (collectively referred to as the Company) as of December 31, 1996 and May 31, 1997, and the related combined statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and the five months ended May 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of A-ABC Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc. as of December 31, 1996 and May 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the five months ended May 31, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                            COMBINED BALANCE SHEETS

                                                         DECEMBER 31,  MAY 31,
                                                             1996        1997
                                                         ------------ ----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................   $  760,291  $  654,324
  Accounts receivable..................................      144,519     217,461
  Other receivables....................................       35,226         --
  Inventories..........................................      570,007     517,587
  Due from related parties and employees...............       30,912     162,580
  Prepaid expenses.....................................       13,289      57,090
                                                          ----------  ----------
    Total current assets...............................    1,554,244   1,609,042
PROPERTY AND EQUIPMENT, net............................      905,447     702,310
GOODWILL, net of accumulated amortization of $9,195 and
 $9,820, respectively..................................       50,808      50,183
OTHER NONCURRENT ASSETS................................      334,372     263,599
                                                          ----------  ----------
    Total assets.......................................   $2,844,871  $2,625,134
                                                          ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt.................   $  176,717  $  168,425
  Accounts payable.....................................      265,080     425,196
  Accrued expenses.....................................      183,797     213,732
  Due to related parties...............................      315,474     342,584
  Deferred service contract revenue....................      196,217     175,134
                                                          ----------  ----------
    Total current liabilities..........................    1,137,285   1,325,071
LONG-TERM DEBT, net of current maturities..............      844,549     779,511
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock.........................................        3,300       3,300
  Additional paid-in capital...........................      304,140     304,140
  Retained earnings....................................      555,597     213,112
                                                          ----------  ----------
    Total shareholders' equity.........................      863,037     520,552
                                                          ----------  ----------
    Total liabilities and shareholders' equity.........   $2,844,871  $2,625,134
                                                          ==========  ==========


    The accompanying notes are an integral part of these combined financial statements.

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                          FIVE MONTHS ENDED
                                            YEAR ENDED         MAY 31,
                                           DECEMBER 31, ----------------------
                                               1996        1996        1997
                                           ------------ ----------  ----------
                                                      (UNAUDITED)
REVENUES..................................  $8,546,450  $3,382,901  $3,419,026
COST OF SERVICES..........................   5,446,934   2,147,150   2,227,471
                                            ----------  ----------  ----------
  Gross profit............................   3,099,516   1,235,751   1,191,555
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................   2,766,293   1,124,839     996,082
                                            ----------  ----------  ----------
  Income from operations..................     333,223     110,912     195,473
OTHER INCOME (EXPENSE):
  Interest expense........................     (94,434)    (36,628)    (34,313)
  Interest income.........................      10,653       1,619       3,702
  Other...................................         779     (15,130)     (7,760)
                                            ----------  ----------  ----------
NET INCOME................................  $  250,221  $   60,773  $  157,102
                                            ==========  ==========  ==========




    The accompanying notes are an integral part of these combined financial statements.

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID-IN   RETAINED   SHAREHOLDERS'
                                      STOCK   CAPITAL   EARNINGS      EQUITY
                                      ------ ---------- ---------  -------------
BALANCE, December 31, 1995........... $3,300  $304,140  $ 305,376    $ 612,816
  Net income.........................    --        --     250,221      250,221
                                      ------  --------  ---------    ---------
BALANCE, December 31, 1996...........  3,300   304,140    555,597      863,037
  Net income.........................    --        --     157,102      157,102
  Distributions to shareholders......    --        --    (499,587)    (499,587)
                                      ------  --------  ---------    ---------
BALANCE, May 31, 1997................ $3,300  $304,140  $ 213,112    $ 520,552
                                      ======  ========  =========    =========



    The accompanying notes are an integral part of these combined financial statements.

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                           FIVE MONTHS ENDED
                                             YEAR ENDED         MAY 31,
                                            DECEMBER 31, ---------------------
                                                1996        1996       1997
                                            ------------ ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income................................  $ 250,221    $  60,773  $ 157,102
 Adjustments to reconcile net income to net
  cash
  provided by (used in) operating
  activities:
   Depreciation and amortization...........    318,259      138,454    133,448
   Gain from sales of property and
    equipment..............................    (18,765)     (18,765)       --
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable...................     (8,567)    (194,850)   (72,942)
     Other receivables.....................    (28,778)       1,611     35,226
     Inventories...........................     17,073      (31,888)    52,420
     Due from related parties and
      employees............................      1,703        6,000    (11,186)
     Prepaid expenses......................     40,965      (16,391)   (43,801)
     Other noncurrent assets...............     (4,952)      (4,391)    24,940
    Increase (decrease) in--
     Accounts payable......................    (33,128)     143,415    160,116
     Accrued expenses......................   (120,496)      69,937     29,935
     Due to related parties................    (43,945)    (359,419)  (315,474)
     Deferred service contract revenue.....     36,714       94,838    (21,083)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
           operating activities............    406,304     (110,676)   128,701
                                             ---------    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.......   (456,877)    (277,614)    (4,335)
 Proceeds from sales of property and
  equipment................................     20,585       20,585        --
                                             ---------    ---------  ---------
      Net cash used in investing
       activities..........................   (436,292)    (257,029)    (4,335)
                                             ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt..............    376,714      376,714        --
 Payments of long-term debt................   (135,202)     (71,677)   (73,330)
 Distributions to shareholders.............        --           --    (157,003)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
           financing activities............    241,512      305,037   (230,333)
                                             ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...............................    211,524      (62,668)  (105,967)
CASH AND CASH EQUIVALENTS, beginning of
 period....................................    548,767      548,767    760,291
                                             ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period...  $ 760,291    $ 486,099  $ 654,324
                                             =========    =========  =========

    The accompanying notes are an integral part of these combined financial statements.

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  A-ABC Appliance, Inc. (A-ABC) and A-1 Appliance & Air Conditioning, Inc. (A-
1), (collectively referred to as the Company), are under common ownership. As common control exists among the entities, the financial statements have been combined for all periods presented. There have been no intercompany transactions between the entities. A-ABC and A-1 are primarily engaged in the installation and servicing of heating and air conditioning systems, as well as home appliances, for residential and light commercial customers in the Dallas, Texas area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim combined financial statements for the five months ended May 31, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results of the entire fiscal year.

 Use of Estimates

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon completion of service. Revenues on service and maintenance contracts are recognized over the life of the contract.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $92,052 and $34,313 for the year ended December 31, 1996 and the five months ended May 31, 1997, respectively.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The Company uses the first-in, first-out (FIFO) cost method to value its inventories.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company will make distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Other noncurrent assets consists of the following:

                                                          DECEMBER 31, MAY 31,
                                                              1996       1997
                                                          ------------ --------
  Covenant not to compete, net of accumulated
   amortization of $247,500 and $293,333, respectively...   $302,500   $256,667
  Other noncurrent assets................................     31,872      6,932
                                                            --------   --------
                                                            $334,372   $263,599
                                                            ========   ========
  Accrued expenses consists of the following:
  Accrued payroll costs and benefits.....................   $100,151   $165,233
  Other accrued expenses.................................     83,646     48,499
                                                            --------   --------
                                                            $183,797   $213,732
                                                            ========   ========

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                           ESTIMATED
                                            USEFUL    DECEMBER 31,    MAY 31,
                                             LIVES       1996          1997
                                          ----------- ------------  -----------
   Land..................................         --  $    15,000   $       --
   Buildings and improvements............ 20-30 years     138,958           --
   Service and other vehicles............   4-7 years   1,191,155     1,193,253
   Office equipment, furniture and
    fixtures.............................  5-10 years     450,086       452,323
   Leasehold improvements................         --      214,691       214,691
                                                      -----------   -----------
                                                        2,009,890     1,860,267
   Less accumulated depreciation.........              (1,104,443)   (1,157,957)
                                                      -----------   -----------
                                                      $   905,447   $   702,310
                                                      ===========   ===========

5. GOODWILL AND OTHER NONCURRENT ASSETS

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

  Other noncurrent assets include a covenant not to compete and deferred charges related to the "Asset Purchase and Sale Agreement" made between the Company's shareholders and former owners. The covenant not to compete and deferred charges are amortized on a straight-line basis for a period of five years, which is the period of the covenant in the agreement.

6. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                         DECEMBER 31,  MAY 31,
                                                             1996       1997
                                                         ------------ ---------
   Equipment installment loans payable to banks and
    other financial institutions, interest varying from
    8.75% to 9.0%, secured by certain equipment,
    payable in monthly and quarterly installments
    including interest, final installment
    due November 2000..................................   $  471,554  $ 419,900
   Notes payable to the former shareholders of A-1
    Appliance & Air Conditioning, Inc. at 8%, payable
    in monthly installments of $7,783, including
    interest, final installment due November 2004......      549,712    528,036
                                                          ----------  ---------
       Total long-term debt............................    1,021,266    947,936
   Less current maturities.............................     (176,717)  (168,425)
                                                          ----------  ---------
                                                          $  844,549  $ 779,511
                                                          ==========  =========

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

  The aggregate maturities of the long-term debt as of December 31, 1996 are as follows:

                                                     A-ABC     A-1     COMBINED
                                                    -------- -------- ----------
   1997............................................ $ 97,304 $ 79,413 $  176,717
   1998............................................  101,507   80,613    182,120
   1999............................................  108,743   71,823    180,566
   2000............................................   79,251   66,660    145,911
   2001............................................   23,435   72,477     95,912
   Thereafter......................................      --   240,040    240,040
                                                    -------- -------- ----------
                                                    $410,240 $611,026 $1,021,266
                                                    ======== ======== ==========

7. SHAREHOLDERS' EQUITY

  The authorized, issued and outstanding common stock of the Company at December 31, 1996 and May 31, 1997 is summarized as follows:

                                                  NUMBER OF SHARES
                                           ------------------------------ COMMON
                                           AUTHORIZED ISSUED  OUTSTANDING STOCK
                                           ---------- ------- ----------- ------
   A-ABC voting...........................       50        50        50   $  250
   A-ABC non-voting.......................       50        50        50       50
   A-1....................................  300,000   300,000   300,000    3,000
                                            -------   -------   -------   ------
     Total................................  300,100   300,100   300,100   $3,300
                                            =======   =======   =======   ======

  The voting common stock and non-voting common stock of A-ABC have stated values of $5 and $1 per share, respectively. The common stock of A-1 has a stated value of $0.01 per share.

8. LEASES

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

                                                     A-ABC      A-1    COMBINED
                                                   ---------- ------- ----------
   1997........................................... $   99,000 $27,000 $  126,000
   1998...........................................     99,000  27,000    126,000
   1999...........................................     99,000  27,000    126,000
   2000...........................................     99,000  11,250    110,250
   2001...........................................     99,000     --      99,000
   Thereafter.....................................    717,750     --     717,750
                                                   ---------- ------- ----------
                                                   $1,212,750 $92,250 $1,305,000
                                                   ========== ======= ==========

  Total rental expense for the year ended December 31, 1996 and the five months ended May 31, 1997 was $136,200 and $58,200, respectively.

9. RELATED PARTY TRANSACTIONS

  The Company leases the office building and warehouse from a shareholder of A-ABC and A-1. The Company also pays management fees to a company owned by a shareholder for administrative and operational services. The management agreement is renewed annually.

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

  In May 1997, the Company sold land and buildings and improvements to a shareholder for the recorded book value of $120,482. In addition, the Company declared $342,584 of distributions to shareholders, which were not paid as of May 31, 1997.

  At December 31, 1996 and May 31, 1997, the Company had amounts due to related parties of $315,474 and $342,584, respectively, and amounts due from related parties of $23,174 and $145,070, respectively.

10. EMPLOYEE BENEFIT PLAN

  The Company has a contributory 401(k) plan covering substantially all employees. Contributions to this plan, determined annually, are at the discretion of the Board of Directors. Authorized contributions for the year ended December 31, 1996 and the five months ended May 31, 1997 amounted to $20,258 and $9,942, respectively.

11. ADVERTISING

  The Company expenses advertising costs as incurred. Total advertising expense for the year ended December 31, 1996 and the five months ended May 31, 1997 amounted to $401,722 and $136,350, respectively, and is included in selling, general and administrative expenses in the accompanying combined statements of operations.

12. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

13. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and long-term debt. The Company believes that the carrying value of these instruments on the accompanying combined balance sheets approximates their fair value.

14. SUBSEQUENT EVENT

  Effective June 1, 1997, Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
 Arkansas Mechanical Services, Inc.
 and Mechanical Services, Inc.:

  We have audited the accompanying combined balance sheets of Arkansas Mechanical Services, Inc. and Mechanical Services, Inc. (collectively referred to as the Company) as of December 31, 1996 and June 30, 1997, and the related combined statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Arkansas Mechanical Services, Inc. and Mechanical Services, Inc. as of December 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 25, 1997

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                            COMBINED BALANCE SHEETS

                                         DECEMBER 31,  JUNE 30,   SEPTEMBER 30,
                                             1996        1997         1997
                 ASSETS                  ------------ ----------  -------------
                                                                   (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.............  $  124,687  $   20,123   $   94,626
  Accounts receivable...................     960,574   1,337,571    1,153,299
  Inventories...........................      55,036      75,862       80,063
  Costs and estimated earnings in excess
   of billings on uncompleted contracts.      52,310      36,203           --
  Due from related parties..............      21,291      17,553       41,440
  Prepaid expenses and other current
   assets...............................       8,795      11,508       27,690
                                          ----------  ----------   ----------
    Total current assets................   1,222,693   1,498,820    1,397,118
PROPERTY AND EQUIPMENT, net.............     634,996     632,862      610,222
GOODWILL, net of accumulated
 amortization of $11,265, $11,922 and
 $12,249, respectively..................      14,975      14,318       13,991
OTHER NONCURRENT ASSETS.................       1,217       1,383           --
                                          ----------  ----------   ----------
    Total assets........................  $1,873,881  $2,147,383   $2,021,331
                                          ==========  ==========   ==========
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current
   maturities of long-term debt.........  $  513,157  $  500,352   $  321,703
  Accounts payable......................     529,497     725,177      387,349
  Accrued expenses......................     157,811      69,571      113,363
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts............................     117,526      99,690       35,268
  Due to related parties................          --      35,150       98,780
                                          ----------  ----------   ----------
    Total current liabilities...........   1,317,991   1,429,940      956,463
LONG-TERM DEBT, net of current
 maturities.............................     205,170     192,645      244,920
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock..........................      26,000      26,000       26,000
  Retained earnings.....................     371,983     546,061      841,211
  Treasury stock, at cost...............     (47,263)    (47,263)     (47,263)
                                          ----------  ----------   ----------
    Total shareholders' equity..........     350,720     524,798      819,948
                                          ----------  ----------   ----------
    Total liabilities and shareholders'
     equity.............................  $1,873,881  $2,147,383   $2,021,331
                                          ==========  ==========   ==========


    The accompanying notes are an integral part of these combined financial statements.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                      SIX MONTHS ENDED JUNE     NINE MONTHS ENDED
                          YEAR ENDED           30,                SEPTEMBER 30,
                         DECEMBER 31, ----------------------  ----------------------
                             1996        1996        1997        1996        1997
                         ------------ ----------  ----------  ----------  ----------
                                    (UNAUDITED)                    (UNAUDITED)
REVENUES................  $6,237,166  $3,460,144  $4,028,775  $4,755,144  $5,962,959
COST OF SERVICES........   4,773,451   2,663,083   3,168,537   3,639,083   4,497,390
                          ----------  ----------  ----------  ----------  ----------
    Gross profit........   1,463,715     797,061     860,238   1,116,061   1,465,569
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............   1,082,470     525,206     583,120     783,206     890,309
                          ----------  ----------  ----------  ----------  ----------
    Income from
     operations.........     381,245     271,855     277,118     332,855     575,260
OTHER INCOME (EXPENSE):
  Interest expense......     (51,408)    (22,908)    (32,160)    (37,908)    (41,323)
  Other.................      30,104      17,321       2,120      27,321       8,269
                          ----------  ----------  ----------  ----------  ----------
NET INCOME..............  $  359,941  $  266,268  $  247,078  $  322,268  $  542,206
                          ==========  ==========  ==========  ==========  ==========




    The accompanying notes are an integral part of these combined financial statements.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                       TOTAL
                                      COMMON  RETAINED   TREASURY  SHAREHOLDERS'
                                       STOCK  EARNINGS    STOCK       EQUITY
                                      ------- ---------  --------  -------------
BALANCE, December 31, 1995........... $26,000 $ 252,756  $(47,263)   $ 231,493
  Net income.........................      --   359,941        --      359,941
  Distributions to shareholders......      --  (240,714)       --     (240,714)
                                      ------- ---------  --------    ---------
BALANCE, December 31, 1996...........  26,000   371,983   (47,263)     350,720
  Net income.........................      --   247,078        --      247,078
  Distributions to shareholders......      --   (73,000)       --      (73,000)
                                      ------- ---------  --------    ---------
BALANCE, June 30, 1997............... $26,000 $ 546,061  $(47,263)   $ 524,798
                                      ======= =========  ========    =========



    The accompanying notes are an integral part of these combined financial statements.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                       SIX MONTHS ENDED     NINE MONTHS ENDED
                          YEAR ENDED       JUNE 30,           SEPTEMBER 30,
                         DECEMBER 31, --------------------  ------------------
                             1996       1996       1997       1996      1997
                         ------------ ---------  ---------  --------  --------
                                   (UNAUDITED)                 (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............   $ 359,941   $ 266,268  $ 247,078  $322,268  $542,206
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities--
  Depreciation and
   amortization........     109,624      65,735     89,354   100,008   114,932
  Gain on sale of
   property and
   equipment...........          --          --         --        --    (5,627)
  Changes in operating
   assets and
   liabilities:
  (Increase) decrease
   in--
   Accounts receivable.    (368,388)   (366,932)  (376,997)  (81,715) (192,725)
   Inventories.........     (10,142)        (34)   (20,826)  (10,117)  (25,027)
   Costs and estimated
    earnings in excess
    of billings on
    uncompleted
    contracts..........     (27,750)    (52,223)    16,107    12,542   112,313
   Due from related
    parties............      69,661      85,066      3,738    90,952   (20,149)
   Prepaid expenses and
    other current
    assets.............      (5,009)    (20,847)    (2,879)  (23,044)  (17,678)
  Increase (decrease)
   in--
   Accounts payable....     215,954     367,492    195,680    75,850  (142,147)
   Accrued expenses....      43,524      10,842    (88,240)    4,933  (104,452)
   Billings in excess
    of costs and
    estimated earnings
    on uncompleted
    contracts..........      23,641     (71,807)   (17,836)  (89,241)  (82,258)
   Due to related
    parties............     (41,609)    (41,609)    35,150   (41,609)   98,780
   Other long-term
    liabilities........          --          --         --   (55,000)       --
                          ---------   ---------  ---------  --------  --------
     Net cash provided
      by operating
      activities.......     369,447     241,951     80,329   305,827   278,168
                          ---------   ---------  ---------  --------  --------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment........    (237,113)   (130,895)   (86,563)  (31,898)  (95,525)
 Proceeds from sales of
  property and
  equipment............      15,000          --         --        --    12,000
                          ---------   ---------  ---------  --------  --------
     Net cash used in
      investing
      activities.......    (222,113)   (130,895)   (86,563)  (31,898)  (83,525)
                          ---------   ---------  ---------  --------  --------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from short-
  term borrowings......     590,000     440,000    110,000        --   110,000
 Payments of short-term
  borrowings...........    (410,000)   (260,000)  (100,000)       --  (191,454)
 Proceeds from long-
  term debt............     194,326      98,775     37,499   120,764    39,750
 Payments of long-term
  debt.................    (145,389)    (39,145)   (72,829)       --  (110,000)
 Distributions to
  shareholders.........    (295,714)   (155,000)   (73,000) (370,715)  (73,000)
                          ---------   ---------  ---------  --------  --------
     Net cash provided
      by (used in)
      financing
      activities.......     (66,777)     84,630    (98,330) (249,951) (224,704)
                          ---------   ---------  ---------  --------  --------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........      80,557     195,686   (104,564)   23,978   (30,061)
CASH AND CASH
 EQUIVALENTS, beginning
 of period.............      44,130      44,130    124,687    44,130   124,687
                          ---------   ---------  ---------  --------  --------
CASH AND CASH
 EQUIVALENTS, end of
 period................   $ 124,687   $ 239,816  $  20,123  $ 68,108  $ 94,626
                          =========   =========  =========  ========  ========

    The accompanying notes are an integral part of these combined financial statements.

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Arkansas Mechanical Services, Inc. (AMS) and Mechanical Services, Inc.
(MSI), (collectively referred to as the Company), are under common ownership. As common control exists among the entities, the financial statements have been combined for all periods. All significant intercompany transactions and balances have been eliminated in combination. The Company is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial and industrial customers in Little Rock and Fayetteville, Arkansas and the surrounding areas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim combined financial statements for the six months ended June 30, 1996 and as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $51,408 and $32,160 for the year ended December 31, 1996 and the six months ended June 30, 1997.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The Company uses the first-in, first-out (FIFO) cost method to value its inventories.

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company will make distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consists of the following:

                                                           DECEMBER 31, JUNE 30,
                                                               1996       1997
                                                           ------------ --------
      Accrued payroll costs and benefits..................  $ 115,949   $63,339
      Other accrued expenses..............................     41,862     6,232
                                                            ---------   -------
                                                            $ 157,811   $69,571
                                                            =========   =======

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ ----------
      Costs incurred..................................  $1,493,806  $2,232,909
      Estimated earnings recognized...................     246,687     247,900
                                                        ----------  ----------
                                                         1,740,493   2,480,809
      Less billings on contracts......................   1,805,709   2,544,296
                                                        ----------  ----------
                                                        $  (65,216) $  (63,487)
                                                        ==========  ==========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                        DECEMBER 31, JUNE 30,
                                                            1996       1997
                                                        ------------ --------
      Costs and estimated earnings in excess of
       billings on uncompleted contracts...............  $  52,310   $ 36,203
      Billings in excess of costs and estimated
       earnings on uncompleted contracts...............   (117,526)   (99,690)
                                                         ---------   --------
                                                         $ (65,216)  $(63,487)
                                                         =========   ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                            ESTIMATED
                                              USEFUL   DECEMBER 31,  JUNE 30,
                                              LIVES        1996        1997
                                            ---------- ------------ ----------
      Service and other vehicles...........  4-7 years  $  654,491  $  696,871
      Machinery and equipment.............. 5-10 years     228,766     233,744
      Office equipment, furniture and
       fixtures............................ 5-10 years      69,698      98,121
      Leasehold improvements...............         --      75,785      86,567
                                                        ----------  ----------
                                                         1,028,740   1,115,303
      Less accumulated depreciation........               (393,744)   (482,441)
                                                        ----------  ----------
                                                        $  634,996  $  632,862
                                                        ==========  ==========

6. GOODWILL

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

7. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                       DECEMBER 31, JUNE 30,
                                                           1996       1997
                                                       ------------ ---------
Revolving line of credit with a bank with a maximum
 amount of $300,000; interest accrues at prime plus
 .75% and is payable monthly; secured by accounts
 receivable and the personal guarantee of the
 shareholders; due on demand..........................  $ 100,000   $  75,000
Revolving line of credit with a bank with a maximum
 amount of $250,000; interest accrues at 10.0% and is
 payable monthly; secured by accounts receivable and
 the personal guarantee of the shareholders; due on
 demand with a maturity date of June 1997.............    180,000          --
Revolving line of credit with a bank with a maximum
 amount of $400,000; interest accrues at prime plus
 1.5% and is payable monthly; secured by accounts
 receivable and the personal guarantee of the
 shareholders; due on demand with a maturity date of
 February 1998........................................         --     215,000
Equipment installment notes to a bank; interest
 accrued at various rates, payable in monthly
 installments, including interest, of $14,256, final
 installment due 2001; secured by service and other
 vehicles and the personal guarantee of stockholders..    275,603     259,718
Note payable to a bank; interest accrues at 9.5%;
 payable in monthly installments including interest,
 of $2,025, final installments, due August 1997;
 secured by personal guarantee of the shareholder.....     92,512      83,731
Equipment installment notes to a bank; interest
 varying from 7.5% to 10.0%; payable in monthly
 installments of various amounts, including interest,
 through 2000; secured by service and other vehicles..     39,366      33,287
Note payable to a company affiliated through common
 ownership; interest accrued at 9.0%; payable in
 monthly installments, including interest of $981,
 final installment due December 1999; unsecured.......     30,846      26,261
                                                        ---------   ---------
  Total short- and long-term debt.....................    718,327     692,997
Less short-term borrowings and current maturities.....   (513,157)   (500,352)
                                                        ---------   ---------
                                                        $ 205,170   $ 192,645
                                                        =========   =========

  The aggregate maturities of the short- and long-term debt as of December 31, 1996 are as follows:

                                                        AMS      MSI    COMBINED
                                                      -------- -------- --------
      1997........................................... $320,107 $193,050 $513,157
      1998...........................................   69,749   12,758   82,507
      1999...........................................   68,141   10,827   78,968
      2000...........................................   40,023    2,723   42,746
      2001...........................................      949       --      949
                                                      -------- -------- --------
                                                      $498,969 $219,358 $718,327
                                                      ======== ======== ========

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

8. SHAREHOLDERS' EQUITY

  The authorized, issued and outstanding common stock of the Company at December 31, 1996 and June 30, 1997 is summarized as follows:

                                                  NUMBER OF SHARES
                                             ---------------------------
                                                                TREASURY COMMON
                                   AMORTIZED ISSUED OUTSTANDING  STOCK    STOCK
                                   --------- ------ ----------- -------- -------
      AMS.........................  100,000  6,000     6,000     1,900   $ 6,000
      MSI.........................    1,000    400       333        --    20,000
                                    -------  -----     -----     -----   -------
        Total.....................  101,000  6,400     6,333     1,900   $26,000
                                    =======  =====     =====     =====   =======

  The common stock of AMS has a par value of $1 per share. The common stock of MSI has a par value of $1 per share, but has a stated value of $60 per share. MSI must maintain $20,000 in shareholders' equity in order to retain its contractors license.

9. LEASES

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as December 31, 1996 are as follows:

                                                           AMS    MSI   COMBINED
                                                         ------- ------ --------
      1997.............................................. $17,608 $6,912 $24,520
      1998..............................................  14,400  2,656  17,056
      1999..............................................  14,400     --  14,400
                                                         ------- ------ -------
                                                         $46,408 $9,568 $55,976
                                                         ======= ====== =======

  In addition to the above lease commitments, the Company leases office and warehouse space under a month-to-month operating lease, with monthly payments of $3,200. Total rental expense for the year ended December 31, 1996 and the six months ended June 30, 1997 was $76,409 and $38,421, respectively.

10. RELATED PARTY TRANSACTIONS

  The Company rents certain facilities from related parties. Total rent expense for these facilities for the year ended December 31, 1996 and the six months ended June 30, 1997 was $75,696 and $29,608, respectively. AMS rents certain vehicles from a company affiliated through common ownership. Total rent expense for these vehicles for the year ended December 31, 1996 and the six months ended June 30, 1997 was $7,300 and $3,300, respectively.

  The Company obtains data processing and other services from a company affiliated through common ownership. The total expense for these services for the year ended December 31, 1996 and the six months ended June 30, 1997 was $120,564 and $60,282, respectively.

11. EMPLOYEE BENEFIT PLAN

  Non-office employees are participants in a multi-employer defined contribution plan pursuant to the collective bargaining agreement of the union. Contributions for the year ended December 31, 1996 and the six months ended June 30, 1997, were $91,316 and $57,512, respectively.

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

12. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

13. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying combined balance sheets approximates their fair value.

14. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS REPORT--ACQUISITION OF COMPANY (UNAUDITED)

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the initial public offering of the common stock of GroupMAC (acquisition to be effective October 31, 1997).

  The Company made distributions in respect to the Company's estimated S Corporation accumulated adjustment account of approximately $0.9 million at the time of closing.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Callahan Roach Products and Publications, Inc.

  We have audited the accompanying balance sheet of Callahan Roach Products and Publications, Inc. as of February 28, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callahan Roach Products and Publications, Inc. as of February 28, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 30, 1997

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                                 BALANCE SHEETS

                                                       FEBRUARY 28,  JUNE 30,
                                                           1997        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................   $ 27,161    $105,939
  Accounts receivable.................................     10,104         --
  Inventories.........................................     44,567      46,837
                                                         --------    --------
    Total current assets..............................     81,832     152,776
PROPERTY AND EQUIPMENT, net...........................    126,374     117,843
                                                         --------    --------
    Total assets......................................   $208,206    $270,619
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of
   long-term debt.....................................   $ 60,595    $ 60,629
  Accounts payable....................................     76,043      71,427
  Accrued expenses....................................     21,892      18,436
  Income taxes payable................................      2,576      14,407
                                                         --------    --------
    Total current liabilities.........................    161,106     164,899
LONG-TERM DEBT, net of current maturities.............     24,558      17,607
DEFERRED INCOME TAXES.................................      8,260       8,760
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 100,000 shares
   authorized;
   1,000 shares issued and outstanding................      1,000       1,000
  Retained earnings...................................     13,282      78,353
                                                         --------    --------
    Total shareholders' equity........................     14,282      79,353
                                                         --------    --------
    Total liabilities and shareholders' equity........   $208,206    $270,619
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                            STATEMENTS OF OPERATIONS

                                                             FOUR MONTHS ENDED
                                                 YEAR ENDED  ------------------
                                                FEBRUARY 28, JUNE 30,  JUNE 30,
                                                    1997       1996      1997
                                                ------------ --------  --------
                                                                (UNAUDITED)
REVENUES.......................................  $1,552,708  $639,702  $597,042
COST OF SERVICES...............................     310,816   108,479   130,710
                                                 ----------  --------  --------
  Gross profit.................................   1,241,892   531,223   466,332
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...   1,238,075   438,965   379,697
                                                 ----------  --------  --------
  Income from operations.......................       3,817    92,258    86,635
OTHER INCOME (EXPENSES):
  Interest expense.............................      (9,196)   (2,187)   (5,197)
  Other........................................      (6,497)        9    (1,367)
                                                 ----------  --------  --------
   Income (loss) before income taxes...........     (11,876)   90,080    80,071
INCOME TAX PROVISION...........................         --     19,000    15,000
                                                 ----------  --------  --------
NET INCOME (LOSS)..............................  $  (11,876) $ 71,080  $ 65,071
                                                 ==========  ========  ========




   The accompanying notes are an integral part of these financial statements.

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                       TOTAL
                                                  COMMON RETAINED  SHAREHOLDERS'
                                                  STOCK  EARNINGS     EQUITY
                                                  ------ --------  -------------
BALANCE, February 28, 1996....................... $1,000 $ 25,158    $ 26,158
  Net loss.......................................    --   (11,876)    (11,876)
                                                  ------ --------    --------
BALANCE, February 28, 1997.......................  1,000   13,282      14,282
  Net income (unaudited).........................    --    65,071      65,071
                                                  ------ --------    --------
BALANCE, June 30, 1997 (unaudited)............... $1,000 $ 78,353    $ 79,353
                                                  ====== ========    ========





    The accompanying notes are an integral part of the financial statements.

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                    FOUR MONTHS ENDED
                                        YEAR ENDED  ------------------
                                       FEBRUARY 28, JUNE 30,  JUNE 30,
                                           1997       1996      1997
                                       ------------ --------  --------
                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)....................  $ (11,876)  $ 71,080  $ 65,071
 Adjustments to reconcile net income
  (loss) to net cash
  provided by operating activities:
   Depreciation.......................     26,587      2,395    17,872
   Deferred income taxes..............        --         --        500
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable..............     (8,890)    (9,983)   10,104
     Inventories......................      7,673      8,551    (2,270)
    Increase (decrease) in--
     Accounts payable.................     (4,555)   (54,180)   (4,616)
     Accrued expenses.................     14,051      2,462    (3,456)
     Income taxes payable.............       (589)    18,858    11,831
                                        ---------   --------  --------
      Net cash provided by operating
       activities.....................     22,401     39,183    95,036
                                        ---------   --------  --------
CASH FLOWS USED IN INVESTING
 ACTIVITIES:
 Purchases of property and equipment..   (103,577)   (43,945)   (9,341)
                                        ---------   --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings (repayments) on bank
  line of credit......................     35,701      1,535      (443)
 Proceeds from long-term debt.........     46,100     28,174       --
 Payment on long-term debt............    (11,405)      (723)   (6,474)
                                        ---------   --------  --------
      Net cash provided by (used in)
       financing activities...........     70,396     28,986    (6,917)
                                        ---------   --------  --------
NET INCREASE (DECREASE) IN CASH.......    (10,780)    24,224    78,778
CASH AND CASH EQUIVALENTS, beginning
 of period............................     37,941     37,941    27,161
                                        ---------   --------  --------
CASH AND CASH EQUIVALENTS, end of
 period...............................  $  27,161   $ 62,165  $105,939
                                        =========   ========  ========



   The accompanying notes are an integral part of these financial statements.

                CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Callahan Roach Products and Publications, Inc., (the Company) is primarily engaged in the business of selling marketing products and pricing models to independent service companies which install and service heating and air conditioning systems nationally.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  Interim financial statements as of June 30, 1997 and for the four months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from service contracts are recognized as services are performed.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $9,196 and $3,123, respectively, for the year ended February 28, 1997.

 Inventories

  Inventories consists of supplies used in providing the Company's products and services. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property, Equipment and Depreciation

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective March 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

2. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consist of the following at February 28, 1997:

   Accrued payroll and related expense................................. $14,051
   Other accrued expenses..............................................   7,841
                                                                        -------
                                                                        $21,892
                                                                        =======

3. PROPERTY AND EQUIPMENT

  A summary of property and equipment at February 28, 1997 is as follows:

                                                           ESTIMATED
                                                          USEFUL LIVES
                                                          ------------
   Furniture and fixtures................................  3-7 years   $179,641
   Less accumulated depreciation.........................               (53,267)
                                                                       --------
     Property and equipment, net.........................              $126,374
                                                                       ========

4. INCOME TAXES

  There is no Federal income tax provision as losses were incurred and a valuation allowance has been established against future benefits deriving from the carryforward of these losses. The deferred income tax liability results primarily from tax depreciation in excess of book depreciation on property and equipment.

                CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

5. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following at February 28, 1997:

   Credit facility in the amount of $100,000 with a bank, bearing interest at 12.75%................................................  $42,584
   Equipment loans payable to financial institutions, interest varying from 12% to 19%, collateralized by certain equipment, payable in monthly installments including interest,
    final installment due February 2000...............................   42,569
                                                                        -------
                                                                         85,153
   Less short-term borrowings and current maturities..................  (60,595)
                                                                        -------
                                                                        $24,558
                                                                        =======

  The Company has a revolving credit agreement with a bank to provide borrowings up to $100,000. The revolving credit agreement is collateralized by the personal guarantees of shareholders. Borrowings under the agreement in effect on February 28, 1997, bear interest at 12.5%. Borrowings outstanding at February 28, 1997 were $42,584.

  Maturities of short- and long-term debt are as follows:

   YEAR ENDING
   FEBRUARY 28,
   ------------
    1998................................................................ $60,595
    1999................................................................  16,375
    2000................................................................   8,183
                                                                         -------
                                                                         $85,153
                                                                         =======

6. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

7. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

8. SUBSEQUENT EVENT

  Effective July 1, 1997, Group Maintenance America Corp. (GroupMAC) acquired the Company in a merger transaction for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the Company were redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors Central
Carolina Air Conditioning Company:

  We have audited the accompanying balance sheets of Central Carolina Air Conditioning Company (the Company) as of October 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Central Carolina Air Conditioning Company as of October 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                                 BALANCE SHEETS

                                           OCTOBER 31,  JUNE 30,  SEPTEMBER 30,
                                              1996        1997        1997
                                           ----------- ---------- -------------
                                                                   (UNAUDITED)
                  ASSETS
CURRENT ASSETS:
 Cash and cash equivalents................ $  440,289  $  457,132  $1,107,250
 Accounts receivable......................    627,783     867,913     598,271
 Inventories..............................    292,215     246,225     231,435
 Costs and estimated earnings in excess of
  billings on uncompleted contracts.......    113,653     168,226          --
 Due from related parties.................    505,003     175,448       7,000
 Prepaid expenses and other current
  assets..................................    240,089     219,149      54,620
                                           ----------  ----------  ----------
  Total current assets....................  2,219,032   2,134,093   1,998,576
PROPERTY AND EQUIPMENT, net...............    459,553     674,948     615,057
OTHER NONCURRENT ASSETS...................     37,098      38,498          --
                                           ----------  ----------  ----------
  Total assets............................ $2,715,683  $2,847,539  $2,613,633
                                           ==========  ==========  ==========
   LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term borrowings and current
  maturities of long-term debt............ $   64,283  $      979  $       --
 Accounts payable.........................    322,848     274,887     131,494
 Accrued expenses.........................    261,300     232,751     124,682
 Billings in excess of costs and estimated
  earnings on uncompleted contracts.......     48,399      39,131       8,083
 Deferred service contract revenue........    755,047     762,821     794,931
                                           ----------  ----------  ----------
  Total current liabilities...............  1,451,877   1,310,569   1,059,190
DEFERRED SERVICE CONTRACT REVENUE.........    211,397     204,304     162,865
DEFERRED COMPENSATION LIABILITY...........     55,373      60,670      29,600
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock--$10 par value; 2,000 shares
  authorized,
  issued and outstanding..................     20,000      20,000      20,000
 Additional paid-in capital...............     23,140      23,140      23,140
 Retained earnings........................    953,896   1,228,856   1,318,838
                                           ----------  ----------  ----------
  Total shareholders' equity..............    997,036   1,271,996   1,361,978
                                           ----------  ----------  ----------
  Total liabilities and shareholders'
   equity................................. $2,715,683  $2,847,539  $2,613,633
                                           ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                            STATEMENTS OF OPERATIONS

                                       EIGHT MONTHS ENDED      ELEVEN MONTHS ENDED
                         YEAR ENDED         JUNE 30,              SEPTEMBER 30,
                         OCTOBER 31,  ----------------------  ----------------------
                            1996         1996        1997        1996        1997
                         -----------  ----------  ----------  ----------  ----------
                                    (UNAUDITED)                    (UNAUDITED)
REVENUES................ $8,161,356   $5,139,628  $5,463,051  $7,581,628  $7,552,586
COST OF SERVICES........  5,182,045    3,267,848   3,224,802   4,710,848   4,619,763
                         ----------   ----------  ----------  ----------  ----------
  Gross profit..........  2,979,311    1,871,780   2,238,249   2,870,780   2,932,823
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............  2,598,253    1,672,596   1,648,388   2,419,596   2,184,021
                         ----------   ----------  ----------  ----------  ----------
  Income from
   operations...........    381,058      199,184     589,861     451,184     748,802
OTHER INCOME (EXPENSE):
 Interest expense.......     (9,841)      (6,073)     (3,087)     (2,073)      4,137
 Interest income........     30,219       17,611      28,472      14,611      28,472
 Other..................    (40,166)      13,487      11,233      28,487       9,727
                         ----------   ----------  ----------  ----------  ----------
NET INCOME.............. $  361,270   $  224,209  $  626,479  $  492,209  $  791,138
                         ==========   ==========  ==========  ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                            ADDITIONAL                 TOTAL
                                    COMMON   PAID-IN    RETAINED   SHAREHOLDERS'
                                     STOCK   CAPITAL    EARNINGS      EQUITY
                                    ------- ---------- ----------  -------------
BALANCE, October 31, 1995.......... $20,000  $23,140   $  973,595   $1,016,735
 Net income........................     --       --       361,270      361,270
 Distributions to shareholders.....     --       --      (380,969)    (380,969)
                                    -------  -------   ----------   ----------
BALANCE, October 31, 1996..........  20,000   23,140      953,896      997,036
 Net income........................     --       --       626,479      626,479
 Distributions to shareholders.....     --       --      (351,519)    (351,519)
                                    -------  -------   ----------   ----------
BALANCE, June 30, 1997............. $20,000  $23,140   $1,228,856   $1,271,996
                                    =======  =======   ==========   ==========





   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                            STATEMENTS OF CASH FLOWS

                                       EIGHT MONTHS ENDED    ELEVEN MONTHS ENDED
                         YEAR ENDED         JUNE 30,            SEPTEMBER 30,
                         OCTOBER 31,  ---------------------  ---------------------
                            1996         1996       1997       1996        1997
                         -----------  ----------  ---------  ---------  ----------
                                   (UNAUDITED)                   (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............  $  361,270   $  224,209  $ 626,479  $ 492,209  $  791,138
 Adjustments to
  reconcile net income
  to net cash
  provided by (used in)
  operating activities:
   Depreciation........     200,548      140,707    142,535    135,838     102,760
   Gain on sales of
    property and
    equipment..........     (13,811)      (3,344)       --         --          --
   Changes in operating
    assets and
    liabilities:
    (Increase) decrease
     in--
     Accounts
      receivable.......    (144,095)    (243,215)  (240,130)  (253,900)     49,839
     Inventories.......       6,516       62,058     45,990     35,210      60,780
     Costs and
      estimated
      earnings in
      excess of
      billings on
      uncompleted
      contracts........     (73,301)     (52,611)   (54,573)  (518,822)    113,653
     Due from related
      parties..........    (340,792)    (481,044)   329,555     19,736     498,003
     Prepaid expenses
      and other current
      assets...........     (55,800)      91,214     20,940     86,692     165,142
     Other noncurrent
      assets...........       1,750        1,050     (1,400)  (597,685)     37,098
    Increase (decrease)
     in--
     Accounts payable..      75,239        7,192    (47,961)  (126,068)   (191,354)
     Accrued expenses..     (82,481)    (123,859)   (28,549)   (84,685)    (22,759)
     Billings in excess
      of costs and
      estimated
      earnings on
      uncompleted
      contracts........      31,913       71,245     (9,268)   712,099     (40,316)
     Deferred service
      contract revenue.      17,670      (31,809)       681    (13,160)   (122,508)
     Deferred
      compensation
      liability........       7,945        5,297      5,297         --     (25,773)
                         ----------   ----------  ---------  ---------  ----------
      Net cash provided
       by (used in)
       operating
       activities......      (7,429)    (332,910)   789,596   (112,536)  1,415,703
                         ----------   ----------  ---------  ---------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment........    (244,128)    (266,117)  (357,930)  (412,493)   (216,409)
 Proceeds from sales of
  property and
  equipment............      25,615        3,344        --         --          --
                         ----------   ----------  ---------  ---------  ----------
      Net cash used in
       investing
       activities......    (218,513)    (262,773)  (357,930)  (412,493)   (216,409)
                         ----------   ----------  ---------  ---------  ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Proceeds from short-
  and long-term debt...     125,000      125,000        --     102,154         --
 Payments of short- and
  long-term debt.......    (120,203)     (14,655)   (63,304)   (45,203)    (64,283)
 Distributions to
  shareholders.........    (380,969)    (196,994)  (351,519)   (82,772)   (468,050)
                         ----------   ----------  ---------  ---------  ----------
      Net cash used in
       financing
       activities......    (376,172)     (86,649)  (414,823)   (25,821)   (532,333)
                         ----------   ----------  ---------  ---------  ----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........    (602,114)    (682,332)    16,843   (550,850)    666,961
CASH AND CASH
 EQUIVALENTS, beginning
 of period.............   1,042,403    1,042,403    440,289    911,809     440,289
                         ----------   ----------  ---------  ---------  ----------
CASH AND CASH
 EQUIVALENTS, end of
 period................  $  440,289   $  360,071  $ 457,132  $ 360,959  $1,107,250
                         ==========   ==========  =========  =========  ==========

   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Central Carolina Air Conditioning Company (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for residential and commercial customers in the Greensboro and Winston Salem, North Carolina areas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the eight months ended June 30, 1996 and as of September 30, 1997 and for the eleven months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. Cash payments for interest were $9,841 and $3,087 for the year ended October 31, 1996 and the eight months ended June 30, 1997, respectively.

 Inventories

  Inventories consist of parts and supplies used mainly in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company also offers an extended service warranty on sales of air conditioning and heating units, for coverage up to five years after installation. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal and North Carolina tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company makes distributions to the shareholders' each year at least in amounts necessary to pay personal income tax payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective November 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consists of the following:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Prepaid expenses.......................................  $ 96,620   $ 69,732
   Cash value of life insurance...........................   119,331    130,801
   Other current assets...................................    24,138     18,616
                                                            --------   --------
                                                            $240,089   $219,149
                                                            ========   ========

  Cash value of life insurance represents the cash value of six life insurance policies.

  Accrued expenses consists of the following:

   Accrued payroll costs and benefits........................ $124,208 $175,831
   Accrued bonus and profit sharing..........................   95,195      --
   Other accrued expenses....................................   41,897   56,920
                                                              -------- --------
                                                              $261,300 $232,751
                                                              ======== ========

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Costs incurred.........................................  $464,107   $526,315
   Estimated earnings recognized..........................   177,188    269,364
                                                            --------   --------
                                                             641,295    795,679
   Less billings on contracts.............................   576,041    666,584
                                                            --------   --------
                                                            $ 65,254   $129,095
                                                            ========   ========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Costs and estimated earnings in excess of billings on
    uncompleted contracts...............................   $113,653   $168,226
   Billings in excess of costs and estimated earnings on
    uncompleted contracts...............................    (48,399)   (39,131)
                                                           --------   --------
                                                           $ 65,254   $129,095
                                                           ========   ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                          ESTIMATED   OCTOBER 31,   JUNE 30,
                                         USEFUL LIVES    1996         1997
                                         ------------ -----------  -----------
   Service and other vehicles...........   4-7 years  $ 1,026,498  $ 1,320,858
   Machinery and equipment..............  5-10 years      203,362      206,399
   Office equipment, fixtures and
    fixtures............................  5-10 years      373,146      392,231
   Leasehold improvements...............         --       294,877      306,087
                                                      -----------  -----------
                                                        1,897,883    2,225,575
   Less accumulated depreciation........               (1,438,330)  (1,550,627)
                                                      -----------  -----------
                                                      $   459,553  $   674,948
                                                      ===========  ===========

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

6. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Revolving line of credit with a bank, with a maximum
    amount
    of $200,000 through February 1, 1997; interest
    accrues at prime
    (8.25% as of October 31, 1996) and is payable
    monthly;
    unpaid principal due on demand.......................   $50,000     $--
   Note payable to bank, due in monthly installments of
    $1,167, with interest
    of 8% per annum and secured by vehicles; matures July
    15, 1997.............................................     9,998      979
   Note payable to bank, due in monthly installments of
    $1,093, with interest
    of 7.25% per annum and secured by vehicles; matures
    February 15, 1997....................................     4,285      --
                                                            -------     ----
                                                            $64,283     $979
                                                            =======     ====

  The Company had a revolving line of credit with a bank to provide unsecured borrowings of up to $200,000. Interest accrued at prime and was payable monthly. This agreement matured in February 1997. Upon maturity, the Company obtained another revolving line of credit to provide borrowings of up to $300,000 with a loan maturity date of March 1, 1998. Other terms of the agreement were unchanged.

7. LEASES

  The Company leases its office building and warehouse from a shareholder under a 20-year lease terminating in October 2016. The rent is $9,125 for the first three years and increases by 2.5% at the beginning of the fourth, seventh, tenth, thirteenth, sixteenth and nineteenth years.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of October 31, 1996 are as follows:

   1997.............................................................. $  109,500
   1998..............................................................    109,500
   1999..............................................................    109,500
   2000..............................................................    112,238
   2001..............................................................    112,238
   Thereafter........................................................  1,799,369
                                                                      ----------
                                                                      $2,352,345
                                                                      ==========

8. RELATED PARTY TRANSACTIONS

  The Company leases its office building and warehouse from shareholders of the Company. For the year ended October 31, 1996 and the eight months ended June 30, 1997, the Company paid $119,526 and $81,741, respectively, related to these leases. As of October 31, 1996 and June 30, 1997, the Company has unsecured advances to various shareholders totaling $444,933 and $136,400, respectively. In addition, the Company has a mortgage receivable from the President and shareholder of $60,070 and $39,048 as of October 31, 1996 and June 30, 1997, respectively. These amounts are included in the amounts due from related parties in the accompanying balance sheets.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

9. EMPLOYEE BENEFIT PLAN

  The Company maintains a voluntary 401(k) plan (the Plan) covering its qualified employees. Employees may choose to defer up to 10% of their compensation during the Plan year, not to exceed Internal Revenue Service limitations, by contributing to the Plan. The Company matches 100% of each employee's contributions up to a maximum of 5% of the employee's gross earnings. Contributions made by the Company of $18,902 and $10,938 were charged to operations in the year ended October 31, 1996 and the eight months ended June 30, 1997, respectively.

10. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

12. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS REPORT--ACQUISITION OF COMPANY (UNAUDITED)

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the initial public offering of the common stock of GroupMAC (acquisition to be effective October 31, 1997).

  The Company made distributions in respect to the Company's estimated S Corporation accumulated adjustment account of approximately $0.5 million at the time of closing.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Hallmark Air Conditioning, Inc.:

  We have audited the accompanying consolidated balance sheets of Hallmark Air Conditioning, Inc. and subsidiary (the Company) as of February 28, 1997 and May 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended February 28, 1997 and the three months ended May 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hallmark Air Conditioning, Inc. and subsidiary as of February 28, 1997 and May 31, 1997, and the results of their operations and their cash flows for the year ended February 28, 1997 and the three months ended May 31, 1997, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 11, 1997

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                         FEBRUARY 28,  MAY 31,
                                                             1997        1997
                                                         ------------ ----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................   $  203,739  $  229,466
  Accounts receivable, net of allowance for doubtful
   accounts
   of $4,039 and $8,078, respectively..................      139,143     220,122
  Inventories..........................................      359,380     395,684
  Due from related parties.............................       43,977      38,140
  Deferred income taxes................................      163,673     160,527
  Prepaid expenses and other current assets............      244,257     184,829
                                                          ----------  ----------
    Total current assets...............................    1,154,169   1,228,768
PROPERTY AND EQUIPMENT, net............................      224,504     203,424
GOODWILL, net of accumulated amortization of $6,418 and
 $8,344, respectively..................................      109,113     107,187
DUE FROM RELATED PARTIES...............................       29,476      29,476
OTHER NONCURRENT ASSETS................................      131,990     128,040
                                                          ----------  ----------
    Total assets.......................................   $1,649,252  $1,696,895
                                                          ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of long-
   term debt...........................................   $   46,989  $   31,896
  Current obligations under capital leases.............       69,628      69,628
  Accounts payable.....................................       75,655     224,327
  Accrued expenses.....................................      146,658     197,154
  Deferred service contract revenue....................      310,927     294,453
                                                          ----------  ----------
    Total current liabilities..........................      649,857     817,458
LONG-TERM DEBT, net of current maturities..............      181,570     191,434
OBLIGATIONS UNDER CAPITAL LEASES, net of current
 maturities............................................       54,733      45,440
DEFERRED SERVICE CONTRACT REVENUE......................      159,708     144,204
DEFERRED INCOME TAXES..................................       22,429      19,283
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$100 par value; 500 shares authorized;
   180 shares issued and outstanding...................       18,000      18,000
  Retained earnings....................................      560,889     459,761
  Net unrealized gain on marketable securities.........        2,066       1,315
                                                          ----------  ----------
    Total shareholders' equity.........................      580,955     479,076
                                                          ----------  ----------
    Total liabilities and shareholders' equity.........   $1,649,252  $1,696,895
                                                          ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 THREE MONTHS ENDED
                                   YEAR ENDED          MAY 31,
                                   FEBRUARY 28, ----------------------
                                       1997        1996        1997
                                   ------------ ----------  ----------
                                              (UNAUDITED)
REVENUES..........................  $6,516,181  $1,642,422  $1,558,526
COST OF SERVICES..................   3,461,490     879,293     826,626
                                    ----------  ----------  ----------
  Gross profit....................   3,054,691     763,129     731,900
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES..........   3,045,942     676,118     811,982
                                    ----------  ----------  ----------
  Income (loss) from operations...       8,749      87,011     (80,082)
OTHER INCOME (EXPENSE):
  Interest expense................     (30,647)     (7,436)    (30,135)
  Interest income.................      16,106       4,082      11,652
  Other...........................       3,227     (11,319)        --
                                    ----------  ----------  ----------
   Income (loss) before income tax
    provision.....................      (2,565)     72,338     (98,565)
INCOME TAX PROVISION..............      18,114      12,120       2,563
                                    ----------  ----------  ----------
NET INCOME (LOSS).................  $  (20,679) $   60,218  $ (101,128)
                                    ==========  ==========  ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          NET
                                                       UNREALIZED
                                                        GAIN ON       TOTAL
                                    COMMON  RETAINED   MARKETABLE SHAREHOLDERS'
                                     STOCK  EARNINGS   SECURITIES    EQUITY
                                    ------- ---------  ---------- -------------
BALANCE, February 29, 1996......... $18,000 $ 581,568    $  853     $ 600,421
  Net loss.........................     --    (20,679)      --        (20,679)
  Net unrealized gain on marketable
   securities......................     --        --      1,213         1,213
                                    ------- ---------    ------     ---------
BALANCE, February 28, 1997.........  18,000   560,889     2,066       580,955
  Net loss.........................     --   (101,128)      --       (101,128)
  Net unrealized loss on marketable
   securities......................     --        --       (751)         (751)
                                    ------- ---------    ------     ---------
BALANCE, May 31, 1997.............. $18,000 $ 459,761    $1,315     $ 479,076
                                    ======= =========    ======     =========



  The accompanying notes are an integral part of these consolidated financial statements.

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                             YEAR ENDED         MAY 31,
                                            FEBRUARY 28, ---------------------
                                                1997        1996       1997
                                            ------------ ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss).........................  $ (20,679)   $  60,218  $(101,128)
 Adjustments to reconcile net income (loss)
  to net cash
  provided by (used in) operating
  activities:
   Depreciation and amortization...........    171,417       33,426     40,806
   Deferred income tax benefit.............       (114)         --         --
   Changes in operating assets and
    liabilities, net of effect of
    acquisitions accounted for as
    purchases:
    (Increase) decrease in--
     Accounts receivable...................     17,294     (107,706)   (80,979)
     Inventories...........................     (7,915)     (70,635)   (36,304)
     Due from related parties..............     10,175       46,610      5,837
     Prepaid expenses and other current
      assets...............................    (65,977)      88,660     58,677
    Increase (decrease) in--
     Accounts payable......................    (21,832)     105,401    148,672
     Accrued expenses......................   (105,520)      61,281     50,496
     Deferred service contract revenue.....    (41,539)       6,911    (31,978)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
       operating activities................    (64,690)     224,166     54,099
                                             ---------    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash acquired through acquisition.........     36,881       36,881        --
 Purchases of property and equipment.......    (35,742)     (12,629)   (13,850)
 Proceeds from sales of property and
  equipment................................     15,831          --         --
 Payment for covenant not to compete.......   (130,000)    (130,000)       --
 Proceeds from redemption of marketable
  securities, net..........................      1,663       30,475        --
                                             ---------    ---------  ---------
      Net cash used in investing
       activities..........................   (111,367)     (75,273)   (13,850)
                                             ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt..............     16,010          --       9,864
 Payments of long-term debt................    (23,649)      (1,681)   (15,093)
 Payments of obligations under capital
  leases...................................    (66,055)         --      (9,293)
                                             ---------    ---------  ---------
      Net cash used in financing
       activities..........................    (73,694)      (1,681)   (14,522)
                                             ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...............................   (249,751)     147,212     25,727
CASH AND CASH EQUIVALENTS, beginning of
 period....................................    453,490      453,490    203,739
                                             ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period...  $ 203,739    $ 600,702  $ 229,466
                                             =========    =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Hallmark Air Conditioning, Inc. and subsidiary (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for residential and light commercial customers in Houston and San Antonio, Texas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the financial statements of Hallmark Air Conditioning, Inc. (Hallmark) and its wholly-owned subsidiary, Jerry Albert Air Conditioning, Inc. (Jerry Albert). All significant intercompany balances and transactions have been eliminated in consolidation.

 Interim Financial Information

  The interim consolidated financial statements for the three months ended May 31, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon completion of service. Revenues on service and maintenance contracts are recognized over the life of the contract.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $32,261 and $54,300, respectively, for the year ended February 28, 1997, and $28,310 and $-0-, respectively, for the three months ended May 31, 1997.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The Company uses the first-in, first-out (FIFO) cost method to value its inventories.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective March 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consists of the following:

                                                          FEBRUARY 28, MAY 31,
                                                              1997       1997
                                                          ------------ --------
  Prepaid expenses.......................................   $ 36,484   $ 14,313
  Cash value of life insurance...........................    131,434     93,387
  Marketable securities..................................     30,015     30,805
  Federal income taxes receivable........................     46,324     46,324
                                                            --------   --------
                                                            $244,257   $184,829
                                                            ========   ========
  Other noncurrent assets consists of the following:
  Covenant not to compete, net of accumulated
   amortization of
   $10,833 and $14,033, respectively.....................   $119,167   $115,967
  Other noncurrent assets................................     12,823     12,073
                                                            --------   --------
                                                            $131,990   $128,040
                                                            ========   ========
  Accrued expenses consists of the following:
  Accrued payroll costs and benefits.....................   $100,330   $147,290
  Other accrued expenses.................................     46,328     49,864
                                                            --------   --------
                                                            $146,658   $197,154
                                                            ========   ========

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                           ESTIMATED   FEBRUARY 28,  MAY 31,
                                          USEFUL LIVES     1997        1997
                                          ------------ ------------ ----------
   Service and other vehicles............   4-7 years   $  731,913  $  756,447
   Machinery and equipment...............  5-10 years      303,791     265,097
   Office equipment, furniture and
    fixtures.............................  5-10 years       43,643      43,643
   Leasehold improvements................         --       122,205     122,205
                                                        ----------  ----------
                                                         1,201,552   1,187,392
   Less accumulated depreciation.........                 (977,048)   (983,968)
                                                        ----------  ----------
                                                        $  224,504  $  203,424
                                                        ==========  ==========

  During the year ended February 28, 1997 and the three months ended May 31, 1997, the Company acquired $74,506 and $31,387, respectively, of property and equipment in exchange for obligations under capital leases.

5. GOODWILL AND OTHER ASSETS

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

  Other assets include a covenant not to compete related to the acquisition of Jerry Albert. The covenant not to compete is being amortized on a straight-line basis over the life of the covenant, which is five years.

6. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                        FEBRUARY 28, MAY 31,
                                                            1997       1997
                                                        ------------ --------
   Revolving bank line of credit; borrowings not to
    exceed $175,000; interest accrues at 8.75% and is
    payable monthly; unpaid principal due in October
    1997...............................................   $ 10,000   $    --
   Equipment installment notes to a bank, interest
    varying from 8.5% to 9.5%; payable in monthly
    installments of various amounts, including
    interest, through July 1999; secured by certain
    machinery and equipment............................     28,402     36,596
   Note payable to the former shareholder relating to
    the purchase of all of the shares of Jerry Albert;
    interest accrues at 8.5%; payable in monthly
    installments, including interest, of $2,480, final
    installment due May 2006...........................    190,157    186,734
                                                          --------   --------
     Total short- and long-term debt...................    228,559    223,330
   Less short-term borrowings and current maturities...    (46,989)   (31,896)
                                                          --------   --------
                                                          $181,570   $191,434
                                                          ========   ========

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  The aggregate maturities of short- and long-term debt as of February 28, 1997 are as follows:

   1998................................................................ $ 46,989
   1999................................................................   33,798
   2000................................................................   31,263
   2001................................................................   29,756
   2002................................................................   29,756
   Thereafter..........................................................   56,997
                                                                        --------
                                                                        $228,559
                                                                        ========

7. INCOME TAXES

  Income tax expense consists of the following:

                                                                          THREE
                                                                         MONTHS
                                                             YEAR ENDED   ENDED
                                                            FEBRUARY 28, MAY 31,
                                                                1997      1997
                                                            ------------ -------
   Federal:
     Current...............................................   $ 7,976    $  --
     Deferred..............................................      (114)      --
   State:
     Current...............................................    10,252     2,563
     Deferred..............................................       --        --
                                                              -------    ------
                                                              $18,114    $2,563
                                                              =======    ======

  Total income tax expense differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to loss before income tax provision as a result of the following:

                                                         FEBRUARY 28, MAY 31,
                                                             1997       1997
                                                         ------------ --------
   Benefit at the statutory rate........................   $  (872)   $(33,512)
   Increase resulting from:
     State income taxes, net of federal benefit.........    10,252       2,563
     Nondeductible expenses.............................     3,468       1,192
     Increase in valuation allowance....................        --      34,239
     Other..............................................     5,266      (1,919)
                                                           -------    --------
                                                           $18,114    $  2,563
                                                           =======    ========

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  The components of the deferred income tax assets and liabilities are as follows:

                                                          FEBRUARY 28, MAY 31,
                                                              1997       1997
                                                          ------------ --------
   Deferred income tax assets:
     Net operating loss carryforward.....................   $    --    $ 31,043
     Deferred service contract revenues..................    133,160    135,757
     Accrued customer protection.........................     15,358     13,131
     Allowance for doubtful accounts.....................      1,288      2,747
     Other...............................................     13,867     12,088
     Valuation allowance.................................        --     (34,239)
                                                            --------   --------
       Total deferred income tax asset...................    163,673    160,527
                                                            --------   --------
   Deferred income tax liabilities:
     Depreciation........................................     19,284     19,283
     Other...............................................      3,145        --
                                                            --------   --------
       Total deferred income tax liability...............     22,429     19,283
                                                            --------   --------
       Net deferred income tax asset.....................   $141,244   $141,244
                                                            ========   ========

  Management believes it is more likely than not the Company will realize the benefits of the net deferred income tax asset.

8. LEASES

  The Company is obligated under various capital leases, for service and other vehicles, that expire at various dates through June 2000. At February 28, 1997 and May 31, 1997, the gross amount of property and equipment and related accumulated amortization recorded under capital leases were as follows:

                                                         FEBRUARY 28,  MAY 31,
                                                             1997       1997
                                                         ------------ ---------
   Service and other vehicles...........................  $ 259,143   $ 290,530
   Less accumulated depreciation........................   (127,548)   (141,290)
                                                          ---------   ---------
                                                          $ 131,595   $ 149,240
                                                          =========   =========

  The Company also has several noncancelable operating leases, primarily for service and other vehicles, that expire over the next three years. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance. Rental payments include minimum rentals plus contingent rentals based on mileage. Rental expense for these operating leases during the year ended February 28, 1997 and the three months ended May 31, 1997 was approximately $18,600 and $5,000, respectively.

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of February 28, 1997 are as follows:

                                                              CAPITAL  OPERATING
                                                               LEASES   LEASES
                                                              -------- ---------
   Year ending February 28 or 29,
     1998.................................................... $ 69,628  $11,789
     1999....................................................   35,699   59,928
     2000....................................................   19,034      --
                                                              --------  -------
     Total minimum lease payments............................  124,361  $71,717
                                                                        =======
   Less current obligations under capital leases.............   69,628
                                                              --------
     Obligations under capital leases, net................... $ 54,733
                                                              ========

  The Company leases its primary operations facility from a shareholder and executive officer of the Company. The lease is for an initial one-year term expiring in 1997 with an annual renewal thereafter and has been classified as an operating lease and is included in the data presented above. Total rent expense associated with this lease for the year ended February 28, 1997 and the three months ended May 31, 1997 was approximately $96,000 and $24,000, respectively.

9. EMPLOYEE BENEFIT PLAN

  During January 1997, the Company established a contributory 401(k) plan covering substantially all employees. Contributions to this plan, determined annually, are at the discretion of the Board of Directors. Authorized contributions for the year ended February 28, 1997 amounted to $830.

10. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, marketable securities (carried at fair value), and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying consolidated balance sheets approximates their fair value.

12. ACQUISITION OF JERRY ALBERT

  The Company acquired all of the outstanding shares of Jerry Albert on May 1, 1996, in exchange for a $200,000 note payable to the former shareholder of Jerry Albert. The acquisition was accounted for as a purchase and the operations of Jerry Albert have been included in the accompanying financial statements since the date of acquisition. Based upon the relative size of the acquisition, the related pro forma data is not presented.

13. SUBSEQUENT EVENT

  Effective June 1, 1997 Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the business were redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors Sibley Services, Incorporated:

  We have audited the accompanying balance sheets of Sibley Services, Incorporated (the Company) as of October 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sibley Services, Incorporated as of October 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 25, 1997

                         SIBLEY SERVICES, INCORPORATED

                                 BALANCE SHEETS

                                                        OCTOBER 31,   JUNE 30,
                                                           1996         1997
                                                        -----------  ----------
                        ASSETS
CURRENT ASSETS:
 Cash and cash equivalents............................. $   76,034   $   40,710
 Accounts receivable...................................    693,839      635,358
 Inventories...........................................     89,649      126,146
 Costs and estimated earnings in excess of billings on
  uncompleted contracts................................    160,092       55,464
 Due from related parties and employees................     11,170       12,900
 Prepaid expenses and other current assets.............    242,851      243,957
                                                        ----------   ----------
  Total current assets.................................  1,273,635    1,114,535
PROPERTY AND EQUIPMENT, net............................     89,422       86,854
                                                        ----------   ----------
  Total assets......................................... $1,363,057   $1,201,389
                                                        ==========   ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term borrowings and current maturities of long-
  term debt............................................ $  222,591   $  307,253
 Accounts payable......................................    337,452      226,854
 Accrued expenses......................................    127,036       57,137
 Billings in excess of costs and estimated earnings on
  uncompleted contracts................................      3,731       73,479
 Deferred service contract revenue.....................      5,463          --
 Deferred income taxes.................................     31,474       32,197
                                                        ----------   ----------
  Total current liabilities............................    727,747      696,920
LONG-TERM DEBT, net of current maturities..............     82,177       69,115
DEFERRED INCOME TAXES..................................      9,899       16,668
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock--no par value; 1,000 shares authorized;
  534 shares issued
  and outstanding......................................     21,424       21,424
 Retained earnings.....................................    626,728      502,180
 Treasury stock, 138 shares at cost....................   (104,918)    (104,918)
                                                        ----------   ----------
  Total shareholders' equity...........................    543,234      418,686
                                                        ----------   ----------
    Total liabilities and shareholders' equity......... $1,363,057   $1,201,389
                                                        ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                          EIGHT MONTHS ENDED
                                            YEAR ENDED         JUNE 30,
                                            OCTOBER 31,  ----------------------
                                               1996         1996        1997
                                            -----------  ----------  ----------
                                                       (UNAUDITED)
REVENUES................................... $6,962,485   $4,945,490  $2,823,468
COST OF SERVICES...........................  5,334,694    3,792,960   2,111,619
                                            ----------   ----------  ----------
  Gross profit.............................  1,627,791    1,152,530     711,849
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES..................................  1,497,773      955,427     846,902
                                            ----------   ----------  ----------
  Income (loss) from operations............    130,018      197,103    (135,053)
OTHER INCOME (EXPENSE):
 Interest expense..........................    (31,160)     (17,755)    (15,182)
 Other.....................................     15,516       13,547       4,404
                                            ----------   ----------  ----------
  Income (loss) before income tax
   provision...............................    114,374      192,895    (145,831)
INCOME TAX PROVISION.......................     42,030       70,885     (21,283)
                                            ----------   ----------  ----------
NET INCOME (LOSS).......................... $   72,344   $  122,010  $ (124,548)
                                            ==========   ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                       TOTAL
                                     COMMON  RETAINED   TREASURY   SHAREHOLDERS'
                                      STOCK  EARNINGS     STOCK       EQUITY
                                     ------- ---------  ---------  -------------
BALANCE, October 31, 1995........... $21,424 $ 554,384  $(104,918)   $ 470,890
  Net income........................     --     72,344        --        72,344
                                     ------- ---------  ---------    ---------
BALANCE, October 31, 1996...........  21,424   626,728   (104,918)     543,234
  Net loss..........................     --   (124,548)       --      (124,548)
                                     ------- ---------  ---------    ---------
BALANCE, June 30, 1997.............. $21,424 $ 502,180  $(104,918)   $ 418,686
                                     ======= =========  =========    =========





   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                          EIGHT MONTHS ENDED
                                              YEAR ENDED       JUNE 30,
                                              OCTOBER 31, --------------------
                                                 1996       1996       1997
                                              ----------- ---------  ---------
                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................  $  72,344  $ 122,010  $(124,548)
 Adjustments to reconcile net income (loss)
  to net cash
  used in operating activities:
   Depreciation and amortization.............     23,899     15,235     16,185
   Gain on disposal of property and
    equipment................................     (7,090)       --         --
   Deferred income taxes.....................     21,110     35,442      7,492
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable.....................    (38,275)  (618,597)    58,481
     Inventories.............................    (15,047)   (54,979)   (36,497)
     Costs and estimated earnings in excess
      of billings on uncompleted contracts...    (82,416)   (48,664)   104,628
     Due from related parties and employees..      7,551    (21,266)    (1,730)
     Unbilled job costs......................      3,350        --         --
     Prepaid expenses and other current
      assets.................................   (121,387)   (52,617)    (1,106)
    Increase (decrease) in--
     Accounts payable........................     62,758    310,318   (110,598)
     Accrued expenses........................    (18,964)   (78,570)   (69,899)
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts..............................    (61,066)    83,948     69,748
     Deferred service contract revenue.......     (7,311)   (22,771)    (5,463)
     Income taxes payable....................    (59,089)       --         --
                                               ---------  ---------  ---------
      Net cash used in operating activities..   (219,633)  (330,511)   (93,307)
                                               ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.........    (20,802)    (8,868)   (13,617)
 Proceeds from sales of property and
  equipment..................................      7,090        --         --
                                               ---------  ---------  ---------
      Net cash used in investing activities..    (13,712)    (8,868)   (13,617)
                                               ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings on line of credit............    207,000    237,000     81,000
 Payment on long-term note payable...........        --         --      (9,400)
                                               ---------  ---------  ---------
      Net cash provided by financing
       activities............................    207,000    237,000     71,600
                                               ---------  ---------  ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS....    (26,345)  (102,379)   (35,324)
CASH AND CASH EQUIVALENTS, beginning of
 period......................................    102,379    102,379     76,034
                                               ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of period.....  $  76,034  $     --   $  40,710
                                               =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Sibley Services, Incorporated (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial and industrial customers in Memphis, Tennessee and the surrounding area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the eight months ended June 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $26,004 and $130,791, respectively, for the year ended October 31, 1996. Cash payments for interest and taxes were $10,589 and $9,500, respectively, for the eight months ended June 30, 1997.

 Inventories

  Inventories consist primarily of purchased materials. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

                         SIBLEY SERVICES, INCORPORATED

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective November 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consists of the following:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Cash value of life insurance...........................  $128,976   $144,012
   Prepaid expenses.......................................    64,213     50,713
   Refundable income taxes................................    49,662     42,123
   Other..................................................       --       7,109
                                                            --------   --------
                                                            $242,851   $243,957
                                                            ========   ========

  Cash value of life insurance represents the cash value of five life insurance policies. The Company is the owner and beneficiary of one policy with a cash value of $21,417 at June 30, 1997 and a face value of $200,000. There are four split-dollar policies with a cash value totaling $122,595 at June 30, 1997. The Company also has a contingent receivable of $58,855 on the four split-dollar policies at June 30, 1997. The contingent receivable is the difference between the total premiums paid to date and the cash value. Per the split-dollar agreement the Company will be reimbursed for 100% of the premiums paid upon the death of the insured.

  Accrued expenses consists of the following:

                                                            OCTOBER 31, JUNE 30,
                                                               1996       1997
                                                            ----------- --------
   Accrued payroll and related expenses....................  $ 94,670   $14,026
   Other accrued expenses..................................    32,366    43,111
                                                             --------   -------
                                                             $127,036   $57,137
                                                             ========   =======

                         SIBLEY SERVICES, INCORPORATED

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Costs incurred........................................  $222,130   $475,756
   Estimated earnings recognized.........................    90,036    124,870
                                                           --------   --------
                                                            312,166    600,626
   Less billings on contracts............................   155,805    618,641
                                                           --------   --------
                                                           $156,361   $(18,015)
                                                           ========   ========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Costs and estimated earnings in excess of billings on
    uncompleted contracts...............................   $160,092   $ 55,464
   Billings in excess of costs and estimated earnings on
    uncompleted contracts...............................     (3,731)   (73,479)
                                                           --------   --------
                                                           $156,361   $(18,015)
                                                           ========   ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                               ESTIMATED
                                                 USEFUL   OCTOBER 31, JUNE 30,
                                                 LIVES       1996       1997
                                               ---------- ----------- ---------
   Service and other vehicles.................  4-7 years  $  81,742  $  85,047
   Machinery and equipment.................... 5-10 years    123,864    126,105
   Office equipment, furniture and fixtures... 3-10 years    211,773    216,554
   Leasehold improvements.....................        --     121,312    124,602
                                                           ---------  ---------
                                                             538,691    552,308
   Less accumulated depreciation..............              (449,269)  (465,454)
                                                           ---------  ---------
     Property and equipment, net..............             $  89,422  $  86,854
                                                           =========  =========

6. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Credit facility in the amount of $500,000 with a bank,
    bearing interest at prime plus 1% (9.5% as of June
    30, 1997), secured by trade receivables and
    inventory............................................   $207,000   $288,000
   Note payable to shareholder with original face amount
    of $125,000, noninterest-bearing, discounted at
    4.81%, $481 due weekly, including interest...........     97,768     88,368
                                                            --------   --------
     Total short- and long-term debt.....................    304,768    376,368
   Less short-term borrowings and current maturities.....   (222,591)  (307,253)
                                                            --------   --------
                                                            $ 82,177   $ 69,115
                                                            ========   ========

                         SIBLEY SERVICES, INCORPORATED

  The Company has an available line of credit of $500,000 through July 31, 1997. Advances are due April 30, 1997 and accrue interest at prime plus 1%. The line of credit is secured by accounts receivable and inventory and the personal guarantees of certain shareholders. Outstanding on the line of credit as of October 31, 1996 and as of June 30, 1997 was $207,000 and $288,000,
respectively. The line of credit was repaid in connection with the Company's acquisition, see note 14.

  The Company purchased 125 shares of its stock from a shareholder during the fiscal year ending October 31, 1994. The purchase price was $125,000 payable at $481 per week, beginning in 1997, for 260 weeks with no interest. The note is unsecured and has been discounted using an interest rate of 4.81%. Interest has been accrued through October 31, 1996, in the amount of $14,585.

  The aggregate maturities of the short- and long-term debt as of October 31, 1996 are as follows:

   1997................................................................ $222,591
   1998................................................................   19,552
   1999................................................................   20,513
   2000................................................................   21,521
   2001................................................................   20,591
                                                                        --------
                                                                        $304,768
                                                                        ========

7. INCOME TAXES

  Income tax expense (benefit) consists of:

                                                                        EIGHT
                                                                        MONTHS
                                                           YEAR ENDED   ENDED
                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Federal
    Current...............................................   $15,961   $(20,000)
    Deferred..............................................    17,813      6,620
   State
    Current...............................................     4,959     (8,775)
    Deferred..............................................     3,297        872
                                                             -------   --------
                                                             $42,030   $(21,283)
                                                             =======   ========

  Total income tax expense (benefit) differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income (loss) before income tax provision as a result of the following:

                                                                       EIGHT
                                                                       MONTHS
                                                          YEAR ENDED   ENDED
                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Tax provision (benefit) at statutory rate.............  $ 38,887   $(49,583)
   Increase (decrease) resulting from:
     State income taxes, net of federal benefit..........     5,449     (5,216)
     Nondeductible expenses..............................     7,897      4,798
     Tax consequences of graduated rates.................   (10,203)    28,718
                                                           --------   --------
                                                           $ 42,030   $(21,283)
                                                           ========   ========

                         SIBLEY SERVICES, INCORPORATED

  The components of deferred income tax liability are as follows:

                                                            OCTOBER 31, JUNE 30,
                                                               1996       1997
                                                            ----------- --------
   Deferred income tax liabilities:
    Uncompleted contracts..................................   $31,474   $32,197
    Depreciation...........................................     9,899    16,668
                                                              -------   -------
     Total deferred income tax liability...................   $41,373   $48,865
                                                              =======   =======

8. LEASES

  Operating leases for certain facilities, service and other vehicles and office equipment expire at various dates through 2000. Certain leases contain renewal options. Approximate minimum future rental payments as of October 31, 1996 are as follows:

                                                                         TOTAL
                                                                        --------
   1997................................................................ $176,639
   1998................................................................   94,032
   1999................................................................   62,677
   2000................................................................   10,866
                                                                        --------
                                                                        $344,214
                                                                        ========

9. RELATED PARTY TRANSACTIONS

  The Company leased a vehicle, computer equipment, its office and warehouse from Sibley, Inc. (see note 8). The owner of Sibley, Inc., is related to a shareholder of Sibley Services, Incorporated For the year ended October 31, 1996 and the eight months ended June 30, 1997 the Company paid $42,490 and $22,816, respectively, related to these leases.

  The Company leased twenty-five vehicles and twenty-two vehicles as of October 31, 1996 and June 30, 1997, respectively and computer equipment from JDT Leasing Company (see note 8) which is 100% owned by a shareholder. For the year ended October 31, 1996 and the eight months ended June 30, 1997 the Company paid $129,332 and $94,995, respectively, related to these leases.

  The Company was owed $5,733 and $10,389 by a shareholder at October 31, 1996 and June 30, 1997, respectively. This receivable represents advances to the shareholder and is unsecured.

  The Company also has a note payable to a former shareholder (see note 6).

10. EMPLOYEE BENEFIT PLANS

  The Company has a cafeteria plan for its eligible employees. Benefits under the plan include medical and dental insurance.

  In 1996, the Company established a 401(k) plan for its qualified employees. Eligibility requires one year of service and age 21 or over. Employees may elect to defer up to 10% of their compensation. The Company has agreed to match the employee contribution 100% up to 5% of compensation. Contributions made by the Company of $53,646 and $36,733 were charged to operations in the year ended October 31, 1996 and the eight months ended June 30, 1997, respectively.

                         SIBLEY SERVICES, INCORPORATED

11. SALES TO SIGNIFICANT CUSTOMER

  Contract revenue billed to one customer amounted to $1,302,289 or 19% of total sales for the year ended October 31, 1996. At October 31, 1996, amounts due from this customer included in accounts receivables were $156,885.

12. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

13. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

14. SUBSEQUENT EVENT

  Effective July 1, 1997 Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the business were redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Southeast Mechanical Service, Inc.:

  We have audited the accompanying balance sheets of Southeast Mechanical Service, Inc. as of December 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southeast Mechanical Service, Inc. as of December 31, 1996 and June 30, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

                       SOUTHEAST MECHANICAL SERVICE, INC.

                                 BALANCE SHEETS

                                          DECEMBER 31,  JUNE 30,  SEPTEMBER 30,
                                              1996        1997        1997
                                          ------------ ---------- -------------
                                                                   (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............  $   45,852  $   74,466  $    5,202
  Accounts receivable....................     726,944     935,433     747,335
  Inventories............................      63,530      64,133      64,079
  Costs and estimated earnings in excess
   of billings on uncompleted contracts..       1,910       1,229       1,230
  Due from related parties and employees.       2,268      42,420         820
  Prepaid expenses and other current
   assets................................      30,471      35,955      31,528
                                           ----------  ----------  ----------
    Total current assets.................     870,975   1,153,636     850,194
PROPERTY AND EQUIPMENT, net..............     498,762     430,188     403,040
                                           ----------  ----------  ----------
    Total assets.........................  $1,369,737  $1,583,824  $1,253,234
                                           ==========  ==========  ==========
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current
   maturities of long-term debt..........  $  311,779  $  135,254  $  112,639
  Accounts payable.......................      94,911     218,453      48,245
  Accrued expenses.......................      23,585     136,127      32,403
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts.............................      24,531     125,317      40,692
  Due to related parties.................         --      371,042     371,000
                                           ----------  ----------  ----------
    Total current liabilities............     454,806     986,193     604,979
LONG-TERM DEBT, net of current
 maturities..............................     273,403     220,726     194,378
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$1.00 par value; 1,500
   shares authorized,
   300 shares issued and outstanding.....         300         300         300
  Additional paid-in capital.............       5,700       5,700       5,700
  Retained earnings......................     635,528     370,905     447,877
                                           ----------  ----------  ----------
    Total shareholders' equity...........     641,528     376,905     453,877
                                           ----------  ----------  ----------
    Total liabilities and shareholders'
     equity..............................  $1,369,737  $1,583,824  $1,253,234
                                           ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                       SOUTHEAST MECHANICAL SERVICE, INC.

                            STATEMENTS OF OPERATIONS

                                        SIX MONTHS ENDED        NINE MONTHS ENDED
                          YEAR ENDED        JUNE 30,              SEPTEMBER 30,
                         DECEMBER 31, ----------------------  ----------------------
                             1996        1996        1997        1996        1997
                         ------------ ----------  ----------  ----------  ----------
                                    (UNAUDITED)                    (UNAUDITED)
REVENUES................  $5,281,777  $2,847,310  $2,358,229  $4,092,310  $3,731,471
COST OF SERVICES........   3,830,398   2,006,815   1,724,977   2,910,815   2,780,443
                          ----------  ----------  ----------  ----------  ----------
  Gross profit..........   1,451,379     840,495     633,252   1,181,495     951,028
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............     865,939     388,095     408,957     675,095     629,484
                          ----------  ----------  ----------  ----------  ----------
  Income from
   operations...........     585,440     452,400     224,295     506,400     321,544
OTHER INCOME (EXPENSE):
  Interest expense......     (54,682)    (28,379)    (42,905)    (41,379)    (63,099)
  Other.................     (15,360)     (3,304)         29      (3,304)        (55)
                          ----------  ----------  ----------  ----------  ----------
NET INCOME..............  $  515,398  $  420,717  $  181,419  $  461,717  $  258,390
                          ==========  ==========  ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                       SOUTHEAST MECHANICAL SERVICE, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID-IN   RETAINED   SHAREHOLDERS'
                                      STOCK   CAPITAL   EARNINGS      EQUITY
                                      ------ ---------- ---------  -------------
BALANCE, December 31, 1995...........  $300    $5,700   $ 440,035    $ 446,035
  Net income.........................   --        --      515,398      515,398
  Distributions to shareholders......   --        --     (319,905)    (319,905)
                                       ----    ------   ---------    ---------
BALANCE, December 31, 1996...........   300     5,700     635,528      641,528
  Net income.........................   --        --      181,419      181,419
  Distributions to shareholders......   --        --     (446,042)    (446,042)
                                       ----    ------   ---------    ---------
BALANCE, June 30, 1997...............  $300    $5,700   $ 370,905    $ 376,905
                                       ====    ======   =========    =========



   The accompanying notes are an integral part of these financial statements.

                       SOUTHEAST MECHANICAL SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                                        SIX MONTHS ENDED     NINE MONTHS ENDED
                                            JUNE 30,           SEPTEMBER 30,
                         DECEMBER 31, ---------------------  ------------------
                             1996        1996       1997       1996      1997
                         ------------ ----------- ---------  --------  --------
                                      (UNAUDITED)               (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............   $ 515,398    $ 420,717  $ 181,419  $461,717  $258,390
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Depreciation........     124,074       62,625     74,826    33,994    67,734
   Loss on disposal of
    property and
    equipment..........      15,426        1,681        --        --        --
   Changes in operating
    assets and
    liabilities:
    (Increase) decrease
     in--
     Accounts
      receivable.......     (89,322)    (188,594)  (208,489) (159,612)  (20,391)
     Inventories.......         --        (1,290)      (603)   (1,944)     (549)
     Costs and
      estimated
      earnings in
      excess of
      billings on
      uncompleted
      contracts........      23,664      (12,705)       681    25,574       680
     Due from related
      parties and
      employees........         536        1,949    (40,152)   (3,042)  372,448
     Prepaid expenses
      and other current
      assets...........     (11,937)     (26,155)    (5,484)   (3,250)   (1,057)
    Increase (decrease)
     in--
     Accounts payable..     (51,579)      49,418    123,542    (2,386)  (46,666)
     Accrued expenses..      (8,360)       3,542    112,542    12,863     8,818
     Billings in excess
      of costs and
      estimated
      earnings on
      uncompleted
      contracts........     (11,874)      25,678    100,786   (36,405)   16,161
                          ---------    ---------  ---------  --------  --------
      Net cash provided
       by operating
       activities......     506,026      336,866    339,068   327,509   655,568
                          ---------    ---------  ---------  --------  --------
CASH FLOWS PROVIDED BY
 (USED IN) INVESTING
 ACTIVITIES:
 Purchases of property
  and equipment........    (185,972)     (60,537)    (6,252)  (38,995)   27,988
                          ---------    ---------  ---------  --------  --------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from short-
  term borrowings and
  long-term debt.......     163,552      120,863        --     48,089       --
 Payments of short-term
  borrowings and long-
  term debt............    (168,518)     (68,110)  (229,202)  (84,005) (278,165)
 Dividends paid........    (319,905)    (319,905)   (75,000) (294,020) (446,041)
                          ---------    ---------  ---------  --------  --------
      Net cash used in
       financing
       activities......    (324,871)    (267,152)  (304,202) (329,936) (724,206)
                          ---------    ---------  ---------  --------  --------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........      (4,817)       9,177     28,614   (41,422)  (40,650)
CASH AND CASH
 EQUIVALENTS, beginning
 of period.............      50,669       50,669     45,852    50,669    45,852
                          ---------    ---------  ---------  --------  --------
CASH AND CASH
 EQUIVALENTS, end of
 period................   $  45,852    $  59,846  $  74,466  $  9,247  $  5,202
                          =========    =========  =========  ========  ========

   The accompanying notes are an integral part of these financial statements.

                      SOUTHEAST MECHANICAL SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Southeast Mechanical Service, Inc. (the Company) is primarily engaged in the servicing of commercial heating and air conditioning systems in Southeast Florida including Broward, Dade and Palm Beach Counties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the six months ended June 30, 1996 and as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. Cash payments for interest were $16,406 and $27,839 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

 Inventories

  Inventories consist of parts and supplies used in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

                      SOUTHEAST MECHANICAL SERVICE, INC.

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company will make distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                        DECEMBER 31, JUNE 30,
                                                            1996       1997
                                                        ------------ ---------
   Costs incurred......................................   $  8,013   $  76,854
   Estimated earnings recognized.......................      3,578      56,343
                                                          --------   ---------
                                                            11,591     133,197
   Less billings on contracts..........................    (34,212)   (257,285)
                                                          --------   ---------
                                                          $(22,621)  $(124,088)
                                                          ========   =========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

   Costs and estimated earnings in excess of billings on
    uncompleted contracts................................ $  1,910  $   1,229
   Billings in excess of costs and estimated earnings on
    uncompleted contracts................................  (24,531)  (125,317)
                                                          --------  ---------
                                                          $(22,621) $(124,088)
                                                          ========  =========

                       SOUTHEAST MECHANICAL SERVICE, INC.

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                            ESTIMATED
                                             USEFUL    DECEMBER 31,  JUNE 30,
                                              LIVES       1996         1997
                                           ----------- ------------ ----------
   Land...................................         --   $   57,839  $   57,839
   Buildings and improvements............. 20-30 years     273,896     273,896
   Service and other vehicles.............   4-7 years     594,809     594,809
   Machinery and equipment................  5-10 years      73,250      73,250
   Office equipment, furniture and
    fixtures..............................  5-10 years     161,686     167,938
                                                        ----------  ----------
                                                         1,161,480   1,167,732
   Less accumulated depreciation..........                (662,718)   (737,544)
                                                        ----------  ----------
                                                        $  498,762  $  430,188
                                                        ==========  ==========

5. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                          DECEMBER 31, JUNE 30,
                                                              1996       1997
                                                          ------------ --------
   Note payable to a bank in connection with a working
    capital credit line facility. Interest payable
    monthly at the bank's prime rate plus .50% (8.75% at
    December 31, 1996 and 8.5% at June 30, 1997),
    principal amount due in April, 1997. The Company has
    an unused portion of this credit line facility
    available at December 31, 1996 of $113,000 and
    $281,000 at June 30, 1997. This credit line facility
    is collateralized by the Company's accounts
    receivable, inventory, property and equipment, and
    the personal guarantees of the shareholders and
    certain spouses.....................................    $187,000   $ 19,000
   Installment contracts payable at $8,201 per month,
    including interest at 7.75% to 9.50%, until October,
    1998 and at lesser amounts thereafter until
    November, 2000, collateralized by automotive
    equipment with a net book value of approximately
    $239,000. Balance net of deferred interest of
    $32,935 (current portion $17,384)...................     243,810    204,482
   Mortgage note payable in monthly installments of
    $1,259 plus interest at .50% above the bank's prime
    rate (8.75% at December 31, 1996 and 8.5% at June
    30, 1997) until January, 2005. The mortgage note is
    collateralized by a building and land with a net
    book value of approximately $169,000................     123,350    115,798
   Note payable to a bank, payable at $2,387 per month
    plus interest at .50% above the bank's prime rate
    (8.75% at December 31, 1996 and 8.5% at June 30,
    1997) through December, 1997. This note is
    collateralized by the Company's accounts receivable,
    inventory and certain property and equipment........      31,022     16,700
                                                            --------   --------
       Total short- and long-term debt..................     585,182    355,980
   Less short-term borrowings and current maturities....     311,779    135,254
                                                            --------   --------
                                                            $273,403   $220,726
                                                            ========   ========

                      SOUTHEAST MECHANICAL SERVICE, INC.

  The aggregate maturities of the short- and long-term debt as of December 31, 1996 are as follows:

   1997................................................................ $311,779
   1998................................................................  101,137
   1999................................................................   68,009
   2000................................................................   41,326
   2001................................................................   15,104
   Thereafter..........................................................   47,827
                                                                        --------
                                                                        $585,182
                                                                        ========

6. RELATED PARTY TRANSACTIONS

  During the year ended December 31, 1996 and the six months ended June 30, 1997, the Company paid consulting fees totaling $71,800 and $10,900, respectively to various affiliated corporations which are owned by certain of its shareholders.

  Interest expense in connection with shareholder loans repaid during the year ended December 31, 1996 and the six months ended June 30, 1997 amounted to $3,680 and $15,066, respectively.

  The Company rents storage space on a month-to-month basis from a partnership owned by its shareholders. Rent expense related to this rental agreement totaled $4,969 for the year ended December 31, 1996 and $2,461 for the six months ended June 30, 1997.

  The Company's policy is to distribute to the shareholders pass-through "Chapter S" income in the first month following year end. Such distributions are made in the form of notes payable which bear interest at 10% and are paid during the succeeding year. In January 1997, notes totaling $446,042 were issued to shareholders in accordance with this policy. At June 30, 1997, there was $371,042 still outstanding on these notes.

7. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

8. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

9. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS REPORT--ACQUISITION OF COMPANY (UNAUDITED)

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the initial public offering of the common stock of GroupMAC (acquisition to be effective October 31, 1997).

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Willis Refrigeration, Air Conditioning & Heating, Inc.:

  We have audited the accompanying balance sheets of Willis Refrigeration, Air Conditioning & Heating, Inc. (the Company) as of March 31, 1997 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended March 31, 1997 and the three months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Willis Refrigeration, Air Conditioning & Heating, Inc. as of March 31, 1997 and June 30, 1997, and the results of its operations and its cash flows for the year ended March 31, 1997 and the three months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 25, 1997

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                                 BALANCE SHEETS

                                            MARCH 31,   JUNE 30,  SEPTEMBER 30,
                                               1997       1997        1997
                                            ---------- ---------- -------------
                                                                   (UNAUDITED)
                  ASSETS
CURRENT ASSETS:
 Cash and cash equivalents................. $  774,445 $  788,191  $1,469,984
 Accounts receivable, net of allowance for
  doubtful accounts
  of $564,648 and $539,673, respectively...  1,288,442  1,390,882   1,012,741
 Inventories...............................    190,276    194,272     170,018
 Deferred income taxes.....................    240,441    229,950      37,000
 Prepaid expenses..........................     12,377      8,873      22,177
                                            ---------- ----------  ----------
  Total current assets.....................  2,505,981  2,612,168   2,711,920
PROPERTY AND EQUIPMENT, net................    513,888    512,485     169,909
MARKETABLE SECURITIES......................    263,175    278,850          --
OTHER NONCURRENT ASSETS....................     80,585     81,538          --
                                            ---------- ----------  ----------
  Total assets............................. $3,363,629 $3,485,041  $2,881,829
                                            ========== ==========  ==========
   LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term borrowings..................... $  222,828 $  220,731  $       --
 Accounts payable..........................    409,302    270,115     249,698
 Accrued expenses..........................     86,843    111,099      92,421
 Deferred service contract revenue.........    199,194    229,235     267,872
 Income taxes payable......................    230,913    283,747     195,662
                                            ---------- ----------  ----------
  Total current liabilities................  1,149,080  1,114,927     805,653
DEFERRED INCOME TAXES......................    142,005    147,072      28,202
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock--no par value, stated value
  of $10 per share;
  500 shares authorized; 405 shares issued
  and outstanding..........................      4,050      4,050       4,050
 Retained earnings.........................  1,918,330  2,059,767   2,043,924
 Net unrealized gain on marketable
  securities...............................    150,164    159,225          --
                                            ---------- ----------  ----------
  Total shareholders' equity...............  2,072,544  2,223,042   2,047,974
                                            ---------- ----------  ----------
  Total liabilities and shareholders'
   equity.................................. $3,363,629 $3,485,041  $2,881,829
                                            ========== ==========  ==========


   The accompanying notes are an integral part of these financial statements.

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                            STATEMENTS OF OPERATIONS

                                      THREE MONTHS ENDED       SIX MONTHS ENDED
                         YEAR ENDED        JUNE 30,              SEPTEMBER 30,
                         MARCH 31,   ----------------------  ----------------------
                            1997        1996        1997        1996        1997
                         ----------  ----------  ----------  ----------  ----------
                                   (UNAUDITED)                    (UNAUDITED)
REVENUES................ $6,780,747  $1,643,275  $1,743,102  $3,482,275  $3,415,947
COST OF SERVICES........  5,033,377   1,318,762   1,257,766   2,584,762   2,649,505
                         ----------  ----------  ----------  ----------  ----------
  Gross profit..........  1,747,370     324,513     485,336     897,513     766,442
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............  1,205,393     369,048     275,694     761,048     995,828
                         ----------  ----------  ----------  ----------  ----------
  Income (loss) from
   operations...........    541,977     (44,535)    209,642     136,465    (229,386)
OTHER INCOME (EXPENSE):
 Interest expense.......    (25,379)     (7,343)     (4,864)     (5,343)     (5,990)
 Interest income........      7,926       3,257      10,449       2,257       7,553
 Other..................     48,464       9,655       6,353      17,655     439,042
                         ----------  ----------  ----------  ----------  ----------
  Income (loss) before
   income tax provision.    572,988     (38,966)    221,580     151,034     211,219
INCOME TAX PROVISION....    237,962         --       80,143      79,000      84,500
                         ----------  ----------  ----------  ----------  ----------
NET INCOME (LOSS)....... $  335,026  $  (38,966) $  141,437  $   72,034  $  126,719
                         ==========  ==========  ==========  ==========  ==========




   The accompanying notes are an integral part of these financial statements.

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          NET
                                                       UNREALIZED
                                                        GAIN ON       TOTAL
                                     COMMON  RETAINED  MARKETABLE SHAREHOLDERS'
                                     STOCK   EARNINGS  SECURITIES    EQUITY
                                     ------ ---------- ---------- -------------
BALANCE, March 31, 1996............. $4,050 $1,583,304  $ 77,400   $1,664,754
 Net income.........................    --     335,026       --       335,026
 Net unrealized gain on marketable
  securities........................    --         --     72,764       72,764
                                     ------ ----------  --------   ----------
BALANCE, March 31, 1997.............  4,050  1,918,330   150,164    2,072,544
 Net income.........................    --     141,437       --       141,437
 Net unrealized gain on marketable
  securities........................    --         --      9,061        9,061
                                     ------ ----------  --------   ----------
BALANCE, June 30, 1997.............. $4,050 $2,059,767  $159,225   $2,223,042
                                     ====== ==========  ========   ==========





   The accompanying notes are an integral part of these financial statements.

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                            STATEMENTS OF CASH FLOWS

                                     THREE MONTHS ENDED      SIX MONTHS ENDED
                         YEAR ENDED       JUNE 30,            SEPTEMBER 30,
                         MARCH 31,   --------------------  ---------------------
                            1997       1996       1997       1996        1997
                         ----------  ---------  ---------  ---------  ----------
                                  (UNAUDITED)                  (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income (loss).....  $ 335,026   $ (38,966) $ 141,437  $  72,034  $  126,719
 Adjustments to
  reconcile net income
  (loss) to net
  cash provided by
  (used in) operating
  activities:
   Depreciation and
    amortization.......     82,328      22,419     22,591     35,986      45,182
   Gain from sale of
    marketable
    securities.........        --          --         --         --     (150,164)
   Gain from sale of
    property and
    equipment..........        --          --         --         --     (226,493)
   Warrant
    compensation.......        --          --         --         --       (1,125)
   Deferred income
    taxes..............     80,900         --       8,944      5,162      89,638
   Changes in operating
    assets and
    liabilities:
    (Increase) decrease
     in--
     Accounts
      receivable.......    (39,157)   (332,559)  (102,440)  (191,161)    276,408
     Inventories.......     21,111         --      (3,996)       --       20,258
     Prepaid expenses..     41,737     (22,000)     3,504    (51,077)     (9,800)
    Increase (decrease)
     in--
     Accounts payable..   (125,073)    111,473   (139,187)   (18,169)   (159,604)
     Accrued expenses..    (74,603)    (48,077)    24,256    (23,719)      5,578
     Deferred service
      contract revenue.     16,154      25,242     30,041     47,392      68,678
     Income taxes
      payable..........     46,885         --      52,834        --      (35,251)
                         ---------   ---------  ---------  ---------  ----------
      Net cash provided
       by (used in)
       operating
       activities......    385,308    (282,468)    37,984   (123,552)     50,024
                         ---------   ---------  ---------  ---------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment........    (34,821)     (2,099)   (21,188)       --          --
 Proceeds from sale of
  property and
  equipment............        --          --         --         --      525,290
 Proceeds from sale of
  marketable
  securities...........        --          --         --     (56,799)    263,175
 Increase in cash
  surrender value of
  life insurance
  policy...............    (10,943)        --        (953)    52,642      79,878
                         ---------   ---------  ---------  ---------  ----------
      Net cash used in
       investing
       activities......    (45,764)     (2,099)   (22,141)    (4,157)    868,343
                         ---------   ---------  ---------  ---------  ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Payments of short-term
  borrowings...........    (84,942)        --      (2,097)       --     (222,828)
                         ---------   ---------  ---------  ---------  ----------
      Net cash used in
       financing
       activities......    (84,942)        --      (2,097)       --     (222,828)
                         ---------   ---------  ---------  ---------  ----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........    254,602    (284,567)    13,746   (127,709)    695,539
CASH AND CASH
 EQUIVALENTS, beginning
 of period.............    519,843     519,843    774,445    693,606     774,445
                         ---------   ---------  ---------  ---------  ----------
CASH AND CASH
 EQUIVALENTS, end of
 period................  $ 774,445   $ 235,276  $ 788,191  $ 565,897  $1,469,984
                         =========   =========  =========  =========  ==========

   The accompanying notes are an integral part of these financial statements.

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Willis Refrigeration, Air Conditioning & Heating, Inc. (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for residential customers in Ohio and northern Kentucky.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the three months ended June 30, 1996 and the six months ended September 30, 1997 and September 30, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  Management uses estimates and assumptions in preparing the financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from new construction sales are recognized on the percentage of completion basis with seventy percent of the revenue recognized at initial installation of new units and thirty percent recognized at the final stage of installation when the residential building is nearing completion. Material, equipment and labor costs are estimated for each job and are recognized on the same percentage method.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $25,379 and $2,131 for the year ended March 31, 1997 and the three months ended June 30, 1997.

 Inventories

  Inventories consist primarily of parts and supplies used in both the service and construction portions of the Company's operation. Inventory is stated at the lower of cost or market.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Marketable Securities

  The Company accounts for marketable securities in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. All of the Company's marketable securities (all of which are equity securities) have been classified as available for sale with unrealized gains or losses recorded as a separate component of shareholders' equity. As of March 31, 1997 and June 30, 1997 the amortized cost of the marketable securities was $12,900.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or services.

 Income Taxes

  The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective April 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

3. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                            ESTIMATED   MARCH 31,    JUNE 30,
                                           USEFUL LIVES    1997        1997
                                           ------------ ----------  ----------
   Service and other vehicles.............   3-5 years  $  505,103  $  505,103
   Office equipment, furniture and
    fixtures..............................  3-10 years     223,379     244,567
   Buildings and improvements............. 18-31 years     453,267     453,267
   Land...................................         --      106,500     106,500
                                                        ----------  ----------
                                                         1,288,249   1,309,437
     Less accumulated depreciation........                (774,361)   (796,952)
                                                        ----------  ----------
                                                        $  513,888  $  512,485
                                                        ==========  ==========

4. OTHER NONCURRENT ASSETS

  Other noncurrent assets includes the cash surrender value of a life insurance policy for the vice president of the Company. The cash surrender value of the policy is as follows:

                                                            MARCH 31,  JUNE 30,
                                                              1997       1997
                                                            ---------  --------
   Cash surrender value.................................... $ 82,267   $ 83,220
   Outstanding loan........................................  (18,682)   (18,682)
                                                            --------   --------
     Net cash surrender value.............................. $ 63,585   $ 64,538
                                                            ========   ========

5. SHORT-TERM BORROWINGS

  Short-term borrowings consists of the following:

                                                             MARCH 31, JUNE 30,
                                                               1997      1997
                                                             --------- --------
   Revolving line of credit of up to $700,000 payable to a
    financial institution, bearing interest at 8.5%, due
    upon demand, but in any event without demand or notice
    on February 28, 1998.................................... $100,000  $100,000
   Notes payable to the president of the Company, bearing
    interest at 9%, no scheduled repayment..................  122,828   120,731
                                                             --------  --------
     Total short-term borrowings............................ $222,828  $220,731
                                                             ========  ========

6. INCOME TAXES

  Income tax expense consists of:

                                                                    THREE MONTHS
                                                         YEAR ENDED    ENDED
                                                         MARCH 31,    JUNE 30,
                                                            1997        1997
                                                         ---------- ------------
   Current..............................................  $157,062    $71,199
   Deferred.............................................    80,900      8,944
                                                          --------    -------
     Income tax provision...............................  $237,962    $80,143
                                                          ========    =======

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

  Total income tax expense differed from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision as a result of the following:

                                                                    THREE MONTHS
                                                         YEAR ENDED    ENDED
                                                         MARCH 31,    JUNE 30,
                                                            1997        1997
                                                         ---------- ------------
   Expense at the statutory rate........................  $194,816    $75,337
   Increase (reduction) resulting from:
     State income taxes.................................    45,839     12,289
     Other..............................................    (2,693)    (7,483)
                                                          --------    -------
                                                          $237,962    $80,143
                                                          ========    =======

  The components of the deferred income tax assets and liabilities are as follows:

                                                              MARCH 31, JUNE 30,
                                                                1997      1997
                                                              --------- --------
   Deferred income tax assets:
     Allowance for doubtful accounts......................... $226,249  $215,758
     Warranty reserves.......................................   11,252    11,252
     Vacation accrual........................................    2,940     2,940
                                                              --------  --------
       Total deferred income tax asset.......................  240,441   229,950
                                                              --------  --------
   Deferred income tax liabilities:
     Net unrealized gain on securities available for sale....  105,115   111,729
     Depreciation............................................   36,890    35,343
                                                              --------  --------
       Total deferred income tax liability...................  142,005   147,072
                                                              --------  --------
       Net deferred income tax asset......................... $ 98,436  $ 82,878
                                                              ========  ========

  Management believes that it is more likely than not that the Company will realize the benefits of the net deferred income tax asset recorded at March 31, 1997 and June 30, 1997.

7. EMPLOYEE BENEFIT PLAN

  The Company has a profit-sharing plan (the Plan) covering its qualified employees. The Company may make a contribution amount at any time to the Plan to the extent authorized by the Board of Directors. Total expense related to this Plan for the year ended March 31, 1997 and the three months ended June 30, 1997, was approximately $54,200 and $3,700, respectively.

8. SALES TO SIGNIFICANT CUSTOMER

  During the year ended March 31, 1997 and the three months ended June 30, 1997 sales to one customer accounted for approximately 14% and 13% of the Company's revenues.

9. EMPLOYMENT AGREEMENT

  On January 13, 1992, the Company entered into an employment agreement with the Company's Chairman of the Board of Directors whereby an annual salary would be paid to the Chairman through December 31, 2011 and would continue to be paid in the event of death, disability, or termination of employment. An annual salary

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

of $26,000 will be paid through August 31, 2006; $15,600 per annum will be paid thereafter through December 31, 2011. The employment agreement will be terminated upon the consummation of the proposed merger of the Company (see note 11).

10. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, marketable securities (carried at fair value) and short-term borrowings. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

11. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS REPORT ACQUISITION OF COMPANY (UNAUDITED)

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the initial public offering of the common stock of GroupMAC (acquisition to be effective October 31, 1997).

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Yale Incorporated

  We have audited the accompanying balance sheets of Yale, Inc. as of September 30, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended September 30, 1996 and the nine months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yale Incorporated as of September 30, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended September 30, 1996 and the nine months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

                               YALE INCORPORATED

                                 BALANCE SHEETS

                                                       SEPTEMBER 30,  JUNE 30,
                                                           1996         1997
                                                       ------------- ----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $  112,091   $   93,872
  Accounts receivable, net of allowance for doubtful
   accounts of $5,000.................................   1,355,712    1,553,593
  Inventories.........................................      80,563       89,466
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................     127,177      295,298
  Prepaid expenses....................................      54,324       44,545
                                                        ----------   ----------
    Total current assets..............................   1,729,867    2,076,774
PROPERTY AND EQUIPMENT, net...........................     438,665      694,157
                                                        ----------   ----------
    Total assets......................................  $2,168,532   $2,770,931
                                                        ==========   ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of
   long-term debt.....................................  $  120,233   $  244,998
  Accounts payable....................................     529,545      763,695
  Accrued expenses....................................     217,847      219,303
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................      93,306       19,401
                                                        ----------   ----------
    Total current liabilities.........................     960,931    1,247,397
LONG-TERM DEBT, net of current maturities.............     101,732      175,047
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--no par value, stated value of $1 per
   share; 20,000 shares authorized; 1,000 shares
   issued and outstanding.............................       1,000        1,000
  Additional paid-in capital..........................     100,767      100,767
  Retained earnings...................................   1,004,102    1,246,720
                                                        ----------   ----------
    Total shareholders' equity........................   1,105,869    1,348,487
                                                        ----------   ----------
    Total liabilities and shareholders' equity........  $2,168,532   $2,770,931
                                                        ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                          NINE MONTHS ENDED
                                           YEAR ENDED         JUNE 30,
                                          SEPTEMBER 30, ----------------------
                                              1996         1996        1997
                                          ------------- ----------  ----------
                                                      (UNAUDITED)
REVENUES.................................  $10,065,130  $7,228,688  $7,362,875
COST OF SERVICES.........................    7,930,984   5,553,931   5,414,265
                                           -----------  ----------  ----------
  Gross profit...........................    2,134,146   1,674,757   1,948,610
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES................................    1,729,405   1,292,928   1,522,284
                                           -----------  ----------  ----------
  Income from operations.................      404,741     381,829     426,326
OTHER INCOME (EXPENSE):
  Interest expense.......................      (29,578)    (23,824)    (24,350)
  Other..................................      (49,791)    (21,383)     (9,358)
                                           -----------  ----------  ----------
NET INCOME...............................  $   325,372  $  336,622  $  392,618
                                           ===========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                            ADDITIONAL                 TOTAL
                                     COMMON  PAID-IN    RETAINED   SHAREHOLDERS'
                                     STOCK   CAPITAL    EARNINGS      EQUITY
                                     ------ ---------- ----------  -------------
BALANCE, September 30, 1995......... $1,000  $100,767  $  803,730   $  905,497
  Net income........................    --        --      325,372      325,372
  Distributions to shareholders.....    --        --     (125,000)    (125,000)
                                     ------  --------  ----------   ----------
BALANCE, September 30, 1996.........  1,000   100,767   1,004,102    1,105,869
  Net income........................    --        --      392,618      392,618
  Distributions to shareholders.....    --        --     (150,000)    (150,000)
                                     ------  --------  ----------   ----------
BALANCE, June 30, 1997.............. $1,000  $100,767  $1,246,720   $1,348,487
                                     ======  ========  ==========   ==========



   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                           NINE MONTHS ENDED
                                            YEAR ENDED         JUNE 30,
                                           SEPTEMBER 30, ---------------------
                                               1996         1996       1997
                                           ------------- ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income...............................   $ 325,372    $ 336,622  $ 392,618
 Adjustments to reconcile net income to
  net cash
  provided by operating activities:
   Depreciation...........................     127,448       92,059    141,438
   Gain on sale of property and equipment.        (660)        (660)   (11,159)
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable..................      59,098     (149,234)  (197,881)
     Inventories..........................         410     (178,651)    (8,903)
     Costs and estimated earnings in
      excess of billings on uncompleted
      contracts...........................     (93,145)     (51,801)  (168,121)
     Prepaid expenses.....................     (25,136)     (26,821)     9,779
    Increase (decrease) in--
     Accounts payable.....................       7,505      456,337    234,150
     Accrued expenses.....................      58,688      (52,607)     1,456
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts...........................      54,294       38,574    (73,905)
                                             ---------    ---------  ---------
      Net cash provided by operating
       activities.........................     513,874      463,818    319,472
                                             ---------    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment......    (315,074)    (315,074)  (403,831)
 Proceeds from sales of property and
  equipment...............................      41,945       41,945     18,060
                                             ---------    ---------  ---------
      Net cash used in investing
       activities.........................    (273,129)    (273,129)  (385,771)
                                             ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt.............     233,400      233,400    319,000
 Payments of long-term debt...............    (253,784)    (221,810)  (120,920)
 Distributions to shareholders............    (125,000)    (125,000)  (150,000)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
           financing activities...........    (145,384)    (113,410)    48,080
                                             ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..............................      95,361       77,279    (18,219)
CASH AND CASH EQUIVALENTS, beginning of
 period...................................      16,730       16,730    112,091
                                             ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period..   $ 112,091    $  94,009  $  93,872
                                             =========    =========  =========


   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Yale Incorporated (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial and industrial customers in the state of Minnesota.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the nine months ended June 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. Cash payments for interest were $37,791 and $24,350 for the year ended September 30, 1996 and the nine months ended June 30, 1997, respectively.

 Inventories

  Inventories consist of parts and supplies used in both the service and the construction portions of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out
(FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

                               YALE INCORPORATED

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal and Minnesota tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company has made distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective October 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consists of the following:

                                                         SEPTEMBER 30, JUNE 30,
                                                             1996        1997
                                                         ------------- --------
  Accrued payroll costs and benefits....................   $209,324    $161,306
  Other accrued expenses................................      8,523      57,997
                                                           --------    --------
                                                           $217,847    $219,303
                                                           ========    ========

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                         SEPTEMBER 30, JUNE 30,
                                                             1996        1997
                                                         ------------- --------
  Costs incurred........................................  $1,162,529   $811,487
  Estimated earnings recognized.........................      60,763    108,605
                                                          ----------   --------
                                                           1,223,292    920,092
  Less billings on contracts............................   1,189,421    644,195
                                                          ----------   --------
                                                          $   33,871   $275,897
                                                          ==========   ========

                               YALE INCORPORATED

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                        SEPTEMBER 30, JUNE 30,
                                                            1996        1997
                                                        ------------- --------
  Costs and estimated earnings in excess of billings on
   uncompleted contracts...............................   $127,177    $295,298
  Billings in excess of costs and estimated earnings on
   uncompleted contracts...............................    (93,306)    (19,401)
                                                          --------    --------
                                                          $ 33,871    $275,897
                                                          ========    ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                           ESTIMATED
                                             USEFUL   SEPTEMBER 30,  JUNE 30,
                                             LIVES        1996         1997
                                           ---------- ------------- ----------
   Service and other vehicles.............  4-7 years   $ 675,544   $  845,186
   Machinery and equipment................ 5-10 years     141,367      153,019
   Office equipment, furniture and
    fixtures.............................. 5-10 years     101,171      124,444
   Leasehold improvements.................                     --       52,386
                                                        ---------   ----------
                                                          918,082    1,175,035
   Less accumulated depreciation..........               (479,417)    (480,878)
                                                        ---------   ----------
                                                        $ 438,665   $  694,157
                                                        =========   ==========

6. SHORT- AND LONG-TERM DEBT

  The Company has an available line of credit of $450,000 that matures on April 30, 1998. Advances issued are due on demand and accrue interest at 0.5% above the prime rate. Also, the Company has an agreement to borrow up to $350,000 of term debt secured by service and other vehicles and equipment. The line of credit and equipment notes are secured by substantially all of the Company's assets and the personal guarantees of certain shareholders. At June 30, 1997, the Company had $100,000 of outstanding borrowings on the line of credit, and had approximately $320,000 of outstanding borrowings on the term debt.

  Short- and long-term debt consists of the following:

                                                         SEPTEMBER 30, JUNE 30,
                                                             1996        1997
                                                         ------------- --------
  Borrowings under line of credit agreement.............    $   --     $100,000
  Note payable to bank, due in monthly installments of
   $1,230, plus interest at 0.5% over prime, through May
   1997, secured by service and other vehicles..........      9,735         --
  Note payable to bank, due in monthly installments of
   $2,944, plus interest at 0.5% over prime, through
   August 1997, secured by service and other
   vehicles.............................................     32,695       6,195
  Note payable to bank, due in monthly installments of
   $1,805, plus interest at 0.5% over prime, through
   November 1998, secured by service and other vehicles.     46,948      30,703
  Note payable to bank, due in monthly installments of
   $1,014, plus interest at 0.5% over prime, through
   October 1998, secured by service and other vehicles..     25,346      16,220
  Note payable to bank, due in monthly installments of
   $1,584, plus interest at 0.5% over prime, through
   December 1998, secured by service and other vehicles.     42,744      28,488

                               YALE INCORPORATED

                                                       SEPTEMBER 30, JUNE 30,
                                                           1996        1997
                                                       ------------- ---------
  Note payable to bank, due in monthly installments of
   $2,081, plus interest at 0.5% over prime, through
   April 1999, secured by service and other vehicles..      64,497      45,772
  Note payable to bank, due in monthly installments of
   $2,083, plus interest at 0.5% over prime, through
   February 2000, secured by service and other
   vehicles...........................................         --       66,667
  Note payable to bank, due in monthly installments of
   $3,000, plus interest at 0.5% over prime, through
   December 2000, secured by service and other
   vehicles...........................................         --      126,000
                                                         ---------   ---------
    Total short- and long-term debt...................     221,965     420,045
  Less short-term borrowings and current maturities...    (120,233)   (244,998)
                                                         ---------   ---------
                                                         $ 101,732   $ 175,047
                                                         =========   =========

  The line of credit and the equipment notes contain certain restrictive covenants relating to, among other items, minimum net income, minimum tangible net worth, and debt to tangible net worth.

  The aggregate maturities of the short- and long-term debt as of September 30, 1996 are as follows:

  1997................................................................. $120,233
  1998.................................................................   77,837
  1999.................................................................   23,895
                                                                        --------
                                                                        $221,965
                                                                        ========

7. LEASES

  The Company operates out of facilities leased from a related entity under a monthly operating lease requiring payments of $10,710 per month. The Company sublets part of the building under an operating lease through February 1998. Total rent expenses before sublease income for the year ended September 30, 1996 and the nine months ended June 30, 1997, were approximately $128,500 and $96,400, respectively. Sublease income was approximately $39,000 and $29,250 for the year ended September 30, 1996 and the nine months ended June 30, 1997, respectively. The Company has guaranteed the underlying mortgage (approximately $405,000 as of September 30, 1996) for the facility.

8. RELATED PARTY TRANSACTIONS

  During the year ended September 30, 1996 and the nine months ended June 30, 1997, the Company paid management fees to related parties totaling approximately $110,100 and $60,075, respectively. In addition, as discussed in note 7, the Company leases its operating facilities from a related entity.

9. EMPLOYEE BENEFIT PLANS

  The Company has a 401(k) plan covering all employees not covered by a collective bargaining agreement. Eligible employees may contribute from 2 to 20% of their qualifying compensation to the plan, with the Company required to match 50% of the employee's first 6% of contributions. The Company may make additional contributions to the plan to the extent authorized by the Board of Directors. Total expense related to this plan for the year ended September 30, 1996 and the nine months ended June 30, 1997, was approximately $30,100 and $20,778, respectively.

                               YALE INCORPORATED

  The Company makes contributions to union-administered benefit funds which cover the majority of the Company's employees. For the year ended September 30, 1996 and the nine months ended June 30, 1997, the participation costs charged to operations were approximately $592,400 and $511,720, respectively.

  Governmental regulations impose certain requirements relative to multi-employer plans. In the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan's unfunded vested benefits, if any. The Company has not received information from the plans' administrators to determine its share of any unfunded vested benefits. The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

10. SALES TO SIGNIFICANT CUSTOMER

  During the year ended September 30, 1996 and the nine months ended June 30, 1997, sales to one customer accounted for approximately 18% and 26%, respectively, of the Company's revenues.

11. COMMITMENTS AND CONTINGENCIES

 Claims

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

 Stock Transfer Agreement

  The Company has a stock transfer agreement with the shareholders (participants) covering all shares of common stock whereby the Company is required to repurchase the shares of a participant in certain circumstances. Additionally, the Company has an option to repurchase the common shares of a participant in certain circumstances.

12. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

13. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS REPORT--ACQUISITION OF COMPANY (UNAUDITED)

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the initial public offering of the common stock of GroupMAC (acquisition to be effective October 31, 1997).

   The Company made distributions in respect to the Company's estimated S Corporation accumulated adjustment account of approximately $1.1 million at the time of closing of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Hungerford Mechanical Corporation:

  We have audited the accompanying balance sheet of Hungerford Mechanical Corporation (the Company) as of December 31, 1997 and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hungerford Mechanical Corporation as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
March 2, 1998

                       HUNGERFORD MECHANICAL CORPORATION

                                 BALANCE SHEET

                               DECEMBER 31, 1997

                              ASSETS
                              ------
CURRENT ASSETS:
  Cash............................................................. $ 1,123,210
  Accounts receivable..............................................   6,885,008
  Inventories......................................................      67,916
  Costs and estimated earnings in excess of billings on uncompleted
   contracts (note 3)..............................................     410,944
  Due from--related parties........................................   1,195,503
  Cash value of life insurance (net of loans of $58,229)...........     341,746
  Prepaid expenses and other current assets........................     142,291
                                                                    -----------
    Total current assets...........................................  10,166,618
PROPERTY AND EQUIPMENT, net........................................   1,053,123
                                                                    -----------
    Total assets................................................... $11,219,741
                                                                    ===========
               LIABILITIES AND SHAREHOLDER'S EQUITY
               ------------------------------------
CURRENT LIABILITIES:
  Short-term borrowings............................................ $   820,790
  Notes payable....................................................     475,165
  Accounts payable.................................................   1,702,699
  Accrued expenses.................................................     490,347
  Billings in excess of costs and estimated earnings on uncompleted
   contracts.......................................................   2,343,210
                                                                    -----------
    Total current liabilities......................................   5,832,211
DEFERRED COMPENSATION LIABILITY....................................     254,461
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock--$10 par value; 20,000 shares authorized, 10,000
   shares issued and outstanding...................................     100,000
  Additional paid-in capital.......................................     692,597
  Retained earnings................................................   4,340,472
                                                                    -----------
    Total shareholder's equity.....................................   5,133,069
                                                                    -----------
    Total liabilities and shareholder's equity..................... $11,219,741
                                                                    ===========

              See accompanying notes to the financial statements.

                       HUNGERFORD MECHANICAL CORPORATION

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES........................................................... $32,849,988
COST OF SERVICES...................................................  24,602,502
                                                                    -----------
  Gross profit.....................................................   8,247,486
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................   5,591,040
                                                                    -----------
    Income from operations.........................................   2,656,446
OTHER INCOME (EXPENSE):
  Interest expense.................................................    (120,846)
  Interest income..................................................      89,210
  Other, net.......................................................      41,710
                                                                    -----------
NET INCOME......................................................... $ 2,666,520
                                                                    ===========



              See accompanying notes to the financial statements.

                       HUNGERFORD MECHANICAL CORPORATION

                       STATEMENT OF SHAREHOLDER'S EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                           ADDITIONAL                  TOTAL
                                   COMMON   PAID-IN    RETAINED    SHAREHOLDER'S
                                   STOCK    CAPITAL    EARNINGS       EQUITY
                                  -------- ---------- -----------  -------------
BALANCE, December 31, 1996....... $100,000  $692,597  $ 2,867,149   $ 3,659,746
  Net income.....................       --        --    2,666,520     2,666,520
  Distributions to shareholder...       --        --   (1,193,197)   (1,193,197)
                                  --------  --------  -----------   -----------
BALANCE, December 31, 1997....... $100,000  $692,597  $ 4,340,472   $ 5,133,069
                                  ========  ========  ===========   ===========



              See accompanying notes to the financial statements.

                       HUNGERFORD MECHANICAL CORPORATION

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................... $ 2,666,520
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation....................................................     387,102
  Gain on sale of property and equipment..........................      (8,367)
  Change in operating assets and liabilities:
   (Increase) decrease in--
   Accounts receivable............................................  (1,550,250)
   Inventories....................................................     (17,509)
   Costs and estimated earnings in excess of billings on
    uncompleted contracts.........................................     486,600
   Cash value of life insurance...................................     (18,317)
   Prepaid expenses and other current assets......................     (84,587)
  Increase (decrease) in--
   Accounts payable...............................................    (938,546)
   Accrued expenses...............................................     144,564
   Billings in excess of costs and estimated earnings on
    uncompleted contracts.........................................   1,541,726
   Deferred compensation liability................................      94,446
                                                                   -----------
    Net cash provided by operating activities.....................   2,703,382
                                                                   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment..............................    (728,675)
 Increase in due from related parties.............................    (344,244)
 Proceeds from sales of property and equipment....................       8,367
                                                                   -----------
    Net cash used in investing activities.........................  (1,064,552)
                                                                   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from line of credit, net................................     170,790
 Proceeds from notes payable......................................     377,239
 Payments of notes payable........................................    (151,763)
 Distributions to shareholder.....................................  (1,193,197)
                                                                   -----------
    Net cash used in financing activities.........................    (796,931)
                                                                   -----------
NET INCREASE IN CASH..............................................     841,899
CASH, beginning of period.........................................     281,311
                                                                   -----------
CASH, end of period............................................... $ 1,123,210
                                                                   ===========

              See accompanying notes to the financial statements.

                       HUNGERFORD MECHANICAL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Hungerford Mechanical Corporation (the Company) operates as a mechanical contractor specializing in the installation and servicing of plumbing, sprinkler, heating and air conditioning systems. The Company markets its services within the Richmond, Virginia metropolitan area. Revenues are generated primarily from individual contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 REVENUE AND COST RECOGNITION

  Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract.

  Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as labor, supplies, tools, repairs and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 INVENTORIES

  Inventories consist of parts and supplies used mainly in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 CASH VALUE OF LIFE INSURANCE

  Cash value of life insurance represents the cash value of life insurance policies for key employees of the Company net of loans taken against the policies.

                       HUNGERFORD MECHANICAL CORPORATION

 INCOME TAXES

  The shareholder of the Company has elected to be taxed for federal and Virginia tax purposes as an S Corporation whereby the taxable income of the Company is reportable on the shareholder's individual tax returns. In connection with the Company's election to be taxed as an S Corporation, the Company is potentially subject to tax on certain "built-in gains" as defined by the Internal Revenue Code.

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash payments for interest were $120,846 for the year ended December 31, 1997.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

Costs incurred.................................................... $37,676,902
Estimated earnings recognized.....................................   7,540,003
                                                                   -----------
                                                                    45,216,905
Less billings on contracts........................................  47,149,171
                                                                   -----------
                                                                   $(1,932,266)
                                                                   ===========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted
 contracts........................................................ $   410,944
Billings in excess of costs and estimated earnings on uncompleted contracts........................................................  (2,343,210)
                                                                   -----------
                                                                   $(1,932,266)
                                                                   ===========

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                                         ESTIMATED
                                                          USEFUL
                                                           LIVES       1997
                                                        ----------- -----------
Service and other vehicles.............................   3-7 years $ 1,201,530
Machinery and tools....................................  3-10 years     820,329
Office equipment, furniture and fixtures...............  5-10 years     669,317
Leasehold improvements................................. 10-39 years     197,318
                                                        ----------- -----------
                                                                      2,888,494
Less accumulated depreciation..........................              (1,835,371)
                                                                    -----------
                                                                    $ 1,053,123
                                                                    ===========

5. SHORT-TERM BORROWINGS

  The Company has a line of credit with up to $2,000,000 available through May 31, 1999, subject to renewal. Interest accrues at LIBOR plus 2.50%, which was 8.19% at December 31, 1997. The balance outstanding on the line is collateralized by a lien on corporate assets, by a life insurance policy on the shareholder and by a personal guarantee by the shareholder.

                       HUNGERFORD MECHANICAL CORPORATION

6. NOTES PAYABLE

  Notes payable consist of various payables to banks, secured by automobiles and trucks of the Company, due in various monthly payments including interest at rates varying from 7.25% to 9.07% and have stated maturity dates through November 2000. All such notes payable were repaid concurrent with the acquisition of the Company (note 10).

7. RELATED PARTY TRANSACTIONS

  The assets and stock of the Company are pledged as collateral for a loan of the shareholder. Provisions of the debt instrument restrict dividends which may be paid by the Company and also restrict salary which may be paid to the Company's president. This loan was repaid by the shareholder concurrent with the acquisition of the Company (note 10).

  The sole shareholder is a general partner in a partnership that transacts business with the Company. The Company has receivables and advances of $26,931 outstanding at December 31, 1997 for advances made to the partnership. There were no partnership billings in 1997.

  The sole shareholder is a 100% member in each of two limited liability companies which were formed during 1995. Advances and receivables from these limited liability companies was $1,168,572 at December 31, 1997. In addition, the Company had accrued interest receivable on these receivables totaling approximately $58,000, which is included in prepaid expenses and other current assets in the accompanying balance sheet at December 31, 1997. These amounts were repaid concurrent with the acquisition of the Company (note 10).

  The Company leases operating facilities from interests controlled by an affiliated entity. Rent expense was $50,880 for the year ended December 31, 1997 and included in selling, general and administrative expenses in the accompanying statement of income. The Company is also required to pay insurance, maintenance and taxes on the facilities. The lease is renewable annually.

  The Company pays for management services provided by another company owned by its sole shareholder. Service fees paid under this agreement were $150,000 in 1997 and is included in selling, general and administrative expenses in the accompanying statement of income.

8. BENEFIT PLANS

  The Company has a deferred compensation agreement with an officer of the Company. Under the terms of the agreement, accumulated benefits will be based upon the current year-end book value of the Company's stock in excess of the initial predetermined value. The officer, or his beneficiary, will be entitled to these benefits should involuntary termination of employment occur and benefits will become immediately payable upon such termination. Benefits will be paid in twenty equal quarterly installments beginning approximately ninety days after termination of employment. The amount due under this agreement was $254,461 at December 31, 1997.

  The Company maintains a discretionary 401(k) and profit sharing plan (the
Plan) covering its qualified employees. Employees are eligible to participate after completing 1 year of service and after attaining the age of 21. Employees may choose to defer up to 10% of their compensation during the Plan year, not to exceed Internal Revenue Service limitations, by contributing to the Plan. The Company matches 100% of each employee's contributions. The Company may also elect to make additional profit sharing contributions. Contributions made by the Company of $20,402 were charged to operations in the year ended December 31, 1997.

                       HUNGERFORD MECHANICAL CORPORATION

9. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

10. SUBSEQUENT EVENT

  Effective January 1, 1998 Group Maintenance America Corp. ("GroupMAC") acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Mechanical Interiors, Inc.:

  We have audited the accompanying balance sheet of Mechanical Interiors, Inc. (the Company) as of December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mechanical Interiors, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
February 27, 1998

                           MECHANICAL INTERIORS, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997

                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................ $   253,149
  Accounts receivable, net of allowance of $73,533.................   8,516,098
  Inventories......................................................     107,898
  Costs and estimated earnings in excess of billings on uncompleted
   contracts.......................................................     851,591
  Deferred income taxes............................................      70,789
  Prepaid expenses and other current assets........................      84,536
                                                                    -----------
    Total current assets...........................................   9,884,061
PROPERTY AND EQUIPMENT, net........................................   1,711,020
OTHER NONCURRENT ASSETS............................................      52,135
                                                                    -----------
    Total assets................................................... $11,647,216
                                                                    ===========
               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt............................. $   197,449
  Current obligations under capital leases.........................     395,424
  Accounts payable.................................................   4,423,315
  Accrued expenses.................................................   1,100,576
  Billings in excess of costs and estimated earnings on uncompleted
   contracts.......................................................   1,675,548
  Income taxes payable.............................................     422,298
                                                                    -----------
    Total current liabilities......................................   8,214,610
LONG-TERM DEBT, net of current maturities..........................     363,474
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$0.001 par value; 10,000,000 shares authorized,
   1,111,000 shares issued and outstanding.........................       1,111
  Additional paid-in capital.......................................     200,250
  Retained earnings................................................   2,867,771
                                                                    -----------
    Total shareholders' equity.....................................   3,069,132
                                                                    -----------
    Total liabilities and shareholders' equity..................... $11,647,216
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                           MECHANICAL INTERIORS, INC.

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES........................................................... $42,283,071
COST OF SERVICES...................................................  35,908,553
                                                                    -----------
    Gross profit...................................................   6,374,518
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................   5,360,113
                                                                    -----------
    Income from operations.........................................   1,014,405
OTHER INCOME (EXPENSE):
  Interest expense.................................................     (73,067)
  Interest income..................................................      21,013
                                                                    -----------
    Income before income tax provision.............................     962,351
INCOME TAX PROVISION...............................................     409,128
                                                                    -----------
NET INCOME......................................................... $   553,223
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                           MECHANICAL INTERIORS, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID-IN    RETAINED  SHAREHOLDERS'
                                      STOCK   CAPITAL    EARNINGS     EQUITY
                                      ------ ---------- ---------- -------------
BALANCE, December 31, 1996........... $1,111  $200,250  $2,314,548  $2,515,909
Net income...........................     --        --     553,223     553,223
                                      ------  --------  ----------  ----------
BALANCE, December 31, 1997........... $1,111  $200,250  $2,867,771  $3,069,132
                                      ======  ========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                           MECHANICAL INTERIORS, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................... $  553,223
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...................................................    280,026
    Deferred tax expense...........................................     27,745
    Change in operating assets and liabilities:
    (Increase) decrease in:
      Accounts receivable.......................................... (2,944,841)
      Inventories..................................................     48,138
      Costs and estimated earnings in excess of billings on
       uncompleted contracts.......................................   (432,464)
      Notes receivable.............................................    200,361
      Prepaid expenses and other current assets....................     (4,266)
      Other noncurrent assets......................................    (38,141)
    Increase (decrease) in:
      Accounts payable.............................................  1,276,404
      Accrued expenses.............................................    (43,127)
      Billings in excess of costs and estimated earnings on
       uncompleted contracts.......................................  1,181,386
      Income taxes payable.........................................    158,743
                                                                    ----------
        Net cast provided by operating activities..................    263,187
                                                                    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.............................. (1,149,411)
                                                                    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short- and long-term debt..........................    430,000
  Payments of short- and long-term debt............................    (61,893)
  Payments of obligations under capital leases.....................   (119,740)
                                                                    ----------
        Net cash provided by financing activities..................    248,367
                                                                    ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS..........................   (637,857)
CASH AND CASH EQUIVALENTS, beginning of year.......................    891,006
                                                                    ----------
CASH AND CASH EQUIVALENTS, end of year............................. $  253,149
                                                                    ==========

   The accompanying notes are an integral part of these financial statements.

                          MECHANICAL INTERIORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) BUSINESS AND ORGANIZATION

  Mechanical Interiors, Inc. (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial customers in the areas in and around Dallas and Austin, Texas.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. Cash payments for interest and income taxes were $73,067 and $222,640, respectively, for the year ended December 31, 1997.

 Inventories

  Inventories consist of parts and supplies used mainly in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  The Company reviews the carrying value of its property and equipment for impairment. Accordingly, in the event that facts and circumstances indicate that property and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. The Company recorded no impairment of its property and equipment during the year ended December 31, 1997.

                          MECHANICAL INTERIORS, INC.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(3) DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consists of the following:

   Accrued payroll costs and benefits............................... $  271,717
   Accrued bonus and profit sharing.................................    404,171
   Warranty reserve.................................................    264,132
   Other accrued expenses...........................................    160,556
                                                                     ----------
                                                                     $1,100,576
                                                                     ==========

(4) COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

   Costs incurred................................................. $22,766,565
   Estimated earnings recognized..................................   2,793,209
                                                                   -----------
                                                                    25,559,774
   Less billings on contracts.....................................  26,383,731
                                                                   -----------
                                                                   $  (823,957)
                                                                   ===========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheet under the following captions:

   Costs and estimated earnings in excess of billings on
    uncompleted contracts........................................ $   851,591
   Billings in excess of costs and estimated earnings on
    uncompleted contracts........................................  (1,675,548)
                                                                  -----------
                                                                  $  (823,957)
                                                                  ===========

(5) PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                                          ESTIMATED
                                                            USEFUL
                                                            LIVES       1997
                                                          ---------- ----------
Service and other vehicles...............................  4-7 years $  776,728
Machinery and equipment.................................. 5-10 years    765,723
Office equipment, fixtures and fixtures.................. 5-10 years    286,109
Leasehold improvements................................... 5-15 years    781,427
                                                          ---------- ----------
                                                                      2,609,987
Less accumulated depreciation............................              (898,967)
                                                                     ----------
                                                                     $1,711,020
                                                                     ==========

                          MECHANICAL INTERIORS, INC.

(6) LONG-TERM DEBT

  Long-term debt consists of the following:

Note payable to bank, due in monthly installments of $10,000, plus interest of 8.50% per annum and secured by property and equipment;
 due July 2001...................................................... $ 430,000
Note payable to bank, due in monthly installments of $6,624, including interest at 8.75%; matures in 1999; secured by property
 and equipment......................................................   130,923
                                                                     ---------
  Total long-term debt..............................................   560,923
Less current maturities.............................................  (197,449)
                                                                     ---------
                                                                     $ 363,474
                                                                     =========

(7) INCOME TAXES

  Income tax expense for the year ended December 31, 1997 consists of:

Current................................................................ $381,383
Deferred...............................................................   27,745
                                                                        --------
Income tax provision................................................... $409,128
                                                                        ========

  Total income tax for the year ended December 31, 1997 differed from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision as a result of the following:

Expense at the statutory rate......................................... $327,199
Increase (reduction) resulting from:
  State income taxes..................................................   33,174
  Disallowed meals and entertainment..................................   54,664
  Tax-exempt interest.................................................   (5,909)
                                                                       --------
                                                                       $409,128
                                                                       ========

  The components of the deferred income tax assets and liabilities as of December 31, 1997 are as follows:

Deferred income tax assets:
  Allowance for doubtful accounts...................................... $30,093
  Warranty reserves....................................................  46,646
                                                                        -------
    Total deferred income tax asset....................................  76,739
Deferred income tax liability:
  Depreciation.........................................................  (5,950)
                                                                        -------
  Net deferred income tax asset........................................ $70,789
                                                                        =======

  Management believes that it is more likely than not that the Company will realize the benefits of the net deferred income tax asset recorded at December 31, 1997.

(8) LEASES

  The Company is obligated under various capital leases, for service and other vehicles, that expire at various dates through September 2002. At December 31, 1997, the gross amount of property and equipment and related

                          MECHANICAL INTERIORS, INC.

accumulated depreciation recorded under capital leases were as follows:

   Service and other vehicles........................................ $ 704,750
   Less accumulated depreciation.....................................  (323,862)
                                                                      ---------
                                                                      $ 380,888
                                                                      =========

  All the capital lease obligations were repaid concurrent with the acquisition of the Company (note 12).

  The Company also leases its office building and warehouse under a non-cancelable operating lease expiring in August 2007. For the year ended December 31, 1997 the Company recorded rent expense of $191,685.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1997 are as follows:

            1998.............................. $  221,422
            1999..............................    274,096
            2000..............................    274,096
            2001..............................    274,096
            2002..............................    274,096
            Thereafter........................  1,279,113
                                               ----------
                                               $2,596,919
                                               ==========

(9) RELATED PARTY TRANSACTIONS

  The Company obtains contract labor services from an affiliated company, which is substantially owned by the Company's shareholders. During the year ended December 31, 1997, the Company incurred expenses of $1,920,259 related to these services. The Company owes $722,233 to this affiliated company as of December 31, 1997, which are included in accounts payable in the accompanying balance sheet. This arrangement was terminated concurrent with the acquisition of the Company (note 13).

(10) EMPLOYEE BENEFIT PLAN

  The Company maintains a voluntary 401(k) plan (the Plan) covering its qualified employees. Employees may choose to defer up to 10% of their compensation during the Plan year, not to exceed Internal Revenue Service limitations, by contributing to the Plan. The Company makes voluntary contributions equal to 0.50% of total revenues. Contributions made by the Company of $212,384 were charged to operations in the year ended December 31, 1997.

(11) COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(12) SUBSEQUENT EVENTS

  Effective January 1, 1998 Group Maintenance America Corp. ("GroupMAC") acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Clark Converse Electric Service, Inc.:

  We have audited the accompanying balance sheet of Clark Converse Electric Service, Inc. as of December 31, 1997, and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clark Converse Electric Service, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
August 28, 1998

                     CLARK CONVERSE ELECTRIC SERVICE, INC.

                                 BALANCE SHEETS

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
                        ------
CURRENT ASSETS:
  Cash and cash equivalents...........................  $1,073,380  $  914,971
  Accounts receivable-trade...........................     982,973   1,217,181
  Other current assets................................     145,957     145,754
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................       5,920      96,375
                                                        ----------  ----------
    Total current assets..............................   2,208,230   2,374,281
PROPERTY AND EQUIPMENT, NET...........................     303,883     286,120
OTHER LONG-TERM ASSETS................................       5,385       5,385
                                                        ----------  ----------
    Total assets......................................  $2,517,498  $2,665,786
                                                        ==========  ==========
         LIABILITIES AND SHAREHOLDER'S EQUITY
         ------------------------------------
CURRENT LIABILITIES:
  Accounts payable....................................  $  261,542  $  252,280
  Accrued expenses....................................     174,865     166,992
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................     125,461      52,858
                                                        ----------  ----------
    Total current liabilities.........................     561,868     472,130
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock--no par value; 1,000 shares authorized,
   100 issued and outstanding.........................       2,300       2,300
  Retained earnings...................................   1,953,330   2,191,356
                                                        ----------  ----------
    Total shareholder's equity........................   1,955,630   2,193,656
                                                        ----------  ----------
    Total liabilities and shareholder's equity........  $2,517,498  $2,665,786
                                                        ==========  ==========

                See accompanying notes to financial statements.

                     CLARK CONVERSE ELECTRIC SERVICE, INC.

                            STATEMENTS OF OPERATIONS

                                                            SIX MONTHS ENDED
                                              YEAR ENDED        JUNE 30,
                                             DECEMBER 31, ---------------------
                                                 1997        1997       1998
                                             ------------ ---------- ----------
                                                               (UNAUDITED)
REVENUES....................................  $7,291,852  $3,692,532 $3,524,432
COST OF SERVICES............................   5,263,570   2,728,362  2,379,052
                                              ----------  ---------- ----------
    Gross profit............................   2,028,282     964,170  1,145,380
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES...................................     840,431     458,410    454,104
                                              ----------  ---------- ----------
    Income from operations..................   1,187,851     505,760    691,276
OTHER INCOME:
  Interest income...........................      36,106      14,060     21,321
  Other, net................................       1,847          --     11,474
                                              ----------  ---------- ----------
    Income before income tax provision......   1,225,804     519,820    724,071
INCOME TAX PROVISION........................      26,000       5,000      8,778
                                              ----------  ---------- ----------
NET INCOME..................................  $1,199,804  $  514,820 $  715,293
                                              ==========  ========== ==========


                See accompanying notes to financial statements.

                     CLARK CONVERSE ELECTRIC SERVICE, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                       TOTAL
                                                COMMON  RETAINED   SHAREHOLDER'S
                                                STOCK   EARNINGS      EQUITY
                                                ------ ----------  -------------
Balance, December 31, 1996..................... $2,300 $1,673,609   $1,675,909
  Net income...................................     --  1,199,804    1,199,804
  Distributions to shareholder.................     --   (920,083)    (920,083)
                                                ------ ----------   ----------
Balance, December 31, 1997.....................  2,300  1,953,330    1,955,630
  Net income (unaudited).......................     --    715,293      715,293
  Distributions to shareholder (unaudited).....     --   (477,267)    (477,267)
                                                ------ ----------   ----------
Balance, June 30, 1998 (unaudited)............. $2,300 $2,191,356   $2,193,656
                                                ====== ==========   ==========



                See accompanying notes to financial statements.

                     CLARK CONVERSE ELECTRIC SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                                                               SIX MONTHS ENDED
                                                 YEAR ENDED        JUNE 30,
                                                DECEMBER 31, ---------------------
                                                    1997       1997        1998
                                                ------------ ---------  ----------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income...................................   $1,199,804  $ 514,820  $  715,293
 Adjustments to reconcile net income to net
  cash provided by operating
  activities:
  Depreciation................................       84,947     31,900      41,556
  Loss on sale of property and equipment......          133        133          --
  Change in operating assets and liabilities:
  (Increase) decrease in -
   Accounts receivable........................        2,610   (224,711)   (234,208)
   Other......................................      (24,726)    (3,781)        203
   Costs and estimated earnings in excess of
    billings on uncompleted
    contracts.................................       98,207    214,857    (163,058)
  Increase (decrease) in -
   Accounts payable...........................      (51,949)   (47,519)     (9,262)
   Accrued expenses...........................      (39,036)    (3,384)     (7,873)
                                                 ----------  ---------  ----------
    Net cash provided by operating activities.    1,269,990    482,315     342,651
                                                 ----------  ---------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment..........     (138,210)  (125,147)    (23,793)
 Other........................................        2,115      2,115          --
                                                 ----------  ---------  ----------
    Net cash used in investing activities.....     (136,095)  (123,032)    (23,793)
                                                 ----------  ---------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Distributions to shareholder.................     (920,083)  (364,117)   (477,267)
                                                 ----------  ---------  ----------
    Net cash used in financing activities.....     (920,083)  (364,117)   (477,267)
                                                 ----------  ---------  ----------
NET CHANGE IN CASH AND CASH EQUIVALENTS.......      213,812     (4,834)   (158,409)
CASH AND CASH EQUIVALENTS, beginning of
 period.......................................      859,568    859,568   1,073,380
                                                 ----------  ---------  ----------
CASH AND CASH EQUIVALENTS, end of period......   $1,073,380  $ 854,734  $  914,971
                                                 ==========  =========  ==========


                See accompanying notes to financial statements.

                     CLARK CONVERSE ELECTRIC SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

 (ALL INFORMATION WITH RESPECT TO THE INTERIM PERIODS ENDED JUNE 30, 1997 AND
                              1998 IS UNAUDITED)


1. BUSINESS AND ORGANIZATION

  Clark Converse Electric Service, Inc. (the "Company") is an electrical contractor involved in the construction and renovation on projects primarily for general contractors and other companies in northwest Ohio and southeast Michigan. The work is typically performed under fixed-price and cost-plus contracts, or time-and-material purchase requisitions. The length of the Company's contracts vary, but is typically less than one year.

2. SUMMARY OF SIGNIFICANT POLICIES

 Interim Financial Information

  The interim financial statements for the six months ended June 30, 1997 and 1998 and as of June 30, 1998 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed price contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract, including work for approved change orders. Revenue from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method. Revenue from time and material contracts is accrued at the end of each month based on chargeable costs incurred through month end. Time and material contracts are billed for the number of man-hours and costs incurred.

  Contract costs include all direct material, subcontract and labor costs and a provision for indirect costs such as indirect labor and equipment costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers investments in money market accounts and certificate of deposits purchased with an original maturity of three months or less to be cash equivalents. Cash payments for taxes were $19,881, $10,600 and $19,606 for the year ended December 31, 1997 and six months ended June 30, 1997 and 1998, respectively.

                     CLARK CONVERSE ELECTRIC SERVICE, INC.

 Accounts Receivable

  Accounts receivable-trade consists of the following at December 31, 1997:

      Accounts receivable--billed...................................... $877,374
      Retainage receivables............................................  105,599
                                                                        --------
                                                                        $982,973
                                                                        ========

  The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

 Income Taxes

  The shareholder of the Company has elected to be taxed for federal and state tax purposes as an S Corporation whereby the shareholder's respective equitable share in the taxable income of the Company is reportable on his individual tax return. The Company has made distributions to the shareholder each year at least in the amounts necessary to pay personal income taxes payable on the Company's taxable income. The Company is subject to local income taxes. As of December 31, 1997, deferred income taxes are insignificant.

 Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts.

  The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company generally has funds deposited in excess of $100,000.

  Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts result primarily from contracts with customers principally in the Company's service area in northwest Ohio and southeast Michigan. Credit is extended to customers after an evaluation for credit worthiness; however, the Company does not require collateral or other security from customers.

  The Company's three largest customers accounted for 22%, 19% and 13%, respectively, of total revenues for the year ended December 31, 1997.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Expenditures for major renewals and improvements, which extend the useful lives of existing equipment, are capitalized and depreciated. The estimated useful lives of assets by class are as follows:

      Machinery and equipment........................................ 5-10 years
      Vehicles.......................................................    5 years
      Office equipment...............................................  5-7 years
      Leasehold improvements.........................................   10 years

                     CLARK CONVERSE ELECTRIC SERVICE, INC.

  Expenditures for repairs and maintenance are charged to expense when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

3. EMPLOYEE BENEFIT PLANS

  The Company maintains a salary reduction 401(k) plan covering all employees meeting certain age and service requirements. Annual contributions are committed to an independent trustee to be held for the exclusive benefit of the employees. Annual contributions to the plan by the Company include a matching contribution, up to 4%, for eligible compensation of participants electing voluntary salary reduction deferrals and a discretionary amount determined each year by the Board of Directors of the Company. The Company's contribution expense amounted to $10,399 for the year ended December 31, 1997.

4. LEASES

  The Company leases its offices and warehouse space from an affiliated partnership consisting of its shareholder and another tenant. The Company's lease is for a one-year term and management intends and has the ability to annually renew the lease. The current lease requires a monthly rental of $5,658 and rent expense was $66,816 for the year ended December 31, 1997.

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of December 31, 1997 is as follows:

      Costs incurred................................................ $ 344,519
      Estimated earnings recognized.................................    44,219
                                                                     ---------
                                                                       388,738
      Less billings on contracts....................................   508,279
                                                                     ---------
                                                                     $(119,541)
                                                                     =========

  These cost and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

      Costs and estimated earnings in excess of billings............     5,920
      Billings in excess of costs and estimated earnings............  (125,461)
                                                                     ---------
                                                                     $(119,541)
                                                                     =========

6. PROPERTY AND EQUIPMENT

  The principal categories of property and equipment as of December 31, 1997 are as follows:

      Machinery and Equipment.......................................... $233,113
      Vehicles.........................................................  214,576
      Office Equipment.................................................   99,728
      Leasehold Improvements...........................................   54,549
                                                                        --------
                                                                         601,966
      Less: Accumulated depreciation...................................  298,083
                                                                        --------
        Total Property and Equipment, net.............................. $303,883
                                                                        ========

                     CLARK CONVERSE ELECTRIC SERVICE, INC.

7. CONTINGENCIES

  In the normal course of business the Company experiences various claims and lawsuits from third parties. During 1997, the Company was named a defendant in a claim from a former employee on a Workers' Compensation dispute. The Company received a favorable ruling from the Ohio Bureau of Workers' Compensation and does not believe the ultimate resolution of this matter will have a material adverse effect on results of operations, financial condition or liquidity.

8. BANK LINE OF CREDIT

  The Company has a revolving line of credit with a bank in the amount of $1,000,000 with no amount outstanding at December 31, 1997. The credit agreement provided for revolving credit through March 1998 and is secured by accounts receivable and the guarantee of the sole stockholder/president of the Company. Interest is computed at the bank's prime rate (8.5% at December 31, 1997).

9. SUBSEQUENT EVENT

  Effective August 28, 1998, Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
HPS Plumbing Services, Inc.:

  We have audited the accompanying balance sheet of HPS Plumbing Services, Inc. as of March 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HPS Plumbing Services, Inc. as of March 31, 1998, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
August 14, 1998

                          HPS PLUMBING SERVICES, INC.

                                 BALANCE SHEET

                                                                     MARCH 31,
                               ASSETS                                   1998
                               ------                                ----------
CURRENT ASSETS:
  Cash and cash equivalents......................................... $      --
  Accounts receivable, net of allowance for doubtful accounts of
   $56,269..........................................................  3,221,450
  Accounts receivable, other........................................     14,511
  Due from related parties and employees............................    339,813
  Inventories.......................................................    154,912
  Costs and estimated earnings in excess of billings on uncompleted
   contracts........................................................    700,095
  Prepaid expenses and other current assets.........................     25,560
                                                                     ----------
    Total current assets............................................  4,456,341
  PROPERTY AND EQUIPMENT, net.......................................  1,628,808
  OTHER LONG-TERM ASSETS............................................     72,242
                                                                     ----------
    Total assets.................................................... $6,157,391
                                                                     ==========
                LIABILITIES AND SHAREHOLDERS' EQUITY
                ------------------------------------
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of long-term debt.... $  656,920
  Accounts payable..................................................  1,479,575
  Accrued expenses..................................................    172,425
  Income taxes payable..............................................    223,793
  Deferred tax liability............................................    396,321
  Billings in excess of costs and estimated earnings on uncompleted
   contracts........................................................    406,297
                                                                     ----------
    Total current liabilities.......................................  3,335,331
LONG-TERM DEBT, net of current maturities...........................    259,336
DEFERRED TAX LIABILITY..............................................      8,787
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--no par value, stated par value of $10 per share;
   50,000 shares authorized, 2,000 issued and outstanding...........     20,000
  Retained earnings.................................................  2,533,937
                                                                     ----------
    Total shareholders' equity......................................  2,553,937
                                                                     ----------
    Total liabilities and shareholders' equity...................... $6,157,391
                                                                     ==========

   The accompanying notes are an integral part of these financial statements.

                          HPS PLUMBING SERVICES, INC.

                            STATEMENT OF OPERATIONS

                                                                   NINE MONTHS
                                                                 ENDED MARCH 31,
                                                                      1998
                                                                 ---------------
REVENUES........................................................   $14,160,255
COST OF SERVICES................................................    11,444,202
                                                                   -----------
    Gross profit................................................     2,716,053
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....................     2,005,857
                                                                   -----------
    Income from operations......................................       710,196
OTHER INCOME (EXPENSE):
  Interest income...............................................        31,549
  Interest expense..............................................       (49,740)
  Other, net....................................................       (73,344)
                                                                   -----------
    Income before income tax provision..........................       618,661
INCOME TAX PROVISION............................................       268,346
                                                                   -----------
NET INCOME......................................................   $   350,315
                                                                   ===========


   The accompanying notes are an integral part of these financial statements.

                          HPS PLUMBING SERVICES, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                    FOR THE NINE MONTHS ENDED MARCH 31, 1998

                                                                       TOTAL
                                                COMMON   RETAINED  SHAREHOLDERS'
                                                 STOCK   EARNINGS     EQUITY
                                                ------- ---------- -------------
BALANCE, June 30, 1997......................... $20,000 $2,183,622  $2,203,622
  Net income...................................      --    350,315     350,315
                                                ------- ----------  ----------
BALANCE, March 31, 1998........................ $20,000 $2,533,937  $2,553,937
                                                ======= ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                          HPS PLUMBING SERVICES, INC.

                            STATEMENT OF CASH FLOWS

                                                                  NINE MONTHS
                                                                ENDED MARCH 31,
                                                                     1998
                                                                ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................   $   350,315
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..............................       215,944
    Loss on sale of property and equipment.....................        45,568
    Deferred income taxes......................................      (188,104)
    Change in operating assets and liabilities:
      (Increase) decrease in--
        Accounts receivable....................................        74,246
        Accounts receivable, other.............................        (2,892)
        Inventories............................................       (23,732)
        Costs and estimated earnings in excess of billings on
         uncompleted contracts.................................      (200,586)
        Prepaid expenses and other current assets..............       (20,928)
        Other long-term assets.................................       (54,579)
      Increase (decrease) in--
        Accounts payable.......................................       233,163
        Income taxes payable...................................       (62,385)
        Accrued expenses.......................................       (14,115)
                                                                  -----------
          Net cash provided by operating activities............       351,915
                                                                  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..........................    (1,051,701)
  Proceeds from sale of property and equipment.................         4,284
  Increase in due from related parties and employees...........      (323,727)
                                                                  -----------
          Net cash used in investing activities................    (1,371,144)
                                                                  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit, net............................       408,474
  Proceeds from long-term debt.................................        85,276
  Principal payments on long-term debt.........................      (186,515)
                                                                  -----------
          Net cash provided by financing activities............       307,235
                                                                  -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS........................      (711,994)
CASH AND CASH EQUIVALENTS, beginning of period.................       711,994
                                                                  -----------
CASH AND CASH EQUIVALENTS, end of period.......................   $        --
                                                                  ===========

   The accompanying notes are an integral part of these financial statements.

                          HPS PLUMBING SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  HPS Plumbing Services, Inc. (the "Company") provides plumbing and piping services in California and Nevada, primarily for governmental entities and general contractors. This work is performed under fixed price contracts subject to modification based on approved change orders, cost-plus-fee contracts and time and material contracts. The Company grants credit on terms it establishes for individual customers in these areas.

2. SUMMARY OF SIGNIFICANT POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed price contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract, including work for approved change orders. Revenue from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method. Revenue from time and material contracts is accrued at the end of each month based on chargeable costs incurred through month end. Time and material contracts are billed for the number of man hours and costs incurred.

  Contract costs include all direct material, subcontract and labor costs and a provision for indirect costs such as indirect labor and equipment costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and cash equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $38,800 and $518,835, respectively, for the nine months ended March 31, 1998.

 Accounts Receivable

  Accounts receivable consists of the following at March 31, 1998:

      Accounts receivable--billed................................... $2,174,227
      Retainage receivable..........................................  1,103,492
      Allowance for doubtful accounts...............................    (56,269)
                                                                     ----------
                                                                     $3,221,450
                                                                     ==========

 Inventories

  Inventories consist of parts and supplies for general use and items for specific jobs. Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

                          HPS PLUMBING SERVICES, INC.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Expenditures for major renewals and improvements, which extend the useful lives of existing equipment, are capitalized and depreciated. The estimated useful lives of assets are as follows:

                                                                           YEARS
                                                                           -----
      Service and other vehicles..........................................  3-5
      Machinery and equipment.............................................  5-7
      Furniture and fixtures..............................................  5-7
      Computer equipment..................................................  3-5
      Leasehold improvements.............................................. 5-10

  Expenditures for repairs and maintenance are charged to expense when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of March 31, 1998 is as follows:

      Costs incurred............................................... $14,095,474
      Estimated earnings recognized................................   1,273,663
                                                                    -----------
                                                                     15,369,137
      Less billings on contracts...................................  15,075,339
                                                                    -----------
                                                                    $   293,798
                                                                    ===========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheet under the following captions:


      Costs and estimated earnings in excess of billings..............  700,095
      Billings in excess of costs and estimated earnings.............. (406,297)
                                                                       --------
                                                                       $293,798
                                                                       ========

                          HPS PLUMBING SERVICES, INC.

4. PROPERTY AND EQUIPMENT

  The principal categories of property and equipment as of March 31, 1998 are as follows:

      Service and other vehicles.................................... $1,297,302
      Machinery and equipment.......................................    584,845
      Furniture and fixtures........................................     62,136
      Computer equipment............................................    162,410
      Leasehold improvements........................................    848,717
                                                                     ----------
                                                                      2,955,410
      Less accumulated depreciation................................. (1,326,602)
                                                                     ----------
                                                                     $1,628,808
                                                                     ==========

5. SHORT- AND LONG-TERM DEBT

  The Company has a $1,300,000 revolving credit agreement with a bank. The credit agreement provides for revolving credit through November 5, 1998 and is secured by accounts receivable and equipment, and guaranteed by the majority stockholder. As of March 31, 1998, $408,474 was drawn under the agreement. Borrowings under the revolving credit agreement bear interest at the bank's prime rate (8.5% as of March 31, 1998).

  Short- and long-term debt consists of the following as of March 31, 1998:

   Borrowings under revolving credit agreement......................  $408,474
   Home Savings of America, secured by equipment, payable in monthly installments ranging from $330 to $1,459 including interest ranging from 8.5% to 10.5%, due dates ranging from November 1998
    to October 2000.................................................   206,037
   GMAC, secured by equipment, payable in monthly installments ranging from $289 to $563 including interest ranging from 4.8%
    to 7.9%, due dates ranging from June 2000 to October 2002.......   131,828
   Caterpillar Financial Service Corporation, secured by equipment, payable in monthly installments ranging from $184 to $3,058 including interest ranging from 6.9% to 9.1%, due dates ranging from August 1998 to January 2002; includes obligations due under
    capital leases..................................................   169,917
                                                                      --------
       Total short- and long-term debt..............................   916,256
   Less short-term borrowings and current maturities................  (656,920)
                                                                      --------
                                                                      $259,336
                                                                      ========

  The aggregate maturities of the short- and long-term debt as of March 31, 1998 are as follows:

      1999............................................................. $656,920
      2000.............................................................  149,868
      2001.............................................................   66,123
      2002.............................................................   34,688
      2003.............................................................    8,657
                                                                        --------
                                                                        $916,256
                                                                        ========

                          HPS PLUMBING SERVICES, INC.

6. LEASES

  The Company leases its building space and office equipment from its president. The Company moved into this building in November 1997. The building rental agreement provides that the Company pay all property taxes, insurance and maintenance. The building agreement has an annual rental of $120,000 and the equipment agreement has an annual rental of $25,800. Rent expense for the lease of office and warehouse space during the nine months ended March 31, 1998 was $58,520. The primary term of the building lease is 5 years with 5 options to extend of one year each. The equipment lease agreement is on a monthly basis.

  The building lease agreement provides that an adjacent tenant may move into the Company's space during a period beginning on October 1, 2001 and ending on October 1, 2003. If this option is exercised, the Company would be forced to move and would be reimbursed for its costs by the lessor in the amount of $350,928. This amount decreases by $14,622 per month, beginning November 1, 2001.

  In addition, the Company leases various trucks, trailers and office equipment with lease terms expiring through 2002. The rental expense recorded under operating leases for equipment for the nine months ended March 31, 1998 was $94,259.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of March 31, 1998 are as follows:

      YEAR ENDING MARCH 31,
      ---------------------
        1999........................................................... $159,824
        2000...........................................................  151,439
        2001...........................................................  146,023
        2002...........................................................  140,708
        2003...........................................................   50,000
                                                                        --------
                                                                        $647,994
                                                                        ========

  The Company is obligated under three capital leases, for service and other vehicles, which expire at various dates through February 2002. At March 31, 1998 the gross amount of property and equipment and related accumulated amortization recorded under capital leases were as follows:

      Service and other vehicles...................................... $239,787
      Less accumulated amortization................................... (138,569)
                                                                       --------
                                                                       $101,218
                                                                       ========

  Future minimum rental payments due under capital leases, classified as long-term debt, as of March 31, 1998 are as follows:

      YEAR ENDING MARCH 31,
      ---------------------
        1999.......................................................... $ 56,496
        2000..........................................................   35,090
        2001..........................................................   27,718
        2002..........................................................   15,948
                                                                       --------
        Total minimum lease payments..................................  135,252
      Less current obligations under capital leases...................  (17,103)
                                                                       --------
        Obligations under capital leases, net......................... $118,149
                                                                       ========

                          HPS PLUMBING SERVICES, INC.

7. RELATED PARTY TRANSACTIONS

  As of March 31, 1998, the Company has unsecured, non-interest bearing advances to its president totaling $320,634 and an unsecured demand note receivable from its president in the amount of $15,380, which bears interest at 9.25%. These amounts are included in the amounts due from related parties and employees in the accompanying balance sheet and were repaid subsequent to March 31, 1998. Also see note 6.

8. INCOME TAXES

  The components of the income tax provision for the nine months ended March 31, 1998 are as follows:

      Current Expense:
        Federal...................................................... $ 360,914
        State........................................................    95,536
                                                                      ---------
                                                                        456,450
                                                                      ---------
      Deferred Benefit:
        Federal......................................................  (148,733)
        State........................................................   (39,371)
                                                                      ---------
                                                                       (188,104)
                                                                      ---------
                                                                      $ 268,346
                                                                      =========

  Total income tax expense differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision as a result of the following:

                                                                   NINE MONTHS
                                                                      ENDED
                                                                  MARCH 31, 1998
                                                                  --------------
      Tax provision at statutory rate............................    $210,345
      Increase resulting from:
        State income taxes.......................................      37,069
        Other....................................................      20,932
                                                                     --------
                                                                     $268,346
                                                                     ========

  The components of the deferred income tax assets and liabilities are as follows:

                                                                       MARCH 31,
                                                                         1998
                                                                       ---------
      Deferred income tax assets:
        Allowance for doubtful accounts............................... $ 24,196
        Vacation accrual..............................................   21,825
        Legal reserve.................................................   10,750
        Other.........................................................   22,067
                                                                       --------
          Total deferred income tax asset.............................   78,838
      Deferred income tax liabilities:
        Net retention receivable......................................  415,027
        Depreciation..................................................   68,919
                                                                       --------
          Total deferred income tax liability.........................  483,946
                                                                       --------
          Net deferred income tax liability........................... $405,108
                                                                       ========

                          HPS PLUMBING SERVICES, INC.

  These deferred income tax assets and liabilities are included in the accompanying balance sheet under the following captions:

      Deferred tax liability--current................................. $396,321
      Deferred tax liability--long-term...............................    8,787
                                                                       --------
                                                                       $405,108
                                                                       ========

  Management believes that it is more likely than not that the Company will realize the benefits of the deferred income tax assets recorded at March 31, 1998.

9. EMPLOYEE BENEFIT PLANS

  The Company has a defined contribution retirement plan covering employees who meet eligibility requirements set forth in the plan. Contributions to the plan are based on specific project rates, contributed for the benefit of individual employees for work performed on public works projects. Employees are vested 100% in the Company's contributions. Contributions to the plan for the nine months ended March 31, 1998 were $286,959.

10. SALES TO SIGNIFICANT CUSTOMERS

  During the nine months ended March 31, 1998, sales to three customers accounted for 15%, 13% and 12%, respectively, of the Company's revenues.

11. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

12. FINANCIAL INSTRUMENTS

  The Company's financial instruments include cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value. Additionally, amounts due from related parties and employees represent financial instruments, the fair value of which it is impracticable to estimate.

13. SUBSEQUENT EVENT

  Effective April 1, 1998 Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Ray & Claude Goodwin,Inc.

  We have audited the accompanying balance sheet of Ray & Claude Goodwin,Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ray & Claude Goodwin,Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
August 14, 1998

                          RAY AND CLAUDE GOODWIN, INC.

                                 BALANCE SHEET

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
                              ASSETS
                              ------
CURRENT ASSETS:
  Cash and cash equivalents.......................................  $1,367,241
  Accounts receivable-trade.......................................   2,782,678
  Accounts receivable, Other......................................      28,436
  Inventories.....................................................      81,793
  Costs and estimated earnings in excess of billings on uncom-
   pleted contracts...............................................   1,356,823
  Deferred tax assets.............................................      98,280
  Prepaid expenses and other current assets.......................      22,315
                                                                    ----------
    Total current assets..........................................   5,737,566
PROPERTY AND EQUIPMENT, net.......................................   1,008,849
OTHER LONG-TERM ASSETS............................................     170,333
                                                                    ----------
    Total assets..................................................  $6,916,748
                                                                    ==========
               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------
CURRENT LIABILITIES:
  Accounts payable................................................  $  748,993
  Accrued expenses................................................     615,124
  Current maturities of long term debt............................     123,213
  Billings in excess of costs and estimated earnings on uncom-
   pleted contracts...............................................     680,341
  Income taxes payable............................................     263,093
                                                                    ----------
    Total current liabilities.....................................   2,430,764
LONG-TERM DEBT, net of current maturities.........................     163,404
DEFERRED TAX LIABILITY............................................      68,413
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock--$10 par value; 1,000 shares authorized, 500 issued
   and outstanding................................................       5,000
  Additional Paid In Capital......................................      23,266
  Retained earnings...............................................   4,225,901
                                                                    ----------
    Total stockholders' equity....................................   4,254,167
                                                                    ----------
    Total liabilities and stockholders' equity....................  $6,916,748
                                                                    ==========

                See accompanying notes to financial statements.

                          RAY AND CLAUDE GOODWIN, INC.

                            STATEMENT OF OPERATIONS

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
REVENUES.......................................................... $15,402,775
COST OF SERVICES..................................................  10,585,169
                                                                   -----------
    Gross profit..................................................   4,817,606
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES......................   3,976,371
                                                                   -----------
    Income from operations........................................     841,235
OTHER INCOME (EXPENSE):
  Interest income.................................................      68,411
  Interest expense................................................     (30,411)
  Other, net......................................................      25,257
                                                                   -----------
    Income before income tax provision............................     904,492
INCOME TAX EXPENSE................................................     352,467
                                                                   -----------
NET INCOME........................................................ $   552,025
                                                                   ===========


                See accompanying notes to financial statements.

                          RAY AND CLAUDE GOODWIN, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID IN    RETAINED  STOCKHOLDERS'
                                      STOCK   CAPITAL    EARNINGS     EQUITY
                                      ------ ---------- ---------- -------------
Balance, December 31, 1996 .......... $5,000  $23,266   $3,673,876  $3,702,142
  Net income.........................     --       --      552,025     552,025
                                      ------  -------   ----------  ----------
Balance, December 31, 1997........... $5,000  $23,266   $4,225,901  $4,254,167
                                      ======  =======   ==========  ==========



                See accompanying notes to financial statements.

                          RAY AND CLAUDE GOODWIN, INC.

                            STATEMENT OF CASH FLOWS

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................  $  552,025
  Adjustments to reconcile net income to net cash provided by op-
   erating activities:
    Depreciation..................................................     272,127
    Loss on sale of machinery and equipment.......................     (27,321)
    Deferred tax expense (benefit)................................     (48,479)
    Increase in cash surrender value of life insurance policy.....     (41,804)
    Change in operating assets and liabilities:
     (Increase) decrease in--
      Accounts receivable--Trade..................................    (568,270)
      Accounts receivable--Other..................................       1,800
      Inventories.................................................       8,587
      Costs and estimated earnings in excess of billings on
       uncompleted contracts......................................    (668,513)
      Prepaid expenses and other current assets...................       3,867
     Increase in--
      Accounts payable............................................     537,109
      Accrued expenses............................................     156,375
      Income Taxes Payable........................................     115,151
      Other.......................................................      29,273
                                                                    ----------
        Net cash provided by operating activities.................     321,927
                                                                    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of machinery and equipment............................    (393,581)
  Proceeds from sale of equipment.................................      39,921
                                                                    ----------
        Net cash used in investing activities.....................    (353,660)
                                                                    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net Borrowings..................................................      32,525
                                                                    ----------
        Net cash provided by financing activities.................      32,525
                                                                    ----------
NET CHANGE IN CASH AND CASH EQUIVALENTS...........................         792
CASH AND CASH EQUIVALENTS, beginning of year......................   1,366,449
                                                                    ----------
CASH AND CASH EQUIVALENTS, end of year............................  $1,367,241
                                                                    ==========

                See accompanying notes to financial statements.

                         RAY AND CLAUDE GOODWIN, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. BUSINESS AND ORGANIZATION

  Ray and Claude Goodwin, Inc., doing business as Ray's Plumbing Contractors, Inc., (the "Company") provides plumbing and piping services in the Jacksonville, Florida area, primarily for governmental entities and general contractors. This work is performed under fixed price contracts subject to modification based on approved change orders and time and material contracts. The Company grants credit on terms it establishes for individual customers in these areas.

2. SUMMARY OF SIGNIFICANT POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed price contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract, including work for approved change orders. Revenue from time and material contracts is accrued at the end of each month based on chargeable costs incurred through month end. Time and material contracts are billed for the number of man hours and costs incurred.

  Contract costs include all direct material, subcontract and labor costs and a provision for indirect costs such as indirect labor and equipment costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and cash equivalents

  The Company considers investments in money market accounts and certificates of deposits purchased with an original maturity of three months or less to be cash equivalents. Cash payments for interest and taxes were $30,411 and $283,216, respectively, for the year ended December 31, 1997.

 Accounts Receivable

  Accounts receivable consists of the following at December 31, 1997:

      Accounts receivable--billed................................... $2,175,051
      Retainage receivable..........................................    607,627
                                                                     ----------
                                                                     $2,782,678
                                                                     ==========

  The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

                         RAY AND CLAUDE GOODWIN, INC.

 Inventories

  Inventories consist of parts and supplies for general use and items for specific jobs. Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Expenditures for major renewals and improvements, which extend the useful lives of existing equipment, are capitalized and depreciated. The estimated useful lives of assets are as follows:

                                                                           YEARS
                                                                           -----
      Service vehicles and shop and field equipment.......................  5-7
      Office equipment....................................................  5-7
      Leasehold improvements..............................................   10
      Other...............................................................   19

  Expenditures for repairs and maintenance are charged to expense when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts.

  The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company generally has funds deposited in excess of $100,000.

  Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts result primarily from contracts with customers principally in the Company's service area in Jacksonville, Florida. Credit is extended to customers after an evaluation for credit worthiness; however, the Company does not require collateral or other security from customers.

  The Company's three largest customers accounted for 14%, 8% and 5%, respectively, of total revenues for the year ended December 31, 1997.

                         RAY AND CLAUDE GOODWIN, INC.

3. EMPLOYEE BENEFIT PLANS

  The Company has a qualified noncontributory defined contribution plan covering employees who have had one year of continuous service and meet certain other eligibility requirements set forth in the plan. Contributions to the plan are at the discretion of management. There were no contributions to the plan for the year ended December 31, 1997.

4. LEASES

  The Company leases its building space on a verbal, month-to-month lease from the shareholders at $4,700 per month. Management intends and has the ability to continue to renew its lease with related parties. The Company pays all property taxes, insurance and maintenance. Rent expense for the lease of building space during the year ended December 31, 1997 was $42,000.

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of December 31, 1997 is as follows:

      Costs incurred................................................ $8,080,025
      Estimated earnings recognized.................................    643,352
                                                                     ----------
                                                                      8,723,377
      Less billings on contracts....................................  8,046,895
                                                                     ----------
                                                                     $  676,482
                                                                     ==========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheet under the following captions:

      Costs and estimated earnings in excess of billings............  1,356,823
      Billings in excess of costs and estimated earnings............   (680,341)
                                                                     ----------
                                                                     $  676,482
                                                                     ==========

6. PROPERTY AND EQUIPMENT

  The principal categories of property and equipment as of December 31, 1997 are as follows:

      Land.......................................................... $   52,913
      Vehicles and shop and field equipment.........................  1,881,345
      Office equipment..............................................     79,439
      Leasehold Improvements........................................    293,904
      Other.........................................................    158,448
                                                                     ----------
                                                                      2,466,049
      Less: Accumulated depreciation................................  1,457,200
                                                                     ----------
        Total Property and Equipment, net........................... $1,008,849
                                                                     ==========

7. CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                         RAY AND CLAUDE GOODWIN, INC.

8. LONG-TERM DEBT

  Long-term debt as of December 31, 1997 includes 23 notes payable to a local bank of 36 months in duration with maturities ranging from February 1998 through December 2000 and with interest rates ranging from 6.5% to 10.44% (weighted average of 9.3%). These notes are secured by specific vehicles and heavy equipment. The balance of these notes at December 31, 1997 is $257,318 including current maturities of $115,707. The remaining debt consists of a note payable to a local bank secured by real property of the Company the balance payable of which is $29,299 at December 31, 1997 including current maturities of $7,506. The interest rate on this note is 9.0% at December 31, 1997.

  Aggregate maturities of long-term debt as of December 31, 1997 are due in future years as follows:

      YEARS ENDING DECEMBER 31,
      -------------------------
        1998........................................................... $123,213
        1999...........................................................  112,631
        2000...........................................................   43,892
        2001...........................................................    6,881
                                                                        --------
                                                                        $286,617
                                                                        ========

9. INCOME TAXES

  The components of the income tax provision for the year ended December 31, 1997 are as follows:

      Current Expenses:
        Federal....................................................... $344,416
        State.........................................................   56,530
                                                                       --------
                                                                        400,946
                                                                       --------
      Deferred Expense (Benefit):
        Federal.......................................................  (42,264)
        State.........................................................   (6,215)
                                                                       --------
                                                                        (48,479)
                                                                       --------
                                                                       $352,467
                                                                       ========

  The income tax expense differs from the amount computed by applying the U.
S. federal statutory income tax rate of 34% to income before income taxes as a result of the following:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1997
                                                               -----------------
      Tax Provision at statutory rate.........................     $307,527
      Increase resulting from:
        State income taxes, net of federal benefit............       33,207
        Nondeductible expenses................................       11,733
                                                                   --------
                                                                   $352,467
                                                                   ========

                         RAY AND CLAUDE GOODWIN, INC.

  The components of the deferred income tax assets and liabilities are as follows:

                                                               DECEMBER 31, 1997
                                                               -----------------
Deferred income tax assets:
  Vacation accrual............................................      $11,700
  Warranty reserve............................................       28,080
  Accrued Bonus...............................................       58,500
                                                                   --------
    Total deferred income tax asset...........................     $ 98,280
                                                                   ========
Deferred income tax liabilities:
  Other.......................................................     $ (8,764)
  Depreciation................................................      (59,649)
                                                                   --------
    Total deferred income tax liability.......................     $(68,413)
                                                                   ========

  These deferred tax assets and liabilities are included in the accompanying balance sheet under the following captions:

Deferred tax asset--current................................................. $ 98,280
Deferred tax liability--noncurrent..........................................  (68,413)
                                                                             --------
                                                                             $ 29,867
                                                                             ========

  Management believes that it is more likely than not that the Company will realize the benefits of the deferred income tax assets recorded at December 31, 1997.

10. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximate their fair value.

11. SUBSEQUENT EVENT

  Effective March 13, 1998, Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Reliable Mechanical, Inc.:

  We have audited the accompanying balance sheet of Reliable Mechanical, Inc. as of December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reliable Mechanical, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
August 21, 1998

                           RELIABLE MECHANICAL, INC.

                                 BALANCE SHEETS

                                                      DECEMBER 31,   JUNE 30,
                                                          1997         1998
                                                      ------------  -----------
                       ASSETS                                       (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.......................... $ 2,204,174   $   792,694
  Short-term Investments.............................     988,805       695,890
  Accounts receivable--trade.........................   6,786,939     6,231,711
  Accounts receivable, other.........................      13,164            --
  Due from related parties...........................     336,912       603,508
  Costs and estimated earnings in excess of billings
   on uncompleted contracts..........................     502,847     5,214,092
  Prepaid expenses...................................          --        21,132
                                                      -----------   -----------
    Total current assets.............................  10,832,841    13,559,027
PROPERTY AND EQUIPMENT, NET..........................     430,955       369,026
NOTES RECEIVABLE--EMPLOYEES..........................     143,778       168,430
MARKETABLE SECURITIES................................     635,728       617,191
OTHER LONG-TERM ASSETS...............................      24,158        18,577
                                                      -----------   -----------
    Total assets..................................... $12,067,460   $14,732,251
                                                      ===========   ===========
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
CURRENT LIABILITIES:
  Accounts payable................................... $ 2,858,341   $ 6,520,821
  Accrued expenses...................................     786,294       599,052
  Billings in excess of costs and estimated earnings
   on uncompleted contracts..........................   3,278,744     1,626,390
                                                      -----------   -----------
    Total current liabilities........................   6,923,379     8,746,263
DEFERRED COMPENSATION LIABILITY......................     385,383       295,882
COMMON STOCK, SUBJECT TO PUT.........................   1,047,122     1,252,072
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--no par value; 1,000 shares autho-
   rized, 841.56 issued and outstanding..............     310,439       310,439
  Retained earnings..................................   4,235,352     5,235,297
  Net unrealized gain on marketable securities.......     212,907       144,370
  Common stock, subject to put.......................  (1,047,122)   (1,252,072)
                                                      -----------   -----------
    Total shareholders' equity.......................   3,711,576     4,438,034
                                                      -----------   -----------
    Total liabilities and shareholders' equity....... $12,067,460   $14,732,251
                                                      ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                           RELIABLE MECHANICAL, INC.

                            STATEMENTS OF OPERATIONS

                                                           SIX MONTHS ENDED
                                            YEAR ENDED         JUNE 30,
                                           DECEMBER 31, -----------------------
                                               1997        1997        1998
                                           ------------ ----------- -----------
                                                              (UNAUDITED)
REVENUES.................................. $37,282,292  $18,874,521 $16,218,582
COST OF SERVICES..........................  33,850,553   16,198,374  14,174,126
                                           -----------  ----------- -----------
    Gross profit..........................   3,431,739    2,676,147   2,044,456
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................   2,071,457    1,436,831     552,353
                                           -----------  ----------- -----------
    Income from operations................   1,360,282    1,239,316   1,492,103
OTHER INCOME (EXPENSE):
  Interest income.........................     204,045       82,909      76,124
  Other, net..............................      10,624        2,914       9,488
                                           -----------  ----------- -----------
    Income before income tax provision....   1,574,951    1,325,139   1,577,715
INCOME TAX PROVISION......................      48,060       36,980      12,840
                                           -----------  ----------- -----------
NET INCOME................................ $ 1,526,891  $ 1,288,159 $ 1,564,875
                                           ===========  =========== ===========


   The accompanying notes are an integral part of these financial statements.

                           RELIABLE MECHANICAL, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                 NET
                                              UNREALIZED
                                               GAIN ON       COMMON         TOTAL
                          COMMON   RETAINED   MARKETABLE STOCK, SUBJECT SHAREHOLDERS'
                          STOCK    EARNINGS   SECURITIES     TO PUT        EQUITY
                         -------- ----------  ---------- -------------- -------------
BALANCE, December 31,
 1996                    $227,496 $5,265,239   $ 68,853   $(1,165,284)   $ 4,396,304
  Net income............       --  1,526,891         --            --      1,526,891
  Issuance of 11.20
   shares of common
   stock................   82,943         --         --       (82,943)            --
  Net unrealized gain on
   marketable
   securities...........       --         --    144,054            --        144,054
  Change in value of
   common stock subject
   to put...............                                      201,105        201,105
  Distributions to
   shareholders.........       -- (2,556,778)        --            --     (2,556,778)
                         -------- ----------   --------   -----------    -----------
BALANCE, December 31,
 1997...................  310,439  4,235,352    212,907    (1,047,122)     3,711,576
                         -------- ----------   --------   -----------    -----------
  Net income
   (unaudited)..........       --  1,564,875         --            --      1,564,875
  Net unrealized loss on
   marketable securities
   (unaudited)..........       --         --    (68,537)           --        (68,537)
  Change in value of
   common stock subject
   to put (unaudited)...       --         --         --      (204,950)      (204,950)
  Distributions to
   shareholders
   (unaudited)..........       --   (564,930)        --            --       (564,930)
                         -------- ----------   --------   -----------    -----------
BALANCE, June 30, 1998
 (unaudited)............ $310,439 $5,235,297   $144,370   $(1,252,072)   $ 4,438,034
                         ======== ==========   ========   ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                           RELIABLE MECHANICAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                           SIX MONTHS ENDED
                                           YEAR ENDED          JUNE 30,
                                          DECEMBER 31,  ------------------------
                                              1997         1997         1998
                                          ------------  -----------  -----------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $ 1,526,891   $ 1,288,159  $ 1,564,875
  Adjustments to reconcile net income to
   net cash provided by (used in)
   operating activities:
    Depreciation........................      134,013        67,007       61,929
    Gain on sale of property and
     equipment..........................      (11,273)           --      (10,144)
    Change in operating assets and
     liabilities:
      (Increase) decrease in--
        Accounts receivable--trade......     (690,218)    4,384,950      555,228
        Accounts receivable--other......      (13,164)           --       13,164
        Costs and estimated earnings in
         excess of billings on
         uncompleted contracts..........    2,736,339    (3,524,546)  (6,363,599)
        Prepaid expenses................           --       (27,500)     (21,132)
        Other assets....................        2,114      (284,905)       5,581
      Increase (decrease) in--
        Accounts payable................   (2,955,859)   (3,069,555)   3,662,480
        Accrued expenses................      442,861       211,610     (276,743)
                                          -----------   -----------  -----------
          Net cash provided by (used in)
             operating activities.......    1,171,704      (954,780)    (808,361)
                                          -----------   -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  (Purchases of) proceeds from short-
   term investments, net................     (166,836)     (151,057)     292,915
  Purchases of marketable securities....      (75,000)           --      (50,000)
  (Increase) decrease in due from
   related parties......................      (16,657)      176,477     (266,596)
  Decrease (increase) in notes
   receivable--employees................       86,395      (398,239)     (24,652)
  Purchases of property and equipment...     (266,199)     (129,127)          --
  Proceeds from sale of property and
   equipment............................       21,600            --       10,144
                                          -----------   -----------  -----------
          Net cash used in investing
             activities.................     (416,697)     (501,946)     (38,189)
                                          -----------   -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders.........   (2,556,778)   (1,360,405)    (564,930)
  Proceeds from issuance of common
   stock................................       82,943            --           --
                                          -----------   -----------  -----------
          Net cash used in financing
             activities.................   (2,473,835)   (1,360,405)    (564,930)
                                          -----------   -----------  -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS.   (1,718,828)   (2,817,131)  (1,411,480)
CASH AND CASH EQUIVALENTS, beginning of
 period.................................    3,923,002     3,923,002    2,204,174
                                          -----------   -----------  -----------
CASH AND CASH EQUIVALENTS, end of
 period.................................  $ 2,204,174   $ 1,105,871  $   792,694
                                          ===========   ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                           RELIABLE MECHANICAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

 (All information with respect to the interim periods ended June 30, 1997 and
                              1998 is unaudited)

1. BUSINESS AND ORGANIZATION

  Reliable Mechanical, Inc. (the "Company") is a construction contractor involved in the construction and renovation of mechanical systems on projects throughout the central and eastern United States and in Puerto Rico. The Company performs certain construction contracts as a prime contractor and also acts as a subcontractor on other projects. The work is typically performed under fixed-price and cost-plus contracts, or time-and-material purchase requisitions. The length of the Company's contracts vary, but is typically one to one and a half years in duration.

2. SUMMARY OF SIGNIFICANT POLICIES

 Interim Financial Information

  Interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed price contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract, including work for approved change orders. Revenue from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method. Revenue from time and material contracts is accrued at the end of each month based on chargeable costs incurred through month end. Time and material contracts are billed for the number of man hours and costs incurred.

  Contract costs include all direct material, subcontract and labor costs and a provision for indirect costs such as indirect labor and equipment costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and cash equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months of less to be cash equivalents. Cash payments for taxes were $108,558 for the year ended December 31, 1997 and $36,980 and $12,840 for the six months ended June 30, 1997 and 1998, respectively.

                           RELIABLE MECHANICAL, INC.

 Accounts Receivable

  Accounts receivable--trade consists of the following at December 31, 1997:

      Accounts receivable--billed.................................... $6,266,885
      Retainage receivable...........................................    520,054
                                                                      ----------
                                                                      $6,786,939
                                                                      ==========

  The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

 Notes Receivable

  The notes receivable, including amounts due from related parties, consist of loans to certain employees and stockholders. Management considers the balances due from stockholders as current due to the ability of the stockholders to repay the loans on demand. Interest is accrued on an annual basis at 7%. Non-stockholder notes receivable are payable in monthly installments and accrue interest at rates ranging from 7% to 9%.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight line method over the useful lives of the assets. Expenditures for major renewals and improvements, which extend the useful lives of existing equipment, are capitalized and depreciated. The estimated useful lives of assets are 5 years for all classes of assets.

  Expenditures for repairs and maintenance are charged to expense when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Short-term Investments and Marketable Securities

  Short-term investments are carried at cost, which approximates fair value. The Company accounts for marketable securities in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. All of the Company's marketable securities (all of which are equity securities and investments in mutual funds) have been classified as available for sale with unrealized gains or losses recorded as a separate component of shareholders' equity. As of December 31, 1997 the cost of the marketable securities was $422,821 and unrealized gains were $212,907, with no unrealized losses.

 Income Taxes

  The shareholders of the Company elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company has made distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

  Due to its operations in Puerto Rico, the Company is required to pay corporate income taxes in Puerto Rico. These amounts are recorded as income tax expense. The total tax expense for the year ended December 31, 1997 was $48,060. As of December 31, 1997, deferred income taxes are insignificant.

 New Accounting Pronouncement

  In June 1997, SFAS No. 130, Reporting Comprehensive Income was issued. This statement establishes standards for reporting and displaying comprehensive income and its components in a financial statement that is

                           RELIABLE MECHANICAL, INC.

displayed with the same prominence as other financial statements. Reclassification of the financial statements for earlier periods, provided for comparative purposes, is required. The statement also requires the accumulated balance of other comprehensive income to be displayed separately in the equity section of the balance sheet. This statement is effective for fiscal years beginning after December 15, 1997. Total comprehensive income for the six months ended June 30, 1997 and 1998 was $1,379,095 and $1,496,338, respectively.

3. EMPLOYEE BENEFIT PLANS

  The Company has a profit-sharing and a 401(k) plan covering all employees meeting certain age and service requirements. The contribution to the plans, which is determined at the discretion of management and is charged to expense and funded on a current basis, was $99,086 for the year ended December 31, 1997.

  The Company has a deferred compensation arrangement covering certain key employees. The contribution to the plan, which is determined at the discretion of management and is charged to expense was $73,750 for the year ended December 31, 1997. These amounts are included on the balance sheets as deferred compensation. At the end of a specified period of service (10 years), if still employed by the Company, the employee is entitled to the vested amount. Vesting under the plan occurs beginning in the tenth year of employment at which time the employee is vested in contributions of the first year of service. In each successive year, the employee vests in the contributions of the next succeeding year.

4. LEASES

  The Company leases its offices and sheet metal shop from certain shareholders under an operating lease that expires December 31, 1998. The lease requires monthly rent of $4,000 and rent expense of $48,000 was recorded for the year ended December 31, 1997.

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of December 31, 1997 is as follows:

      Costs incurred............................................. $119,795,513
      Estimated earnings recognized..............................    9,324,859
                                                                  ------------
                                                                   129,120,372
      Less billings on contracts.................................  131,896,269
                                                                  ------------
                                                                  $ (2,775,897)
                                                                  ============

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

      Costs and estimated earnings in excess of billings......... $    502,847
      Billings in excess of costs and estimated earnings.........   (3,278,744)
                                                                  ------------
                                                                  $ (2,775,897)
                                                                  ============

                           RELIABLE MECHANICAL, INC.

6. PROPERTY AND EQUIPMENT

  The principal categories of property and equipment as of December 31, 1997 are as follows:

      Vehicles....................................................... $ 887,882
      Office equipment...............................................   258,726
      Machinery and equipment........................................    17,702
                                                                      ---------
                                                                      1,164,310
      Less accumulated depreciation..................................   733,355
                                                                      ---------
                                                                      $ 430,955
                                                                      =========

7. CONTINGENCIES

  In the normal course of business the Company experiences various claims and lawsuits from third parties. During 1997, the Company was a named defendant in a claim from a subcontractor alleging non-performance under a contract. Management believes that adequate provision has been made in the accompanying financial statements to cover any potential exposure related to this lawsuit.

8. BANK LINE OF CREDIT

  The Company has a revolving line of credit with a bank in the amount of $2,000,000 with no amount outstanding at December 31, 1997. The credit agreement provides for revolving credit through September 1, 1998 and is secured by all business assets. Interest is computed at the bank's prime rate (8.5% at December 31, 1997).

9. STOCK PURCHASE AGREEMENT

  The Company is obligated to purchase up to 185.18 shares of common stock of the Company from certain shareholders upon written request by the shareholders. The purchase price is to be based on the book value of the Company, which was $5,655 per share at December 31, 1997. These shares of the Company's common stock are classified outside of shareholders' equity because of this put feature. Such shares are valued based on the book value of the shares at the balance sheet date. Changes in book value are recorded directly to shareholders' equity.

10. CONCENTRATIONS OF RISK

  During the year ended December 31, 1997, 17% of the Company's revenues were derived from work performed in Puerto Rico. In addition, the Company's largest customer, the U. S. government, accounted for 84% of total revenues for the year ended December 31, 1997 and 92% of the balance of accounts receivable-trade at December 31, 1997.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, short-term investments, notes receivable (including due from related parties) and marketable securities (carried at fair value). The Company believes the carrying value of these instruments on the accompanying balance sheet at December 31, 1997 approximates their fair value.

12. SUBSEQUENT EVENT

  Effective August 14, 1998, Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

  (c) Exhibits

  The following exhibits are filed with this report:

 23.1 Consent of KPMG Peat Marwick LLP
 23.2 Consent of Moss Adams LLP
 23.3 Consent of Deloitte & Touche LLP

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GROUP MAINTENANCE AMERICA CORP.

                                          By: /s/ Randolph W. Bryant
                                             ----------------------------------
                                                   Randolph W. Bryant
                                                  Senior Vice President
                                                   and General Counsel

Date: December 22, 1998

                               INDEX OF EXHIBITS

 23.1 Consent of KPMG Peat Marwick LLP
 23.2 Consent of Moss Adams LLP
 23.3 Consent of Deloitte & Touche LLP